AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION; DATED AUGUST 4, 2026

Naoris Quantum Protocol Inc.

Naoris Quantum Protocol Inc.

848 Brickell Ave, PH 1,

Miami, FL 33131

Tel: 1-833-333-7329

www.naorisquantumprotocol.com

UP TO 6,000,000 SHARES OF CLASS A COMMON STOCK

AGENT WARRANTS FOR THE PURCHASE OF UP TO 120,000 SHARES OF CLASS A COMMON STOCK

UP TO 120,000 SHARES OF CLASS A COMMON STOCK UNDERLYING AGENT WARRANTS

PRICE: $4.00 PER SHARE

The minimum number of shares that an investor may purchase and the minimum investment that an investor may make in this offering is 200 shares of Class A Common Stock, or $800, unless waived by the Company in its sole discretion

	Price to Public	Commissions (1)	Proceeds to issuer (2)	Proceeds to other persons (3)
Per share	$4.00	$0.28	$3.72	$-
Total Minimum of Public Offering (based on Minimum Listing Standards)	$15,000,000	$1,050,000	$13,950,000	$1,072,300
Total Maximum of Public Offering	$24,000,000	$1,680,000	$22,320,000	$1,072,300

(1)	We have engaged R.F. Lafferty & Co., Inc. (“R.F. Lafferty”) to act as lead selling agent (the “Lead Selling Agent”) to offer our Class A Common Stock (the “Shares”) to prospective investors in this offering (the “Offering”) on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be received by us in this Offering. In addition, the Lead Selling Agent may engage one or more sub-agents or selected dealers to assist in its marketing efforts (R.F. Lafferty, together with such sub-agents and/or dealers collectively, the “Selling Agents”). R.F. Lafferty is not purchasing the Shares offered by us and is not required to sell any specific number or dollar amount of Shares in this Offering before a closing occurs. We will pay a cash commission of 3.0% to R.F. Lafferty on Company-introduced proceeds, 4.5% on other proceeds raised on the Equifund Technologies LLC platform, and 7.0% on any proceeds from investors introduced by R.F. Lafferty, and issue warrants to R.F. Lafferty to purchase a number of Shares equal to 2.0% of the total number of Shares sold in this Offering, exercisable for five years at an exercise price equal to 110% of the public offering price, subject to adjustments (the “Agent Warrants”). All commission numbers in this table assume all proceeds introduced by R.F. Lafferty. See “Plan of Distribution” for details of compensation payable to the Lead Selling Agent in connection with the Offering.

(2)	Does not account for the expenses of the Offering. See “Use of Proceeds” for estimated Offering expenses payable by the Company in connection with this offering.

(3)	We estimate that, in addition to the selling commission payable to the Lead Selling Agent, total expenses of the Offering will be approximately $1,072,300, assuming this Offering is fully subscribed. Includes (i) the $55,000 onboarding fee paid by the Company to the platform provider, (ii) estimated investor fees of $240,000, at $50 per investor payable by the Company to the platform provider (assuming 4,800 investors in this Offering), (iii) payment processing fees payable by the Company to the platform provider of approximately $390,000, (iv) escrow account and related fees of approximately $7,300 (including $500 per month for escrow account maintenance), and (v) estimated expenses of the Offering (including underwriter legal fees, EDGARization, filing, printing, legal, accounting and other miscellaneous expenses) of approximately $380,000. See “Plan of Distribution” for further details.

Naoris Quantum Protocol Inc., a corporation formed under the laws of the State of Nevada (the “Company,” “we,” or “our”), is offering up to 6,000,000 Shares of Class A Common Stock at a per Share price of $4.00, for a maximum offering amount of $24,000,000, which we refer to as the Maximum Offering, on a “best efforts” basis. Although the Company may raise up to the Maximum Offering amount of $24,000,000, it may, in its sole discretion, decide to terminate the Offering earlier, including after the Company reaches its internal target amount raised of $20,000,000. We are selling our Shares through a Tier 2 offering pursuant to Regulation A (Regulation A+) under the Securities Act of 1933, as amended (the “Securities Act”), and we intend to sell the Shares through the Selling Agents.

The minimum amount we must raise in this Offering in order to conduct a closing is $15,000,000 (the “Minimum Offering Amount”). We will not conduct a closing of this Offering unless we have received and accepted subscriptions for at least the Minimum Offering Amount and the Shares have been approved for listing on NYSE American. If we do not raise the Minimum Offering Amount and satisfy the Minimum Listing Standards by the Termination Date (as defined below), all funds tendered by investors in connection with their subscriptions will be promptly returned to such investors, without interest or deduction, in accordance with Rules 10b-9 and 15c2-4 under the Exchange Act.

We have applied to have the Shares listed on NYSE American LLC (“NYSE American”) under the symbol “[*].” To qualify for such listing on the NYSE American, this Offering must meet the following minimum quantitative standards of NYSE American: (i) completion of the Offering at a minimum bid price per Share of at least $4.00; (ii) at least 400 round lot shareholders; (iii) publicly held shares of at least 1,000,000 Shares; (iv) a market value of publicly held Shares of at least $15,000,000; and (v) stockholders’ equity of at least $4,000,000 (the “Minimum Quantitative Standards”). The fact that an applicant company for listing may meet the Minimum Quantitative Standards does not necessarily mean that its application will be approved. NYSE American retains broad discretion to consider other factors including, but not limited to, the applicant’s historical record and pattern of growth, its financial integrity (including the applicant’s ability to meet its anticipated financial liquidity requirements for at least 12 months following listing), and its future outlook (the “Minimum Qualitative Standards” and together with the Minimum Quantitative Standards, the “Minimum Listing Standards”). If our application is approved, we intend to request that the listing of the Shares will become effective upon NYSE American’s certification of our Form 8-A, which we plan to file concurrently with qualification of, or a post-qualification amendment to, the offering statement (the “Offering Statement”) of which this offering circular (the “Offering Circular”) forms a part. If the Shares are not approved for listing on NYSE American, we will not complete the Offering contemplated hereby. No assurance can be given that our application to list on NYSE American will be approved or that an active trading market for the Shares will develop. The Shares are not currently listed or quoted on any exchange.

We have two classes of authorized common stock, Class A Common Stock, $0.0001 par value per share, and Class B Common Stock, $0.0001 par value per share (together, the “Common Stock”). The rights of the holders of Class A Common Stock and Class B Common Stock are identical, except with respect to voting. Each share of Class A Common Stock is entitled to one vote per share on all matters on which stockholders generally are entitled to vote, while each share of Class B Common Stock is entitled to twenty votes per share on such matters.

We will issue to the Lead Selling Agent the Agent Warrants to purchase such number of Shares equal to 2.0% of the total number of Shares sold in this Offering, at a per Share price equal to 110% of the per Share price of the Shares offered hereby (subject to adjustments). The Offering Statement of which this Offering Circular forms a part also registers the issuance of the Shares issuable upon exercise of the Agent Warrants (although the Lead Selling Agent has agreed not to sell the Agent Warrants or any of the shares issuable upon exercise of the Agent Warrants until six (6) months from the date of the closing of the Offering). We do not intend to list the Agent Warrants on a national securities exchange or an over-the-counter quotation system. See “Plan of Distribution” for a description of these arrangements.

The Shares will not be listed on NYSE American upon the qualification by the United States Securities and Exchange Commission (the “SEC” or “Commission”) of the Offering Statement of which this Offering Circular forms a part. As a result, no sale may be made to you in this Offering, if you are a natural person, if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. See “Plan of Distribution—Investment Limitations if We Do Not Obtain a Listing on a National Securities Exchange” beginning on page 79 of this Offering Circular for more information on investor suitability requirements.

This is a continuous offering pursuant to Rule 251(d)(3)(i)(F) of Regulation A. We will commence this offering within two calendar days of the qualification by the SEC of the Offering Statement of which this Offering Circular forms a part and will continue to offer the Class A Common Stock for an indefinite period of time (which may exceed 30 days from the date of qualification) until the offering is terminated. This Offering will terminate at the earliest of: (1) the date at which the Maximum Offering amount has been received by us, (2) one year from the date upon which the SEC qualifies the Offering Statement of which this Offering Circular forms a part, and (3) the date at which the Offering is earlier terminated by us in our sole discretion, including after the Company reaches its internal target amount raised of $20,000,000. This Offering is being conducted on a best-efforts basis. We intend to conduct a single closing in this Offering, and we will determine the closing date at our discretion based on our review of subscriptions received and in consultation with R.F. Lafferty. While we intend to close the Offering as soon as possible following the qualification by the SEC of the Offering Statement of which this Offering Circular forms a part, we will not close the Offering until the Shares are approved for listing on NYSE American. As a result, we will not close this Offering until we can establish that the Offering meets the Minimum Listing Standards. If we do not meet the Minimum Listing Standards by the Termination Date, we will terminate this Offering and all funds tendered by investors in connection with their subscriptions will be promptly returned to such investors in accordance with Rules 10b-9 and 15c2-4 under the Exchange Act. Once we have determined to conduct the closing of the Offering, we will inform investors of the closing date and the listing date via e-mail at least seven calendar days prior to such closing date, in accordance with the terms of the subscription agreements executed by such investors. For more information regarding subscriptions and subscription agreements, see the section titled “Plan of Distribution - Procedures for Subscribing.” On the closing date, funds tendered by investors in connection with their subscriptions will be made available to us and we will issue such investors their respective Shares.

INVESTING IN THE CLASS A COMMON STOCK OF NAORIS QUANTUM PROTOCOL INC. IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISKS. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 10 TO READ ABOUT THE MORE SIGNIFICANT RISKS YOU SHOULD CONSIDER BEFORE INVESTING IN THE CLASS A COMMON STOCK OF THE COMPANY.

FOR INDIVIDUALS WHO ARE NOT ACCREDITED INVESTORS, IF WE ARE NOT LISTED ON NYSE AMERICAN, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A FOR GENERAL INFORMATION ON INVESTING. WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THE SEC DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The information in this OFFERING CIRCULAR is accurate only as of the date on its respective cover, regardless of the time of delivery of this OFFERING CIRCULAR or the time of any sale of our securities.

Sales of these securities will commence within two calendar days of the qualification by the SEC of the Offering Statement of which this Offering Circular forms a part.

This Offering Circular follows the disclosure format of Part I of SEC Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Implications of Being an Emerging Growth Company.”

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ABOUT THIS OFFERING CIRCULAR

As used in this Offering Circular, unless the context otherwise requires or otherwise states, references to “Naoris Quantum Protocol Inc.,” the “Company,” “we,” “us,” “our,” and similar references refer to Naoris Quantum Protocol Inc., a corporation formed under the laws of the State of Nevada.

Our functional currency and reporting currency is the U.S. dollar (“US$”). Unless noted otherwise, all references to dollars herein are to US$.

FINANCIAL REPORTING STANDARDS

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our fiscal year ends on March 31 of each year as does our reporting year. Our most recent fiscal year ended on March 31, 2026.

We have made rounding adjustments to some of the figures included in this Offering Circular. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Shares. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical financial statements and the notes thereto, each included elsewhere in this Offering Circular. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our,” the “Company,” or “our Company,” refer to Naoris Quantum Protocol Inc., a Nevada corporation.

Our Company

Naoris Quantum Protocol Inc. (the “Company,” “we,” “us,” “our”) is a post-quantum digital trust infrastructure company that has developed a distributed trust validation platform designed to provide continuous, verifiable digital trust for critical infrastructure and enterprise systems. We conceived the Distributed Cybersecurity Mesh Architecture (dCSMA) in 2018 following discussions with the late Lt. Gen. Kjell Grandhagen, former Chief of the Norwegian Intelligence Service (2010–2016) and Chairman of the NATO Military Intelligence Committee (2015–2016), who identified the centralized cybersecurity model as fundamentally flawed. Our response was to invert the cybersecurity paradigm: rather than defending networks from a central point that adversaries can target, we convert every connected device into a trusted security validator that continuously verifies the integrity of every other device through distributed cryptographic consensus, making networks stronger as they grow. This approach has been independently identified as a pioneering effort in distributed cybersecurity mesh architecture by academic researchers conducting a PRISMA systematic review that screened 337 records in the field (Ramos-Cruz et al., Neurocomputing, Elsevier, 2024). Our core technology, the Naoris Protocol (“Naoris Protocol”), operates as a foundational trust layer that continuously validates systems, identities, devices, and data, and is designed to be quantum secure from inception. The Naoris Protocol, the Trust Mesh, and all related software, protocols, algorithms, designs, and trade secrets (collectively, the “Company IP”) are owned by the Company. The Naoris Protocol operates below security tools, below cloud infrastructure, and above hardware, providing a unified validation layer that enables provable trust and continuous protection across fragmented systems. Our platform addresses a fundamental shift in cybersecurity requirements: modern infrastructure can no longer merely assume trust but must prove it continuously.

Based on our current assessment, the Company has developed an application-layer product ecosystem built on top of the Company IP. The current ecosystem includes PetalVault, a post-quantum evidence layer for Bitcoin ownership and audit workflows; PQVPN by Naoris, a distributed post-quantum virtual private network and secure routing layer; and the Naoris Community Intelligence Layer, an AI-enabled, trust-validated community intelligence and engagement layer intended to support permissioned AI identities, consent-based analytics, cross-platform communications, and monetization workflows using Naoris trust infrastructure. We currently consider these products sufficiently developed for customer or partner deployment discussions, subject to customer-specific configuration, integration, security review, independent security audit completion where applicable, legal and regulatory review, contractual arrangements, and market acceptance. Each product is built on or integrates with Naoris infrastructure as an underlying layer for trust validation, post-quantum cryptographic controls, identity or data attestation, auditability, and distributed resilience.

Our Market Opportunity

We believe we are positioned at the intersection of several large and rapidly growing markets driven by the convergence of quantum computing threats, AI-accelerated cyberattacks, and increasing regulatory mandates for cryptographic modernization. Our platform addresses not only cybersecurity but the broader markets for operational resilience, data integrity, digital trust, compliance automation, device attestation, digital identity, confidential computing, and post-quantum cryptography—markets that are converging into a unified trust infrastructure layer. Gartner named digital provenance a Top 10 Strategic Technology Trend for 2026, and identified preemptive cybersecurity, AI security platforms, and digital trust as defining themes for the coming decade.

Post-Quantum Cryptography Market

Our platform addresses a broad and converging set of markets spanning cybersecurity, operational resilience, data integrity, digital trust, compliance automation, and post-quantum cryptographic infrastructure. The post-quantum cryptography sub-market alone is projected to grow from $0.42 billion in 2025 to $2.84 billion by 2030 at 46.2% CAGR (MarketsandMarkets, October 2025). Gartner named digital provenance a Top 10 Strategic Technology Trend for 2026.

Cybersecurity Market Size and Growth

The cybersecurity market represents a substantial and growing opportunity. Gartner projects worldwide end-user spending on information security will be $193 billion in 2024, rising to $213 billion in 2025, and increasing 12.5% to $240 billion in 2026. IDC likewise reports continued expansion in security budgets, projecting worldwide security spending to increase 12.2% in 2025, reflecting sustained investment amid rising cyber threats. For data protection and recovery solutions, Grand View Research values the global data protection and recovery solutions market at $6.73 billion (2023) and projects growth to $18.78 billion by 2030. For cloud security posture management, MarketsandMarkets projects the market to grow from $4.2 billion (2022) to $8.6 billion by 2027.

Our Products and Services

We deliver the Naoris Protocol, a post-quantum trust layer designed to provide continuous, verifiable digital trust for critical infrastructure systems. Our platform continuously validates systems, identities, devices, and data, and is post-quantum secure by design. Naoris Protocol operates below security tools, below cloud, and above hardware, functioning as a foundational trust layer that strengthens existing systems rather than replacing them. Our platform addresses the fundamental challenge facing modern organizations: traditional security architectures assume trust rather than proving it continuously. Before Naoris Protocol, organizations operated with fragmented systems, assumed trust, and reactive security. With Naoris Protocol, organizations achieve unified validation, provable trust, and continuous protection. Trust is no longer assumed-it is enforced.

In addition to the core Naoris Protocol, we currently consider the following product portfolio built on Naoris infrastructure to be sufficiently developed for customer or partner deployment discussions:

●	PetalVault. A post-quantum ownership evidence and audit layer for Bitcoin holders, custodians, insurers, and compliance teams, designed to operate without modifying Bitcoin’s protocol or requiring holders to move funds.

●	PQVPN by Naoris. A distributed post-quantum virtual private network (“VPN”) and secure routing product designed to augment existing ZTNA, SASE, and VPN systems with post-quantum path integrity, node attestation, and audit evidence for regulated data-in-transit workflows.

●	Naoris Community Intelligence Layer. An AI-enabled, trust-validated community intelligence and engagement product designed to help creators, brands, enterprises, and communities manage permissioned AI identities, consent-based analytics, and cross-platform engagement, with provenance, access control, and auditability functions leveraging Naoris trust infrastructure.

None of PetalVault, PQVPN by Naoris or the Naoris Community Intelligence Layer has generated any revenue, been adopted by any customer, received any product certification or regulatory approval, or completed an independent security audit. References to products being “production-ready” or sufficiently developed for customer or partner deployment discussions mean only that we currently consider the product suitable for commercial deployment discussions, subject to customer-specific configuration, integration, security review or audit, regulatory review, contractual arrangements, and market acceptance.

Key Benefits of Our Platform

Naoris Protocol is designed for sovereign and enterprise environments. Our platform supports multiple deployment models, including on-premise, sovereign cloud, hybrid, and air-gapped environments. We provide the same intended trust validation capabilities across all deployment models. Key benefits of our platform include:

●	Time-Proof Security Architecture: Naoris incorporates a proprietary approach designed to ensure long-term adaptability as encryption standards evolve. Rather than locking the platform into a single cryptographic approach, it enables seamless upgrades to stronger security methods over time without disruptive system overhauls or network forks. This built-in flexibility enhances durability, continuity, and resilience in a rapidly advancing digital landscape.

●	Decentralized architecture eliminates single points of failure. Unlike centralized security systems that create systemic risk when compromised, our distributed trust validation layer ensures that no single point of failure can cascade across entire networks.

●	Post-quantum security by design. Our platform employs NIST-standardized post-quantum cryptography to provide long-term protection against currently anticipated quantum threats. Our architecture is designed to comply with U.S. federal directives including NSM-10, Executive Order 14144, and CNSA 2.0, which mandate a full migration to post-quantum cryptography by 2035 for federal systems.

●	Continuous validation instead of periodic audits. Our platform delivers continuous validation rather than point-in-time assessments, reducing false positives and enabling near real-time detection of abnormal behavior.

●	No rip-and-replace. Our platform strengthens existing systems. It does not replace them. Our platform works across legacy and modern systems, improves resilience and uptime, and simplifies infrastructure over time.

●	Digital sovereignty at scale. Organizations maintain national or organizational control over trust infrastructure, with nodes controlled by the organization or state, full data ownership, cryptographic audit trails, and operation under national governance frameworks. Our platform reduces systemic risk and enables verifiable compliance and accountability.

●	Flexible deployment models. Our platform supports multiple deployment configurations designed for sovereign and enterprise environments, including on-premise, sovereign cloud, hybrid, and air-gapped deployments, all with the same intended trust validation capabilities.

●	Modular product ecosystem. Naoris Protocol is designed to serve as the trust and validation infrastructure for application-layer products, enabling product-specific modules to use post-quantum cryptography, identity and data attestation, auditability, and distributed validation without building separate trust mechanisms for each use case.

Company Information

The Company was incorporated under the laws of the State of Nevada on February 3, 2026. Our principal executive office is located at 848 Brickell Ave, PH 1, Miami, FL 33131 and our telephone number is 1-833-333-7329. Our website is naorisquantumprotocol.com. The information contained on our website is not incorporated into this Offering Circular.

Implications of Being an Emerging Growth Company

As an issuer with less than $1.235 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant if and when we become subject to the ongoing reporting requirements of the Exchange Act upon filing and effectiveness of a Form 8-A. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	may present reduced financial disclosure and may be permitted to provide only two years of audited financial statements in certain SEC filings;

●	will not be required to provide an auditor attestation report on our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act;

●	may provide reduced disclosure regarding our executive compensation arrangements and are not required to hold certain nonbinding advisory votes on executive compensation;

●	may use extended transition periods for complying with new or revised accounting standards applicable to public companies; and

●	may take advantage of certain other exemptions from reporting and disclosure requirements that are otherwise applicable to public companies.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. Note that this Offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.235 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.07 billion in principal amount of non-convertible debt over a three-year period.

In this Offering Circular, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company. Accordingly, the information that we provide in this Offering Circular may be different than the information you may receive from other public companies in which you hold equity interests. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

RISK FACTORS SUMMARY

An investment in our Shares involves a high degree of risk. The SEC requires that we identify risks that are specific to our business and our financial condition. You should carefully consider the following risk factors and the other information in this Offering Circular before investing in our securities. Our business and results of operations could be seriously harmed by any of the following risks. The risks set out below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. If any of the following risks actually occur, our business, reputation, financial condition, results of operations, revenue and future prospects could be materially adversely affected and you could lose all or part of your investment in the securities you are purchasing. In such case, the value of our securities could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Operations

●	We are an early-stage company with a limited operating history, which makes it difficult to evaluate our prospects and increases the risk of your investment.

●	We may not achieve profitability, which could cause the value of your investment to decline.

●	Our success depends on market acceptance of post-quantum security solutions, which is an emerging market that may develop more slowly than we anticipate.

●	We face long and unpredictable sales cycles, particularly with government and enterprise customers, which may cause our operating results to fluctuate significantly.

●	We depend on the continued service of key personnel, including our founder and senior technical leadership, and the loss of any key personnel could adversely affect our business.

●	We depend on third-party technology, cloud providers, and infrastructure partners, and any disruption in these relationships or services could adversely affect our platform and business.

●	Our product expansion strategy includes products that we currently consider sufficiently developed for customer or partner deployment discussions, including PetalVault, PQVPN by Naoris, and the Naoris Community Intelligence Layer; however, these products may not achieve market adoption, may require additional capital, personnel, customer-specific integrations, certifications, security reviews, independent audits, or regulatory approvals, and may divert resources from our core platform.

Risks Related to Our Technology and Products

●	Post-quantum cryptographic standards are still evolving, and changes to these standards could require us to make significant modifications to our platform.

●	Our products are complex, and defects, errors, or vulnerabilities could harm our reputation and adversely affect our business.

●	Our Distributed Proof of Security consensus mechanism and Trust Mesh architecture may face scalability, reliability, and interoperability challenges.

●	Our platform may be the target of cyberattacks, and any security breach could severely damage our reputation and business.

●	PetalVault, PQVPN by Naoris, and the Naoris Community Intelligence Layer are complex product initiatives built on Naoris infrastructure, and failures in security, scalability, usability, data integrity, AI output quality, or integration may adversely affect our business.

●	PetalVault depends on third-party blockchain infrastructure, cryptographic standards, Bitcoin transaction policies, and Bitcoin-related legal and market developments that we do not control.

●	PQVPN by Naoris involves secure routing, node attestation, and data-in-transit services, and may expose us to performance, privacy, availability, lawful access, and cross-jurisdictional routing risks.

●	The Naoris Community Intelligence Layer involves permissioned AI identities, community interaction data, digital identity, creator and brand rights, consent-based analytics, cross-platform communications, and monetization workflows, and may create risks involving privacy, publicity rights, intellectual property, consumer protection, AI governance, data protection, transparency, and platform governance.

Risks Related to Our Market and Competition

●	The market for cybersecurity solutions is intensely competitive, and we compete with well-capitalized incumbents that have significantly greater resources than we do.

●	Larger competitors and technology companies may develop competing post-quantum security solutions that could reduce demand for our platform.

●	The post-quantum cryptography market may develop more slowly than anticipated, and the timing of our market opportunity is uncertain.

●	We may face customer concentration risks, with a limited number of customers accounting for a significant portion of our revenue.

Risks Related to Government Regulation and Compliance

●	We operate in a complex and evolving regulatory landscape, and compliance with multiple regulatory frameworks across jurisdictions is costly and challenging.

●	Changes in post-quantum cryptography mandates across jurisdictions could adversely affect our business.

●	Our products may be subject to export control and sanctions regulations that could restrict our ability to sell internationally.

●	Our platform’s use of blockchain and digital asset-related technology may subject us to evolving and uncertain regulatory requirements.

●	Our application-layer products may be subject to evolving regulation relating to digital assets, AI, privacy, biometrics and voice data, consumer protection, communications services, encryption, export controls, sanctions, and data localization.

Risks Related to Intellectual Property

●	Our ability to protect our proprietary technology, including our Distributed Proof of Security consensus mechanism and Trust Mesh architecture, is critical to our competitive position.

●	Our reliance on NIST-standardized cryptographic algorithms that are publicly available may limit our ability to differentiate our platform from competitors.

●	We may be subject to intellectual property infringement claims by third parties, which could be costly and disruptive to our business.

●	Our ability to obtain, maintain, and enforce rights in product names, software modules, AI models and prompts, data workflows, brands, and digital persona licenses may be limited.

Risks Related to Financial Condition and Capital Requirements

●	We will need to raise additional capital to fund our operations and growth, and such capital may not be available on favorable terms or at all.

●	We are dependent on the proceeds from this offering, and a shortfall in proceeds could adversely affect our ability to execute our business plan.

Risks Related to This Offering and Our Securities

●	This is a Regulation A offering, and we will have limited reporting obligations compared to companies that conduct registered offerings under the Securities Act.

●	Our founder and Chief Executive Officer will control approximately 91% of the total voting power of our capital stock following this Offering, and will therefore be able to control all matters submitted to stockholders for approval.

●	There is no public market for our securities, and you may not be able to sell your securities when you want or at a price that is acceptable to you.

●	You will experience immediate and substantial dilution as a result of this offering.

●	We may conduct future capital raises that could result in additional dilution to investors in this offering.

●	We will have broad discretion over the use of proceeds from this offering, and you may not agree with how we spend the proceeds.

●	Listing our Shares on NYSE American will increase our regulatory burden.

●	NYSE American may delist our Shares, which could limit investors’ ability to engage in transactions in our Shares and subject us to additional trading restrictions.

●	We will incur increased costs as a result of operating as a public company and will be required to devote substantial time to new compliance initiatives.

●	We may issue additional Shares or other equity securities without shareholder approval, which would dilute the ownership interests of existing shareholders in the Company and may depress the market price of our Shares.

●	Our ability to meet expectations and projections in any research or reports published by securities or industry analysts, or a lack of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for our Shares.

●	We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and share price, which could cause you to lose some or all of your investment.

●	We do not intend to pay dividends for the foreseeable future.

●	This Offering is being conducted on a “best efforts” basis and we may not be able to execute our growth strategy if the maximum offering amount is not sold.

●	This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for our shares may not be supported by the value of our assets at the time of your purchase.

●	As our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

●	We recently effected a reverse stock split of both classes of our Common Stock, which may not achieve its intended effect.

●	Using a credit card to purchase Shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

●	Forward-looking statements in this Offering Circular may not accurately predict our future performance, and our actual results may differ materially from our projections.

THE OFFERING

Securities Offered:	Up to 6,000,000 Shares of Class A Common Stock, for a maximum offering amount of $24,000,000 (the “Maximum Offering”).

Offering Price per Share	$4.00 per Share.

Minimum Investment	The minimum subscription is $800, or 200 Shares. However, the Company may waive the minimum subscription amount in its sole discretion.

Best Efforts Offering	The minimum amount we must raise in order to conduct a closing in this Offering is $15,000,000. We may raise up to $24,000,000 in this Offering. We may, in our sole discretion, decide to terminate the Offering earlier; however, we will not conduct a closing unless we have received and accepted subscriptions for at least the minimum offering amount of $15,000,000.

Number of Shares outstanding immediately before the Offering	32,370,700 Shares.

Number of Shares outstanding after the Offering	38,370,700 Shares, assuming the Company sells the Maximum Offering amount of Shares in the Offering.

Use of Proceeds	If we raise the maximum amount contemplated in this Offering (excluding any exercise of the Agent Warrants), we estimate our net proceeds, after deducting estimated Offering expenses (including commissions) of approximately $2,752,300, will be approximately $21,247,700. We intend to use the proceeds from this Offering for (i) capital expenditures, (ii) working capital and general corporate purposes, (iii) marketing expenditures and (iv) research and development expenses. See the “Use of Proceeds” section of this Offering Circular for details on our intended use of proceeds from this Offering.

Risk Factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 10 before deciding to invest in our securities.

Selling Agent	We have engaged R.F. Lafferty to serve as the Lead Selling Agent to assist in the placement of our Shares in this Offering on a “best efforts” basis. In addition, R.F. Lafferty may engage one or more sub-agents or selected dealers to assist in its marketing efforts. See “Plan of Distribution” for further details.

Selling Agent Cash Commissions and Warrants	We will pay a cash commission of 3.0% to R.F. Lafferty on Company-introduced proceeds, 4.5% on other proceeds raised on the Equifund Technologies LLC platform, and 7.0% on any proceeds from investors introduced by R.F. Lafferty. Additionally, we have agreed to issue to R.F. Lafferty warrants to purchase such number of Shares equal to 2.0% of the total number of Shares sold in this Offering at an exercise price equal to 110% of the public offering price of the Shares sold in this Offering (subject to adjustments). The Agent Warrants will be exercisable at any time, and from time to time, in whole or in part, commencing from the date of issuance and expiring on the fifth anniversary of the commencement date of sales in this Offering. The Agent Warrants will have a cashless exercise provision and will provide for registration rights with respect to the registration of the Shares underlying the Agent Warrants.

Lock-Up Agreements	Except as described below, our officers, directors and certain of our stockholders have agreed, or will agree, with R.F. Lafferty, subject to certain exceptions, that, without the prior written consent of R.F. Lafferty, they will not, directly or indirectly, during the period of six months following the closing of this Offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by them or with respect to which they have or hereafter acquire the power of disposition; or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of the Common Stock or other securities, in cash or otherwise

Termination of the Offering	This Offering will terminate at the earliest of: (1) the date on which the Maximum Offering amount has been sold, (2) the date which is one year after this Offering has been qualified by the Commission, and (3) the date on which this Offering is earlier terminated by us in our sole discretion, including after the Company reaches its internal target amount raised of $20,000,000.

Continuous Offering	This is a continuous offering pursuant to Rule 251(d)(3)(i)(F) of Regulation A. We will commence this Offering within two calendar days of the qualification by the SEC of the Offering Statement of which this Offering Circular forms a part and will continue to offer the Shares for an indefinite period of time (which may exceed 30 days from the date of qualification) until the Offering is terminated.

Closing of the Offering	We intend to conduct a single closing in this Offering. We will determine the closing date at our discretion based on our review of subscriptions received and in consultation with R.F. Lafferty. While we intend to close the offering as soon as possible following the qualification by the SEC of the Offering Statement of which this Offering Circular forms a part, we will not close the offering until the Shares are approved for listing on NYSE American. As a result, we will not close this offering until we can establish that the offering meets the Minimum Listing Standards. If we do not meet the Minimum Listing Standards by the Termination Date, we will terminate this Offering and all funds tendered by investors in connection with their subscriptions will be promptly returned to such investors in accordance with Rules 10b-9 and 15c2-4 under the Exchange Act. Once we have determined to conduct the closing of the Offering, we will inform investors of the closing date and the listing date via e-mail at least seven calendar days prior to such closing date, in accordance with the terms of the subscription agreements executed by such investors. On the closing date, funds tendered by investors in connection with their subscriptions will be made available to us and we will issue such investors their respective Shares.

Proposed Listing	We have applied to have our Shares listed on NYSE American under the symbol “[*].” If our Shares are not approved for listing on NYSE American, we will not complete the Offering contemplated hereby.

Summary Financial Data

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our historical results are not necessarily indicative of our future results.

Balance Sheet Data

March 31, 2026

Assets
Total current assets	$2,902,920
Total assets	2,952,920

Liabilities and stockholders’ Equity
Total current liabilities	689,520
Total liabilities	3,489,520
Total stockholders’ equity	(536,600)
Total liabilities and stockholders’ equity	2,952,920

Statement of Operations Data

March 31, 2026
Revenue	—
Total operating expenses	$536,600
Loss from operations	(536,600)
Other income (expenses)	—
Interest expense	—
Other expense (income)	—
Net loss for the period	(536,600)
Foreign operations – foreign exchange	—
Comprehensive loss for the period	(536,600)

March 31, 2026
Revenue	$—
Total operating expenses	536,600
Loss from operations	(536,600)
Interest and other income	—
Interest expense	—
Other expense (income)	—
Net loss for the year	(536,600)
Foreign currency translation adjustment	—
Comprehensive loss for the year	$(536,600)

RISK FACTORS

An investment in our Shares involves a high degree of risk. The SEC requires that we identify risks that are specific to our business and our financial condition. You should carefully consider the following risk factors and the other information in this Offering Circular before investing in our securities. Our business and results of operations could be seriously harmed by any of the following risks. The risks set out below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. If any of the following risks actually occur, our business, reputation, financial condition, results of operations, revenue and future prospects could be materially adversely affected and you could lose all or part of your investment in the securities you are purchasing. In such case, the value of our securities could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Operations

We are an early-stage company with a limited operating history, which makes it difficult to evaluate our prospects and increases the risk of your investment.

We are an early-stage company with a limited operating history upon which you can evaluate our business and prospects. We have not generated any revenue to date. Our limited operating history makes it difficult to evaluate our current business, predict our future performance, or determine whether we will achieve profitability. We face risks and uncertainties frequently encountered by early-stage companies in rapidly evolving industries, including risks related to our ability to successfully develop, market, and sell our products, attract and retain customers, manage growth, and compete effectively. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies at our stage of development, particularly companies in the cybersecurity and post-quantum cryptography sectors. You should not rely on our limited historical results as an indication of our future performance.

We may not achieve profitability, which could cause the value of your investment to decline.

We may not achieve or sustain profitability on a quarterly or annual basis. Our ability to achieve and maintain profitability depends on a number of factors, including our ability to attract and retain customers, increase revenue, develop and commercialize new products, and successfully compete with established competitors. If we are unable to achieve or sustain profitability, the value of our securities may decline.

Our success depends on market acceptance of post-quantum security solutions, which is an emerging market that may develop more slowly than we anticipate.

Our business is focused on providing post-quantum digital trust infrastructure for critical infrastructure and enterprise systems. The market for post-quantum security solutions is at an early stage of development, and it is uncertain whether post-quantum security will achieve broad market acceptance. While governments worldwide are establishing mandates for migration to post-quantum cryptography, with deadlines spanning from 2025 to 2035 depending on sector and jurisdiction, the pace of adoption may be slower than we anticipate. Many organizations may delay adopting post-quantum cryptographic solutions until quantum computers capable of breaking current cryptographic algorithms are publicly demonstrated or until regulatory deadlines become more imminent. If the post-quantum cryptography market develops more slowly than we expect, our business, results of operations, and financial condition could be materially and adversely affected.

We face long and unpredictable sales cycles, particularly with government and enterprise customers, which may cause our operating results to fluctuate significantly.

Our target customers include government and public sector entities, central banks, payment and settlement systems, systemically important financial institutions, defense and national security organizations, large enterprises, transportation and logistics companies, energy and utility operators, and telecommunications providers. Sales to these types of customers typically involve long and complex procurement processes, including extensive evaluation periods, competitive bidding, budgetary approval cycles, and political and administrative considerations. Government and defense procurement processes are particularly lengthy and unpredictable, and are subject to budget constraints, policy changes, and shifting priorities. These long and unpredictable sales cycles may cause significant fluctuations in our revenue and operating results from quarter to quarter, making it difficult to predict our financial performance.

Our ability to attract and retain customers in government, defense, and critical infrastructure sectors is subject to unique challenges and risks.

A significant portion of our target market consists of government, defense, and critical infrastructure operators. Selling to these customers requires us to comply with complex procurement regulations, security clearance requirements, and audit obligations. Government contracts are often subject to termination for convenience, funding contingencies, and renegotiation provisions. We may be required to participate in competitive bidding processes with no guarantee of selection. Additionally, government and defense customers may require us to meet specific security certifications, obtain facility clearances, or comply with classified information handling requirements that may be costly and time-consuming to achieve. Our failure to successfully navigate these procurement processes or comply with government contracting requirements could limit our ability to grow our business in these important market sectors.

We depend on the continued service of key personnel, including our founder and senior technical leadership, and the loss of any key personnel could adversely affect our business.

Our success depends significantly upon the continued contributions of our key personnel, including David Carvalho, our President and Chief Executive Officer, Founder, and Director, David Holtzman, our Executive Chairman, and Youssef El Maddarsi, our Co-Founder and Chief Business Officer. Mr. Carvalho, in particular, has over 20 years of experience as an ethical hacker and in C-level roles in regulated and critical sectors, and his expertise is integral to our technology development, strategic vision, and customer relationships. Mr. Holtzman brings extensive experience as a former CTO of Network Solutions and Chief Scientist at IBM, and serves as a cybersecurity advisor. The loss of any of our key personnel could significantly delay or prevent the achievement of our business objectives. Competition for senior management and skilled technical personnel in the cybersecurity and post-quantum cryptography fields is intense, and we may not be able to retain our existing key personnel or attract and retain qualified replacements.

Our ability to recruit and retain qualified cybersecurity and engineering talent is critical to our success, and we face intense competition for such talent.

Our business requires highly skilled cybersecurity professionals, post-quantum cryptography experts, and software engineers, all of whom are in short supply. There is an acute global shortage of skilled cybersecurity talent, with approximately four million additional professionals needed to adequately defend organizations against cyberattacks worldwide. We compete for talent with large, well-capitalized technology companies, including CrowdStrike, SentinelOne, Palo Alto Networks, and other cybersecurity incumbents, as well as government agencies and academic institutions. Many of these competitors offer significantly higher compensation packages and more established career development programs than we currently can. If we are unable to attract and retain qualified technical personnel, our ability to develop and improve our platform, respond to customer needs, and execute our growth strategy could be materially impaired.

Our international operations and expansion expose us to additional risks and uncertainties.

We intend to grow our international presence, particularly in regions with strong regulatory frameworks for cybersecurity and data sovereignty, including the European Union (under DORA and MiCA) and Asia-Pacific markets. International operations and expansion subject us to a variety of additional risks, including compliance with diverse and changing foreign regulatory requirements, exposure to different legal and judicial systems, fluctuations in foreign currency exchange rates, political instability and economic uncertainty, challenges in managing remote operations, data localization and cross-border data transfer restrictions, difficulties in enforcing contracts and collecting accounts receivable, and potential adverse tax consequences. The regulatory environment for cybersecurity, data protection, and cryptographic standards varies significantly across jurisdictions, and compliance with multiple and sometimes conflicting regulatory frameworks may be costly and complex. Any failure to successfully manage these risks could adversely affect our international operations and our overall business and financial performance.

We depend on third-party technology, cloud providers, and infrastructure partners, and any disruption in these relationships or services could adversely affect our platform and business.

Although our platform is designed for deployment across on-premises installations, sovereign cloud deployments, hybrid configurations, and air-gapped environments, we rely on third-party technology providers, cloud infrastructure services, and hardware partners for certain aspects of our platform’s deployment and operation. We do not control the operation, availability, or security of these third-party services and infrastructure. Any disruption in the availability of third-party services, any degradation in the performance of these services, or any breach of security affecting our third-party providers could negatively impact the performance and availability of our platform, result in customer dissatisfaction, and harm our reputation. If any of our key technology or infrastructure partners were to terminate their relationship with us, modify their pricing terms, or experience operational difficulties, we may need to identify and transition to alternative providers, which could be costly, time-consuming, and disruptive to our business.

Our expansion from a core protocol business into multiple application-layer products may increase execution risk and divert management attention.

Based on our current assessment, we have developed several application-layer products built on top of the Company IP, including PetalVault, PQVPN by Naoris, and the Naoris Community Intelligence Layer, that are sufficiently developed for customer or partner deployment discussions. These products address different customer segments, technical requirements, and regulatory considerations, including digital asset evidence, secure routing, trust-validated AI community intelligence and engagement, permissioned AI identity workflows, creator and brand operations, and consent-based data workflows. Commercialization may require specialized personnel, independent security audits, customer-specific integrations, compliance analysis, customer support, product-specific infrastructure, and sales channels. These initiatives may divert our leadership, engineering, capital, and operational resources from our core platform. We may not be able to maintain expected functionality, obtain required rights or approvals, complete customer deployments, secure customer adoption, or generate revenue from them. If we fail to manage product expansion effectively, our business, reputation, financial condition, and results of operations could be materially adversely affected.

Risks Related to Our Technology and Products

Post-quantum cryptographic standards are still evolving, and changes to these standards could require us to make significant modifications to our platform.

Our platform employs NIST-standardized post-quantum cryptography, specifically ML-DSA, formerly CRYSTALS-Dilithium and referred to in some technical materials as Dilithium-5, for digital signatures. Post-quantum cryptographic standards are still in the process of being finalized and adopted across jurisdictions. NIST has standardized certain post-quantum algorithms, but additional algorithms remain under evaluation, and existing standards may be revised, supplemented, or replaced as the field of post-quantum cryptography advances. If the specific algorithms we have implemented are found to contain vulnerabilities, are superseded by new standards, or are not widely adopted by our target customers or regulatory bodies, we may need to make significant and costly modifications to our platform. Transitioning to new cryptographic algorithms could require substantial engineering effort, disrupt our product roadmap, and delay our ability to serve customers. Additionally, different jurisdictions may adopt different post-quantum cryptographic standards, which could require us to support multiple cryptographic frameworks simultaneously, increasing complexity and cost.

Our products are complex, and defects, errors, or vulnerabilities could harm our reputation and adversely affect our business.

Our platform is a complex software system that continuously validates systems, identities, devices, and data across critical infrastructure environments. Complex software products frequently contain defects, errors, or vulnerabilities, particularly when first introduced or when new features or capabilities are released. Our products may contain undetected defects or errors that could result in service interruptions, data security breaches, or failure to perform as expected. Any defects, errors, or vulnerabilities in our platform could result in damage to our reputation, loss of customers, exposure to liability claims, regulatory penalties, and diversion of development resources. Because our platform is designed for deployment in critical infrastructure environments, including government, defense, and financial systems, any failure or security breach of our platform could have particularly severe consequences for our customers and for our business.

Our Distributed Proof of Security consensus mechanism and Trust Mesh architecture may face scalability, reliability, and interoperability challenges.

Our platform relies on our proprietary Distributed Proof of Security (“dPoSec”) consensus mechanism and Trust Mesh architecture to provide continuous, distributed security validation. As a novel consensus mechanism, dPoSec has not been tested at the scale and across the diversity of environments that our customers may require over time. Our Trust Mesh architecture may face challenges in scaling to accommodate large and complex enterprise and government environments. The distributed nature of our architecture introduces unique technical challenges related to consensus latency, network partitioning, node reliability, and conflict resolution. If our consensus mechanism or Trust Mesh architecture fails to perform reliably at scale or does not interoperate effectively with the wide variety of legacy and modern systems used by our target customers, our platform’s effectiveness and reliability could be compromised, which would materially harm our business and customer relationships.

Our platform may not integrate successfully with customers’ existing legacy and modern systems, which could limit adoption and market acceptance.

Our platform is designed to strengthen existing systems rather than replace them, operating below security tools, below cloud infrastructure, and above hardware. We market our platform as a “no rip-and-replace” solution that works across legacy and modern systems. However, integration with the wide variety of existing infrastructure, applications, and systems used by our target customers may be more complex and time-consuming than anticipated. Customers in government, defense, and critical infrastructure sectors often operate highly customized and aging systems that may present unique integration challenges. If our platform fails to integrate seamlessly with customers’ existing systems, or if integration requires significantly more time, cost, or effort than anticipated, customer adoption may be delayed or reduced, and our competitive position could be adversely affected.

Our platform may be the target of cyberattacks, and any security breach could severely damage our reputation and business.

As a cybersecurity company, we face the ironic but real risk that our own platform and infrastructure could be targeted by sophisticated threat actors, including nation-state adversaries, cybercriminals, and hacktivists. Despite the security measures we employ, no security system is impenetrable, and we cannot guarantee that our platform or internal systems will not be compromised. A security breach affecting our platform or our internal systems could result in the compromise of customer data, disruption of our services, loss of customer confidence, regulatory penalties, and significant liability. Because our platform is designed specifically to protect critical infrastructure and provide verifiable trust, any perceived or actual security weakness in our own systems could be particularly damaging to our reputation and our ability to attract and retain customers.

We must continually enhance and update our platform to keep pace with rapidly evolving cybersecurity threats and customer requirements.

The cybersecurity landscape is characterized by rapidly evolving threats, including AI-powered attacks that increase attack speed and scale. We must invest heavily and continually in research and development to enhance our platform, develop new product features, and respond to new and emerging cybersecurity threats and regulatory requirements. Our published research includes peer-reviewed academic work on quantum-resistant blockchain systems, blockchain protocols and edge computing targeting Industry 5.0 needs, and adoption of post-quantum cryptography and FIPS standards. However, there can be no assurance that our research and development efforts will keep pace with the evolving threat landscape or that our platform will continue to be effective against new and emerging attack vectors. If we fail to develop and release enhancements and new features on a timely basis, or if our enhancements fail to achieve market acceptance, our competitive position could be materially harmed.

PetalVault may not perform as intended and depends on third-party blockchain infrastructure and standards that we do not control.

PetalVault is designed to create post-quantum ownership evidence and audit records for Bitcoin-related workflows. PetalVault does not eliminate quantum risk to Bitcoin, does not guarantee that a customer will retain control over Bitcoin if classical keys are compromised, and does not guarantee that courts, regulators, auditors, insurers, counterparties, or market participants will recognize PetalVault evidence as sufficient proof of ownership or control. PetalVault depends on the availability, economics, policies, and technical behavior of third-party infrastructure, including the Bitcoin network, transaction fee markets, OP_RETURN transaction policies, Bitcoin full nodes and block explorers, bridge verification mechanisms, cryptographic libraries, wallet integrations, and evolving post-quantum standards. Changes to any of these systems, successful attacks, network congestion, transaction rejection, bridge failures, implementation errors, or adverse legal interpretations could reduce the usefulness of PetalVault, limit commercialization, expose us to liability, or harm our reputation. Although we currently consider PetalVault sufficiently developed for customer or partner deployment discussions, it may require independent audits, third-party review, or customer-specific security assessment before or during production deployments, and no assurance can be given that such reviews will be completed on acceptable terms or reveal no material issues.

PQVPN by Naoris may face technical, operational, privacy, and regulatory risks associated with secure routing and data-in-transit services.

PQVPN by Naoris is a distributed post-quantum virtual private network and secure routing product that we currently consider sufficiently developed for customer or partner deployment discussions and that is designed to route traffic across a trust-validated mesh of nodes. Secure routing products are highly sensitive to latency, uptime, routing integrity, key management, endpoint security, logging practices, privacy promises, lawful access requirements, jurisdictional routing rules, and customer expectations. A failure in any node, endpoint client, routing policy, attestation process, cryptographic implementation, or management dashboard could result in service outages, traffic correlation, route leaks, data exposure, customer dissatisfaction, regulatory scrutiny, or claims that our marketing statements were misleading. The distributed nature of PQVPN by Naoris may also create operational complexity in managing node operators, service quality, abuse prevention, customer support, and compliance across multiple jurisdictions.

The Naoris Community Intelligence Layer may produce inaccurate, harmful, infringing, or unauthorized outputs and may depend on permissioned data and third-party platform integrations.

The Naoris Community Intelligence Layer is an AI-enabled, trust-validated community intelligence and engagement layer that we currently consider sufficiently developed for customer or partner deployment discussions for creators, brands, enterprises, public figures, sports and entertainment organizations, education providers, media franchises, and communities. AI systems can generate inaccurate, biased, offensive, misleading, unsafe, or infringing outputs, and may fail to reflect the intended voice, brand, legal constraints, or community expectations of a creator, public figure, brand, or enterprise customer. The Naoris Community Intelligence Layer may require rights to names, images, voices, likenesses, trademarks, copyrighted content, fan or community interaction data, and other inputs, and we may not be able to obtain, verify, maintain, or enforce all required rights and consents. The platform may also depend on third-party messaging, social media, marketplace, payment, analytics, or AI service providers, and changes in those platforms or terms may impair functionality. Any failure to implement adequate consent, provenance, access control, auditability, moderation, transparency, data protection, or human oversight controls could result in legal claims, regulatory scrutiny, loss of customer trust, reputational harm, or reduced adoption.

Risks Related to Our Market and Competition

The market for cybersecurity solutions is intensely competitive, and we compete with well-capitalized incumbents that have significantly greater resources than we do.

The market for cybersecurity solutions is highly competitive and characterized by rapid changes in technology, customer requirements, and industry standards, as well as frequent new product and service offerings and improvements. Our primary competitive reference set consists of post-quantum cryptography and quantum-AI cybersecurity infrastructure providers, including SandboxAQ, PQShield, QuSecure, BTQ Technologies, and the quantum-safe divisions of larger technology companies such as IBM Quantum Safe and Thales. We also operate in proximity to, but do not directly compete in the core product categories of, traditional cybersecurity vendors, which address perimeter network security, endpoint detection and response, data backup, and content delivery—categories that are adjacent to, but architecturally and functionally distinct from, our distributed post-quantum trust validation platform. Such adjacent vendors include legacy antivirus and endpoint security providers, cloud-native endpoint detection and response providers such as CrowdStrike and SentinelOne, data security and backup vendors, and network security vendors such as Palo Alto Networks, Fortinet, Cisco, and Cloudflare. Many of these competitors have significantly greater financial, technical, marketing, and other resources than we do, as well as larger customer bases, longer operating histories, greater brand recognition, and more established relationships with government and enterprise customers. These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, devote greater resources to product development and marketing, and offer more competitive pricing. In addition, while traditional cybersecurity vendors currently address adjacent product categories, they may, over time, develop, acquire, or partner to add post-quantum trust validation capabilities that overlap with our platform. Our failure to compete effectively could result in loss of market share and could materially and adversely affect our business, results of operations, and financial condition.

Larger competitors and technology companies may develop competing post-quantum security solutions that could reduce demand for our platform.

While we believe we currently occupy a differentiated position in the market as a distributed, post-quantum trust validation platform designed specifically for critical infrastructure, we anticipate that competition will increase as the post-quantum cryptography market matures. The post-quantum cybersecurity market is early-stage and rapidly evolving. Competitors include post-quantum migration platforms (SandboxAQ, QuSecure), PQC hardware and IP providers (PQShield, Thales), large technology companies incorporating PQC (IBM, Cloudflare, AWS, Google, Microsoft), quantum computing companies with stated cybersecurity, quantum-safe communications, or quantum cryptography product lines (Quantinuum, IonQ, Quantum Computing Inc.), quantum-safe communications and quantum key distribution providers (Arqit Quantum, ID Quantique, Toshiba Quantum, QuintessenceLabs), and quantum-resistant blockchain platforms (QANplatform). Many of these competitors have significantly greater financial, technical, and marketing resources than we do. These competitors may have existing relationships with our target customers, established distribution channels, and the ability to bundle post-quantum security capabilities with their existing product portfolios at competitive or no additional cost. Government agencies, including NIST and NSA, may publish reference implementations or open-source post-quantum cryptographic tools that reduce the perceived need for commercial solutions such as ours. The entry of well-resourced competitors into the post-quantum security market could reduce demand for our platform and materially harm our competitive position and financial performance. In the application-layer product categories that our PetalVault, PQVPN by Naoris, and Naoris Community Intelligence Layer products may address, our products extend the same distributed post-quantum trust architecture into product categories for which we believe direct competitive offerings are limited. PetalVault, our post-quantum Bitcoin ownership evidence layer, addresses a category for which we are not aware of any direct competing commercial product offering equivalent NIST ML-DSA (FIPS 204) signature-based ownership attestation; centralized digital asset custody, proof-of-reserves, and wallet providers (such as Fireblocks, BitGo, Coinbase Custody, Anchorage Digital, Fidelity Digital Assets, Ledger Enterprise, Bitcoin Suisse, and Sygnum Bank) operate in adjacent product categories that do not provide post-quantum ownership evidence as a primary product capability. PQVPN by Naoris addresses post-quantum secure communications, a category in which direct competitors are limited primarily to early-stage quantum-resistant networking research projects; traditional secure access service edge, zero-trust network access, and VPN providers (such as Zscaler, Palo Alto Networks, Cloudflare, Cisco, Fortinet, NordLayer, Check Point, and Twingate) address transport-layer access security in adjacent categories that do not currently provide post-quantum cryptographic guarantees as a primary product capability. The Naoris Community Intelligence Layer addresses post-quantum-attested AI identity, creator authenticity verification, and permissioned digital persona infrastructure, positioned to align with emerging artificial intelligence regulatory frameworks, including the EU Artificial Intelligence Act (and, in particular, Article 50 transparency obligations applicable to AI-generated content effective August 2026); large generative AI, digital human, and avatar platforms (such as NVIDIA, Microsoft, Meta, Synthesia, HeyGen, D-ID, Soul Machines, DeepBrain AI, and Inworld AI) operate in adjacent content generation and avatar product categories that do not currently provide an integrated post-quantum cryptographic identity attestation layer as a primary product capability. Many of these adjacent-market competitors have significantly greater financial, technical, and marketing resources than we do, and our ability to win share within these adjacent categories is not assured.

Our application-layer products may compete in markets outside our traditional cybersecurity focus and may face different buyers, competitors, and adoption patterns.

PetalVault, PQVPN, and the Naoris Community Intelligence Layer extend our platform into product categories that overlap with digital asset custody and audit workflows, VPN and secure access markets, SASE and ZTNA offerings, AI community intelligence and engagement platforms, creator economy tools, customer data platforms, and brand monetization systems. These markets have different procurement processes, user expectations, pricing models, regulatory risks, and competitive dynamics than core post-quantum digital trust infrastructure. We may not have sufficient expertise, resources, or brand recognition to compete effectively in these product categories. Expansion into these areas may also create channel conflict, expose us to consumer-facing product risks, or distract us from our primary enterprise and critical infrastructure markets. If these products do not achieve market acceptance or if we cannot compete effectively, our growth strategy and financial results may suffer.

The post-quantum cryptography market may develop more slowly than anticipated, and the timing of our market opportunity is uncertain.

Our business strategy is predicated on the belief that the convergence of quantum computing threats, AI-accelerated cyberattacks, and regulatory mandates will drive significant demand for post-quantum security solutions in the near to medium term. However, the timeline for the development of quantum computers capable of breaking current cryptographic algorithms is uncertain. If quantum computing threats take longer to materialize than currently anticipated, organizations may delay their transition to post-quantum cryptography, and the demand for our solutions may develop more slowly than we expect. Additionally, regulatory mandates requiring post-quantum migration have deadlines spanning from 2025 to 2035, and enforcement timelines may be extended or modified. If the market for post-quantum security solutions does not develop as quickly or as broadly as we anticipate, our business, results of operations, and financial condition could be materially and adversely affected.

We may face customer concentration risks, with a limited number of customers accounting for a significant portion of our revenue.

Given the nature of our target market and the early stage of our business, we may initially derive a significant portion of our revenue from a limited number of customers. The loss of any significant future customer, or a material reduction in a future customer’s spending on our platform, could have a disproportionate adverse impact on our revenue and results of operations. Government and defense customers are subject to budgetary pressures and changing priorities that could cause them to reduce or eliminate spending on our platform. Additionally, our revenue growth may be concentrated among a small number of large contracts, and any delay, termination, or failure to renew such contracts could materially and adversely affect our financial results.

Our growth strategy depends in part on regulatory mandates driving demand for post-quantum and cybersecurity solutions, and changes in the regulatory environment could adversely affect demand for our products.

A key element of our growth strategy is capitalizing on regulatory-driven demand for post-quantum migration and cybersecurity compliance. We expect that government mandates including DORA (effective January 2025), NIS2, PCI DSS 4.0, CMMC 2.0, and the Cyber Resilience Act, as well as U.S. federal directives including NSM-10, Executive Order 14144, and CNSA 2.0, will drive demand for our solutions. However, if these regulatory mandates are repealed, weakened, delayed, or poorly enforced, the demand for our solutions could be significantly reduced. Changes in government administrations, policy priorities, or budget allocations could also affect the pace and scope of regulatory mandates driving demand for cybersecurity and post-quantum solutions. Our inability to anticipate and respond to changes in the regulatory environment could materially and adversely affect our business.

Risks Related to Government Regulation and Compliance

We operate in a complex and evolving regulatory landscape, and compliance with multiple regulatory frameworks across jurisdictions is costly and challenging.

Our platform operates within a complex and evolving regulatory landscape governing cybersecurity, data protection, cryptographic standards, and critical infrastructure protection. We must comply with a wide array of regulatory frameworks, including post-quantum cryptography mandates (NSM-10, Executive Order 14144, CNSA 2.0, NIST IR 8547, OMB M-23-02), cybersecurity and operational resilience mandates (DORA, NIS2, CMMC 2.0, PCI DSS 4.0, the Cyber Resilience Act), data protection and privacy regulations (GDPR, CCPA), and digital asset and blockchain regulations (MiCA). These regulations vary significantly across jurisdictions and are subject to frequent change. Compliance with multiple and sometimes conflicting regulatory requirements across the United States, European Union, and Asia-Pacific is costly and resource-intensive, and our failure to comply could result in penalties, loss of customers, and reputational harm.

Changes in post-quantum cryptography mandates across jurisdictions could adversely affect our business.

Multiple jurisdictions have established or are establishing mandates requiring transition to post-quantum cryptography. In the United States, NSM-10, the Executive Order of January 2025, and CNSA 2.0 mandate a full migration to post-quantum cryptography by 2035 for federal systems. In the European Union, DORA, NIS2, and MiCA establish cybersecurity requirements for financial services and digital assets. Government and defense organizations must meet NIST IR 8547, NSA CNSA 2.0, OMB M-23-02, CMMC 2.0, and Executive Order 14144 requirements between 2027 and 2035. Changes in these mandates, including changes in deadlines, scope, or required cryptographic algorithms, could require us to make significant modifications to our platform and could affect the timing and magnitude of demand for our solutions. Additionally, the emergence of new or conflicting regulatory requirements across jurisdictions could create compliance challenges that increase our costs and complexity.

Our products may be subject to export control and sanctions regulations that could restrict our ability to sell internationally.

Our post-quantum cryptographic and cybersecurity technology may be subject to U.S. export control regulations, including the Export Administration Regulations administered by the Bureau of Industry and Security and the International Traffic in Arms Regulations administered by the State Department. Cryptographic products are particularly sensitive under export control regimes, and we may be required to obtain export licenses or comply with other restrictions before we can sell our products in certain international markets. Changes in export control or sanctions regulations could further restrict our ability to sell our products internationally, limit our target markets, or subject us to penalties for noncompliance. Compliance with export control and sanctions regulations may also increase our costs and divert our attention and resources.

We are subject to data protection and privacy regulations that impose significant compliance obligations and potential liability.

Organizations must comply with a growing and evolving data compliance and regulatory landscape. Regulations such as the EU General Data Protection Regulation (“GDPR”) and the California Consumer Privacy Act (“CCPA”) have increased the regulatory burden on organizations and made it increasingly costly to manage data compliance. As a provider of cybersecurity and trust validation services, we may process or have access to sensitive customer data, including personal data and data relating to critical infrastructure. If we fail to comply with applicable data protection and privacy regulations, or if we experience a data breach, we could face significant fines, penalties, litigation, and reputational harm. The data protection and privacy regulatory landscape continues to evolve, and new regulations or changes to existing regulations could impose additional compliance obligations and costs on our business.

We may face risks related to SEC cybersecurity disclosure rules and related compliance obligations.

Evolving SEC cybersecurity disclosure rules may require us and our customers to make enhanced disclosures regarding cybersecurity risks, incidents, and governance. Our failure to comply with applicable SEC rules, or our customers’ failure to comply with such rules using our platform, could result in regulatory action, reputational harm, and adverse effects on our business.

Our platform’s use of blockchain and digital asset-related technology may subject us to evolving and uncertain regulatory requirements.

The regulatory landscape for blockchain, digital assets, and related technologies is evolving rapidly and varies significantly across jurisdictions. In the European Union, MiCA establishes regulatory requirements for digital assets. In the United States, the SEC and other regulatory agencies are actively developing rules and guidance for digital assets and blockchain technology. Changes in the regulatory treatment of blockchain technology, digital assets, or decentralized protocols could adversely affect our business, require us to modify our technology, or limit the markets in which we can operate.

Our AI and community intelligence products may be subject to evolving AI, privacy, biometric, consumer protection, and publicity rights laws.

The Naoris Community Intelligence Layer may process permissioned AI identity data, community interaction data, and consent-based analytics, and may generate or assist with content, communications, digital personas, voice interactions, and monetization workflows. These activities may be subject to laws and regulations relating to data protection, automated decision-making, transparency, consumer protection, advertising, endorsements, biometric or voice data, rights of publicity, intellectual property, minors, platform rules, and AI governance. These laws are evolving quickly and may vary across jurisdictions. We may be required to implement notices, consents, opt-outs, data access rights, deletion workflows, risk assessments, human oversight, content moderation, model governance, audit trails, and other controls. Failure to comply, or perceived failure to comply, could result in investigations, fines, litigation, contractual termination, loss of customer trust, reputational harm, or restrictions on the use of the Naoris Community Intelligence Layer.

PQVPN by Naoris and related secure routing products may be subject to communications, encryption, export control, data retention, lawful access, and data localization requirements.

PQVPN by Naoris may be characterized differently across jurisdictions, including as a virtual private network, secure access service, encryption product, communications service, managed security service, or other regulated network service. Some jurisdictions impose licensing, data retention, lawful access, content blocking, encryption registration, export control, sanctions, or data localization requirements on providers of such services. Requirements may also apply to node operators, enterprise customers, or partners. We may be required to modify routing policies, restrict functionality, obtain licenses, implement compliance controls, or refrain from providing PQVPN by Naoris in certain markets. Failure to comply could result in fines, restrictions, seizure of infrastructure, loss of customer trust, or other adverse consequences.

PetalVault may be subject to uncertain regulation around digital asset custody, proof-of-reserves, audit evidence, and financial services compliance.

PetalVault is designed to create evidence and attestation records for Bitcoin ownership and audit workflows without requiring customers to move funds or modify the Bitcoin protocol. However, regulators, auditors, insurers, custodians, exchanges, or courts may interpret or evaluate these workflows differently. PetalVault may be viewed as part of a digital asset custody, compliance, audit, proof-of-reserves, insurance underwriting, or financial services process, even if we do not take custody of assets. Any requirement that PetalVault obtain licenses, meet specific audit standards, alter its evidence model, restrict eligible users, or comply with additional financial services rules could delay commercialization, increase costs, or limit demand.

Risks Related to Intellectual Property

Our ability to protect our proprietary technology, including our Distributed Proof of Security consensus mechanism and Trust Mesh architecture, is critical to our competitive position.

Our competitive advantages depend in significant part on our ability to protect our proprietary technologies, including our Distributed Proof of Security consensus mechanism, Trust Mesh architecture, Trust Mesh framework, node-tier weighting methodologies, security-state attestation workflows, and other proprietary orchestration components of our platform. We seek to protect these elements through a combination of patent filings, trade secret safeguards, copyright protection for source code, trademark registrations, and contractual confidentiality and assignment agreements. However, these protections may not be sufficient to prevent unauthorized use or disclosure of our proprietary technology by competitors, former employees, or other third parties. Patent applications covering aspects of our consensus logic and validation architecture are pending and may not result in issued claims of meaningful scope. Copyright law protects literal source code but does not prevent third parties from independently developing functionally similar consensus or validation systems. Trade secret protection depends on maintaining confidentiality, which may be compromised through employee departures, contractor disputes, integration activities with customers, or cybersecurity incidents. The cybersecurity and post-quantum cryptography fields are characterized by rapid technological change, and our proprietary technologies may become obsolete, be independently developed by competitors, or be reverse-engineered despite our protective measures. If we are unable to adequately protect our intellectual property, our competitive position could be materially and adversely affected.

Our reliance on NIST-standardized cryptographic algorithms that are publicly available may limit our ability to differentiate our platform from competitors.

We utilize NIST-standardized post-quantum cryptography, specifically Dilithium-5, for digital signatures. These algorithms are publicly available and can be implemented by any company or organization. Our competitive differentiation depends not on the cryptographic algorithms themselves, but on our proprietary implementation of these algorithms within our distributed trust validation architecture. If competitors are able to develop similar implementations or if our proprietary technologies are not sufficiently differentiated, our competitive advantage may be diminished. Additionally, if NIST or other standards bodies revise or replace the algorithms we currently employ, we may need to invest significant resources to transition to new algorithms.

We may be subject to intellectual property infringement claims by third parties, which could be costly and disruptive to our business.

The cybersecurity and post-quantum cryptography fields are characterized by extensive patent activity and frequent intellectual property disputes. Third parties may assert patent, copyright, trade secret, or other intellectual property claims against us, alleging that our technology infringes or misappropriates their intellectual property rights. Even if such claims are without merit, defending against intellectual property litigation can be expensive, time-consuming, and distracting to us. An adverse outcome in any such proceeding could require us to pay substantial damages, obtain licenses from third parties, redesign our technology, or cease using certain technologies, any of which could materially harm our business and financial condition.

Our AI and digital persona products may expose us to claims involving rights of publicity, trademarks, copyrights, voice, likeness, moral rights, and consent.

The Naoris Community Intelligence Layer may involve permissioned AI identities, AI-generated or AI-assisted digital personas, community engagement, creator and brand content, voice interactions, messages, images, analytics, and monetization workflows. These activities may require rights, licenses, approvals, and disclosures from creators, public figures, brands, fans, users, and third-party platforms. Even where we believe that we or our customers have obtained appropriate rights, third parties may challenge the scope, validity, transferability, or sufficiency of those rights. Claims involving unauthorized use of likeness, voice, copyrighted content, trademarks, training data, community data, or user-generated content could result in litigation, damages, injunctions, platform restrictions, or reputational harm. We may also face difficulty protecting product workflows, AI orchestration methods, community intelligence modules, and user interface elements associated with the Naoris Community Intelligence Layer from copying or imitation.

We may not be able to adequately protect the intellectual property associated with PetalVault, PQVPN by Naoris, and the Naoris Community Intelligence Layer.

Our product portfolio may include software code, cryptographic workflows, audit-export formats, routing and attestation logic, user interface and user experience elements, AI orchestration workflows, prompts, datasets, analytics, brand assets, domain names, and product names associated with PetalVault, PQVPN by Naoris, and the Naoris Community Intelligence Layer. Some elements rely on open standards or third-party infrastructure and may not be protectable. Other elements may be difficult to protect because competitors can independently develop similar features or because trade secrets may be exposed through customer integrations, employee departures, security incidents, or reverse engineering. We may also fail to secure trademark registrations or other protection in key jurisdictions, and because certain product names and related intellectual property may not yet be registered or filed, we may modify product names or branding before or after commercialization. If we cannot protect these assets, our competitive position may be harmed.

Our published research and open academic work may expose our proprietary methods and approaches to competitors.

We have published peer-reviewed academic research on quantum-resistant blockchain systems, blockchain protocols and edge computing targeting Industry 5.0 needs, and adoption of post-quantum cryptography and FIPS standards. While such publications demonstrate our technical expertise and may enhance our reputation, they may also disclose methodologies or approaches that competitors can use to develop competing solutions. Balancing the need for academic publication and industry recognition with the protection of our proprietary technology is an ongoing challenge, and there can be no assurance that our published research will not benefit our competitors.

Risks Related to Financial Condition and Capital Requirements

We will need to raise additional capital to fund our operations and growth, and such capital may not be available on favorable terms or at all.

We expect to require additional capital to fund our ongoing operations, product development, sales and marketing activities, and expansion into new markets. We intend to use the proceeds from this offering to advance our business objectives, but these proceeds may not be sufficient to fund our operations to the point of profitability. We may seek to raise additional capital through equity or debt financing, strategic partnerships, or other arrangements. Additional capital may not be available when needed, on terms favorable to us, or at all. If we are unable to raise additional capital when needed, we may be required to delay, reduce, or eliminate certain product development or commercialization activities, which could materially and adversely affect our business and prospects.

We are dependent on the proceeds from this offering, and a shortfall in proceeds could adversely affect our ability to execute our business plan.

We expect to use the proceeds from this offering to fund our operations, product development, sales and marketing, and other corporate purposes. If this offering does not raise the maximum offering amount, or if our expenses exceed our projections, we may not have sufficient capital to fully execute our business plan. In such circumstances, we may be required to reduce or defer certain planned activities, seek additional financing on potentially unfavorable terms, or curtail our operations, any of which could materially and adversely affect our business and prospects.

We may experience risks related to revenue concentration and customer payment terms that could adversely affect our cash flow and financial condition.

Given the early stage of our business and our focus on government and enterprise customers, we may be subject to revenue concentration risk, with a small number of customers representing a significant portion of our total revenue. Government and enterprise customers may negotiate extended payment terms, and government payment processes may be subject to delays. If any significant customer fails to pay on a timely basis, disputes amounts owed, or ceases doing business with us, our cash flow and financial condition could be materially and adversely affected.

Risks Related to This Offering and Our Securities

This is a Regulation A offering, and we will have limited reporting obligations compared to companies that conduct registered offerings under the Securities Act.

We are conducting this offering pursuant to Regulation A (Tier 2) under the Securities Act of 1933, as amended. As a Regulation A issuer, we are subject to ongoing reporting requirements under Regulation A, including the obligation to file annual reports on Form 1-K, semiannual reports on Form 1-SA, and current reports on Form 1-U with the U.S. Securities and Exchange Commission. In addition, the Company has committed to providing periodic updates, not less than on a semi-annual basis, to its investors subsequent to the consummation of this Offering on the Company’s development, financial condition and other material events in accordance with and to the extent required by Rule 257 of Regulation A. However, these reporting requirements are less extensive than those applicable to companies that are subject to the full reporting obligations of the Securities Exchange Act of 1934, as amended, including the obligation to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. As a result, you will have access to less information about our company and its financial condition and operations than you would have if we were a fully reporting company. This reduced level of disclosure may make it more difficult for you to evaluate our business and make informed investment decisions.

Our founder and Chief Executive Officer will control approximately 91% of the total voting power of our capital stock following this Offering, and will therefore be able to control all matters submitted to stockholders for approval.

David Carvalho, our President, Chief Executive Officer, Founder and a member of our Board of Directors, holds all 12,897,038 outstanding shares of our Class B Common Stock. Each share of Class B Common Stock is entitled to twenty votes per share, while each share of Class A Common Stock is entitled to one vote per share, and the two classes generally vote together as a single class. As a result, immediately following the completion of this Offering, Mr. Carvalho will control approximately 91% of the total voting power of our outstanding capital stock, assuming the sale of the maximum number of Shares offered hereby. Mr. Carvalho will retain a majority of the total voting power regardless of the number of Shares sold in this Offering, and his voting control will not be diluted by the conversion of Class B Common Stock into Class A Common Stock at a one-to-one ratio only upon a transfer or at his election.

Accordingly, Mr. Carvalho will be able to control the outcome of all matters submitted to our stockholders for approval, including the election and removal of directors, amendments to our Articles of Incorporation and Bylaws, and any merger, consolidation, sale of all or substantially all of our assets or other significant corporate transaction. He may also be able to take action by written consent without a meeting of stockholders. Mr. Carvalho’s interests may differ from the interests of our other stockholders, and he may take actions that our other stockholders do not view as being in their best interests. This concentration of voting control may also have the effect of delaying, deterring or preventing a change of control of the Company, including a transaction in which holders of Class A Common Stock might otherwise receive a premium for their Shares, and may adversely affect the trading price of our Class A Common Stock.

In addition, because we will be a controlled company under the NYSE American Company Guide, we may in the future elect to rely on exemptions from certain corporate governance requirements, including requirements that a majority of our Board of Directors consist of independent directors. We do not currently intend to rely on these exemptions; however, if we were to do so in the future, holders of our Class A Common Stock would not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of NYSE American.

There is no public market for our securities, and you may not be able to sell your securities when you want or at a price that is acceptable to you.

There is currently no established public trading market for our securities. We cannot assure you that an active trading market will develop or, if developed, that it will be sustained. The absence of a public trading market means that you may not be able to sell your securities at a time or at a price that is acceptable to you. The lack of liquidity may also make it difficult for you to determine the fair market value of your securities. Your ability to dispose of your securities may be further limited by applicable federal and state securities law restrictions on the resale of securities acquired in Regulation A offerings.

You will experience immediate and substantial dilution as a result of this offering.

The offering price of our securities is substantially higher than the net tangible book value per share of our outstanding securities. As a result, investors in this offering may experience immediate and substantial dilution in the net tangible book value of their investment. This dilution means that investors in this offering will pay a price per share that is substantially greater than the amount per share of the tangible assets of the Company available for distribution to shareholders.

We may conduct future capital raises that could result in additional dilution to investors in this offering.

We expect that we will need to raise additional capital in the future to fund our operations and growth. Future capital raises may be conducted through the issuance of additional equity securities, convertible debt, or other instruments that could result in significant dilution to investors in this offering. We cannot predict the timing, amount, or terms of any future capital raises, and the terms of future financings may be more favorable to new investors than the terms of this offering. Any future issuance of equity securities or convertible instruments could reduce the percentage ownership of existing investors and could dilute the value of the securities purchased in this offering.

We will have broad discretion over the use of proceeds from this offering, and you may not agree with how we spend the proceeds.

We will have broad discretion in the application of the net proceeds from this offering and could use the proceeds in ways that you may not agree with or that do not improve our operating results or enhance the value of our securities. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply the proceeds effectively could adversely affect our business, financial condition, and results of operations.

Listing our Shares on NYSE American will increase our regulatory burden.

We have applied to have our Shares listed for trading on NYSE American under the symbol “[*].” There is no guarantee that our application will be approved in connection with this Offering. Although to date we have not been subject to the continuous and timely disclosure requirements of exchange rules, regulations and policies of NYSE American, we are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial management control systems to manage our obligations as a public company listed on NYSE American. These areas include corporate governance, corporate controls, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal controls over financial reporting. However, we cannot assure holders of our Shares that these and other measures that we might take will be sufficient to allow us to satisfy our obligations as a public company listed on NYSE American on a timely basis and that we will be able to achieve and maintain compliance with applicable listing requirements. In addition, compliance with reporting and other requirements applicable to public companies listed on NYSE American will create additional costs for us and will require our time and attention. We cannot predict the amount of the additional costs that we might incur, the timing of such costs or the effects that these matters will have on our business.

NYSE American may delist our Shares, which could limit investors’ ability to engage in transactions in our Shares and subject us to additional trading restrictions.

If NYSE American were to delist our Shares as a result of a failure to meet its listing requirements, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Shares;

●	a limited amount of news and analyst coverage for the Company; and

●	a decreased ability to obtain capital or pursue acquisitions by issuing additional equity or convertible securities.

We will incur increased costs as a result of operating as a public company and will be required to devote substantial time to new compliance initiatives.

As a public company, particularly after we are no longer an emerging growth company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and rules implemented by the SEC and NYSE American, impose various requirements on public companies, including requirements to file periodic and event-driven reports with respect to our business and financial condition and operations and establish and maintain effective disclosure and financial controls and corporate governance practices. We have limited experience operating a public company, which may result in operational inefficiencies or errors, or a failure to improve or maintain effective internal controls over financial reporting and disclosure controls and procedures necessary to ensure timely and accurate reporting of operational and financial results. We will need to devote a substantial amount of time to these compliance initiatives, and we may need to hire additional personnel to assist us with compliance. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time consuming and costly.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to furnish a report on our ICFR, which, after we are no longer an emerging growth company, may be accompanied by an attestation report on ICFR issued by our independent registered public accounting firm if we are an “accelerated filer” or a “large accelerated filer” under the Exchange Act. To achieve compliance with Section 404 within the prescribed period, we will document and evaluate our ICFR, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants, and adopt a detailed work plan to assess and document the adequacy of our ICFR, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented, and implement a continuous reporting and improvement process for ICFR. If we or our auditors determine that there are one or more material weaknesses in our ICFR, such a determination could cause an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some public company required activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and divert our time and attention from revenue generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company and complying with applicable rules and regulations will make it more expensive for us to obtain director and officer liability insurance. These factors could also make it more difficult for us to attract and retain qualified executive officers and members of our Board.

We may issue additional Shares or other equity securities without shareholder approval, which would dilute the ownership interests of existing shareholders in the Company and may depress the market price of our Shares.

We may issue additional Shares or other equity securities in the future in connection with, among other things, capital raises, future acquisitions, repayment of outstanding indebtedness or grants under any equity incentive plan without shareholder approval in a number of circumstances. The issuance of additional Shares or other equity securities could have one or more of the following effects:

●	our existing shareholders’ proportionate ownership will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously issued and outstanding Share may be diminished; and

●	the market price of our Shares may decline.

Our ability to meet expectations and projections in any research or reports published by securities or industry analysts, or a lack of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for our Shares.

The trading market for our Shares will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If no securities or industry analysts commence coverage of us, our share price would likely be less than that which would be obtained if we had such coverage and the liquidity, or trading volume of our Shares may be limited, making it more difficult for a shareholder to sell shares at an acceptable price or amount. If any analysts do cover us, their projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of research analysts covering us. Similarly, if one or more of the analysts who write reports on us downgrades our shares or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and share price, which could cause you to lose some or all of your investment.

We may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that could result in losses. Unexpected risks may arise and previously known risks may materialize. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we may report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividend on our Shares and do not currently intend to do so in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in our Shares will depend upon any future appreciation in their value. There is no guarantee that our Shares will appreciate in value or even maintain the price at which you purchased them.

This Offering is being conducted on a “best efforts” basis and we may not be able to execute our growth strategy if the maximum offering amount is not sold.

If you invest in our Shares and less than all of the offered Shares are sold, the risk of losing your entire investment will be increased. We are offering our Shares on a “best efforts” basis and we can give no assurance that all of the offered Shares will be sold. If less than the maximum offering amount of Shares are sold, we may be unable to fund all the intended uses described in this Offering Circular from the net proceeds anticipated from this Offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by the net proceeds of this Offering. No assurance can be given to you that any funds will be invested in this Offering other than your own.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for our shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for the Shares is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors has determined the offering price in its sole discretion without the input of an investment bank or other third party. The fixed offering price for the Shares has not been based on appraisals of any assets we own or may own, or of our Company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for the Shares may not be supported by the current value of our Company or our assets at any particular time.

As our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Shares in this Offering, you will pay more for your Shares than the amount paid by our existing stockholders for their shares on a per share basis. As a result, you will experience immediate and substantial dilution in net tangible book value per share in relation to the price that you paid for your Shares. In addition, you will experience further dilution to the extent that we issue Shares upon the exercise of any warrants, including the Agent Warrants issued in this Offering, or exercise of stock options under any stock incentive plans. See “Dilution” for a more complete description of how the value of your investment in our Shares will be diluted upon completion of this Offering.

We recently effected a reverse stock split of both classes of our Common Stock, and the reverse stock split may not achieve its intended effect.

On July 21, 2026, we effected a reverse stock split of our issued and outstanding Class A Common Stock and Class B Common Stock at a ratio of one-for-1.511975021. The reverse stock split applies equally to both classes of our Common Stock and was approved by our Board of Directors and by the holders of our Class A Common Stock and Class B Common Stock, voting together as a single class. Although we obtained the required corporate approvals, there can be no assurance that the reverse stock split will achieve its intended purpose of supporting our anticipated offering price or satisfying the initial listing requirements of NYSE American. The reverse stock split reduces the number of outstanding shares of our Common Stock, which could adversely affect the liquidity and trading market for our Class A Common Stock. In addition, because any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share, the reverse stock split will result in a small increase in the aggregate number of shares outstanding relative to a precise application of the split ratio. If we had been unable to obtain the requisite stockholder approval for the reverse stock split, we may not have been able to satisfy the listing standards of NYSE American on our anticipated timeline, if at all.

Using a credit card to purchase Shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this Offering may have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the Shares you buy. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this Offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018, entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

Forward-looking statements in this Offering Circular may not accurately predict our future performance, and our actual results may differ materially from our projections.

This Offering Circular contains forward-looking statements that involve significant risks and uncertainties. These forward-looking statements are based on our current expectations, estimates, and projections about our business and industry, and reflect our beliefs and assumptions as of the date of this Offering Circular. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including the risks described in this “Risk Factors” section. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date on which they were made. We undertake no obligation to update or revise any forward-looking statements, except as required by applicable securities laws.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this document and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this document and other statements made from time to time by us or our representatives might not occur.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements in this Offering Circular include, without limitation:

●	we have a limited operating history in an evolving industry, making it difficult for us to forecast revenue, plan expenses, and evaluate our business and future prospects

●	our ability to raise capital and the availability of future financing;

●	our business involves significant risks and uncertainties that may not be covered by insurance;

●	our business with governmental entities is subject to the policies, regulations, mandates, and funding levels of such entities and may be negatively impacted by any change thereto;

●	our revenues will be primarily driven by the pace of market adoption of post-quantum security solutions, and changes in the volume or timing of customer deployments could significantly impact our results of operations;

●	our success will depend on our ability to develop, commercialize, and gain market acceptance of our post-quantum digital trust infrastructure solutions, including the Naoris Protocol and related products;

●	the timing of commercialization, customer adoption, product performance, post-release development, security auditing, regulatory treatment, and customer deployment of PetalVault, PQVPN by Naoris, the Naoris Community Intelligence Layer, and other application-layer products built on top of the Company IP;

●	we may not be able to successfully implement our growth strategy, on a timely basis or at all;

●	we may be unable to manage future growth effectively;

●	our inability to scale the performance and reliability of our platform to accommodate large enterprise and government environments could have a material adverse effect on our business;

●	expanding internationally involves risks, including foreign regulatory requirements, export controls applicable to our cryptographic technology, and data localization restrictions, that could delay or prohibit our entry into certain markets

●	our ability to obtain or maintain the necessary permits, licenses, or regulatory approvals required to operate or expand our business;

●	changes in laws, regulations, or their enforcement, including cybersecurity, data protection, digital asset, and post-quantum cryptography mandates, could require costly operational changes or result in material liabilities;

●	Listing on NYSE American will increase our regulatory burden and compliance costs, and failure to meet listing requirements could result in delisting and reduced liquidity for our Shares;

●	the issuance of additional shares or equity securities without shareholder approval, could dilute existing shareholders’ ownership and potentially depress the price of our Shares; and

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

●	current or future financial performance;

●	our plans and objectives for future operations;

●	uncertainties associated with product research and development;

●	uncertainties associated with dependence upon the actions of government regulatory agencies;

●	product plans and performance;

●	our assessment of market factors; and

●	statements regarding our strategy and plans.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

USE OF PROCEEDS

Assuming we sell the maximum offering amount of $24,000,000, we estimate that the net proceeds from the sale of the Shares in this Offering will be approximately $21,247,700, after deducting selling agent commissions and estimated Offering expenses.

We intend to use the net proceeds from this Offering for the following purposes: (i) capital expenditures, (ii) working capital and general corporate purposes, (iii) marketing expenditures and (iv) research and development expenses. Our principal intended uses include cloud infrastructure; equipment and node infrastructure; expansion of our sales, operations, and finance teams; research and product engineering; marketing and demand generation; and working capital and other general corporate purposes. Notwithstanding the foregoing, we and the Lead Selling Agent are offering the Shares on a “best efforts” basis and are not required to sell any specific number or dollar amount of Shares in this Offering. As such, we and the Lead Selling Agent may sell less than the maximum number of Shares offered hereby, and we may receive net proceeds of less than $21,247,700.

A portion of research and development expenses, capital expenditures, marketing expenditures, and working capital may be allocated to post-development hardening, customer deployments, and commercial rollout of application-layer products built on top of the Company IP, including PetalVault, PQVPN by Naoris, and the Naoris Community Intelligence Layer. These expenditures may include product engineering, maintenance, customer-specific integrations, security testing, independent audits, compliance analysis, customer onboarding, sales enablement, and product-specific infrastructure. Actual allocations will depend on the proceeds raised, market feedback, customer demand, technical progress, regulatory review, and our assessment of priorities. The following table sets forth a breakdown of our estimated use of our gross proceeds.

	$15,000,000	$20,000,000	$24,000,000
Gross proceeds	$15,000,000	$20,000,000	$24,000,000
Selling agent commissions	$1,050,000	$1,400,000	$1,680,000
Other offering expenses	$1,072,300	$1,072,300	$1,072,300
Net proceeds	$12,877,700	$17,527,700	$21,247,700

Cloud Infrastructure	$4,095,172	$5,561,141	$5,590,400
Equipment & Node Infrastructure	$997,820	$1,396,216	$3,827,284
Expanding the Operation Team	$1,255,763	$1,705,331	$1,714,305
R&D/Product Engineering	$3,409,411	$4,630,493	$4,654,857
Expanding Finance Team	$1,490,388	$2,023,948	$2,034,597
Marketing and Demand Generation	$878,257	$1,192,819	$2,398,189
Expanding Marketing Team	$559,600	$760,003	$764,002
Working Capital/Other	$191,289	$257,749	$264,066
Total use of net proceeds	$12,877,700	$17,527,700	$21,247,700

We believe that the expected net proceeds from this Offering, together with our existing cash and cash equivalents, will be sufficient to fund our operations at our current and planned rate of expenditure for at least 10 months following a closing if we raise the Minimum Offering Amount, and for at least 15 months following a closing if we raise the Maximum Offering amount, although we cannot assure you that this will occur.

The expected use of the net proceeds from this Offering represents our intentions based upon our current plans, financial condition and business conditions. Predicting the cost to be used in Naoris Quantum Protocol Inc.’s businesses can be difficult and the amounts and timing of their actual expenditures may vary significantly depending on numerous factors including the status of our development efforts, sales and marketing activities and the amount of cash generated or used by our operations. We may find it necessary or advisable to use portions of the proceeds for other purposes. As a result, we will retain broad discretion over the allocation of the net proceeds from this Offering.

We will not close this Offering until we can establish that the Offering meets the Minimum Listing Standards, however, we cannot assure that all or any portion of the Class A Common Stock will be sold.

DETERMINATION OF OFFERING PRICE

Prior to the Offering, there has been no public market for the Shares. The initial public offering price has been determined by negotiation between us and R.F. Lafferty. The principal factors considered in determining the initial public offering price include:

●	the information set forth in this Offering Circular and otherwise available to R.F. Lafferty;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	an assessment of our management;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by R.F. Lafferty and us.

DIVIDEND POLICY

We have never paid dividends on our Shares. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. As such, we do not intend to declare or pay cash dividends on our Shares in the foreseeable future. Any future determination to pay dividends will be made at the discretion of our Board of Directors subject to applicable laws and will depend upon, among other factors, our earnings, operating results, financial condition and current and anticipated cash needs. Our future ability to pay cash dividends on our Shares may be limited by the terms of any then-outstanding debt or preferred securities.

CAPITALIZATION

As of March 31, 2026, the Company had:

●	14,550,505 shares of Class A Common Stock issued and outstanding, as adjusted to give effect to the Reverse Stock Split effected on July 21, 2026;

●	12,897,038 shares of Class B Common Stock issued and outstanding, as adjusted to give effect to the Reverse Stock Split effected on July 21, 2026;

The following table sets forth our cash and cash equivalents, debt, and capitalization as of March 31, 2026:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the above and the issuance of 6,000,000 Shares in this Offering at the Offering Price of $4.00 per Share, assuming the sale of the maximum number of Shares offered for sale in this Offering, representing the maximum offering amount, or $24,000,000, and after deducting selling agent commissions and estimated Offering expenses payable by us, as set forth in this Offering Circular.

You should read the following table in conjunction with the sections entitled “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and the related notes thereto included elsewhere in this Offering Circular.

	Actual	As Adjusted for 100% of the Offering
Cash and cash equivalents	$2,367,920	$23,615,620
Debt	$2,800,000	$2,800,000
Stockholders’ equity (deficit)	$(536,600)	$20,711,100
Shares of Class A Common Stock outstanding as of March 31, 2026	$2,200	$2,200
Shares of Class B Common Stock outstanding as of March 31, 2026	$1,950	$1,950
Shares of Class A Common Stock to be issued under the Offering[1]	$0	$600
Additional paid-in capital	$0	$21,247,100
Accumulated deficit	$(536,600)	$(536,600)
Total stockholders’ equity (deficit)	$(536,600)	$20,711,100

Total capitalization	$2,263,400	$23,511,100

The number of shares of Common Stock to be outstanding immediately after the consummation of this Offering excludes:

●	6,000,000 shares of Class A Common Stock reserved for issuance under the Company’s 2026 Equity Incentive Plan.

DILUTION

As of the date of this Offering, after giving effect to the Reverse Stock Split, an aggregate of 32,370,700 shares of Common Stock are issued and outstanding.

If you invest in our Class A Common Stock, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share of our Class A Common Stock and the as adjusted net tangible book value per share of our Common Stock (Class A Common Stock and Class B Common Stock) immediately after this Offering.

If the Maximum Offering, at an offering price of $4.00 per share of Class A Common Stock is sold in this Offering, after deducting approximately $1,680,000 in selling agent commissions and $1,072,300 in other offering expenses, our as adjusted net tangible book value at the closing date would be approximately $20,711,100 or $0.54 per share of Class A Common Stock. This amount represents an immediate increase in as adjusted net tangible book value of $0.56 per share of Class A Common Stock to our existing shareholders, and an immediate dilution in as adjusted net tangible book value of approximately $3.46 per share of Class A Common Stock to new investors purchasing Class A Common Stock in this Offering at a price of $4.00 per Share.

Net tangible book value per Share represents our total tangible assets, which are total assets less our right of use assets, less our total liabilities, divided by the number of outstanding Shares.

Dilution represents the difference between the amount per Share paid by investors in this Offering and the as adjusted net tangible book value per share of our Common Stock after the Offering. The following table illustrates the approximate dilution in as adjusted net tangible book value per Share to new investors as of the date of this Offering, after giving effect to the Reverse Stock Split, as adjusted to give effect to the sale of the maximum amount of our Shares in this Offering, after deducting selling agent commissions, investor fee and other offering expenses.

Offering price per share	$4.00

As adjusted net tangible book value per share before this Offering	$(0.02)
Increase in net tangible book value per share attributable to this Offering	$0.56
As adjusted net tangible book value per share after this Offering	$0.54
Dilution in net tangible book value per share to new investors	$3.46

BUSINESS

Overview

Naoris Quantum Protocol Inc. (the “Company,” “we,” “us,” “our”) is a post-quantum digital trust infrastructure company that has developed a distributed trust validation platform designed to provide continuous, verifiable digital trust for critical infrastructure and enterprise systems. We conceived the Distributed Cybersecurity Mesh Architecture (dCSMA) in 2018 following discussions with the late Lt. Gen. Kjell Grandhagen, former Chief of the Norwegian Intelligence Service (2010–2016) and Chairman of the NATO Military Intelligence Committee (2015–2016), who identified the centralized cybersecurity model as fundamentally flawed. Our response was to invert the cybersecurity paradigm: rather than defending networks from a central point that adversaries can target, we convert every connected device into a trusted security validator that continuously verifies the integrity of every other device through distributed cryptographic consensus, making networks stronger as they grow. This approach has been independently identified as a pioneering effort in distributed cybersecurity mesh architecture by academic researchers conducting a PRISMA systematic review that screened 337 records in the field (Ramos-Cruz et al., Neurocomputing, Elsevier, 2024). Our core technology, the Naoris Protocol (“Naoris Protocol”), operates as a foundational trust layer that continuously validates systems, identities, devices, and data, and is designed to be quantum secure from inception. The Naoris Protocol operates below security tools, below cloud infrastructure, and above hardware, providing a unified validation layer that enables provable trust and continuous protection across fragmented systems.

Our platform addresses a fundamental shift in cybersecurity requirements: modern infrastructure can no longer merely assume trust but must prove it continuously. This shift is driven by several converging factors, including the ability of artificial intelligence to compromise identity, data origin, and system assumptions; the threat that quantum computing poses to the long-term viability of existing cryptography; the systemic risk created by centralized security architectures; and the recognition that compliance alone does not guarantee trust.

Since 2018, we have advanced this architecture through eight years of continuous research and development to integrate three proprietary technology layers that we believe differentiate our platform: (i) Distributed Proof of Security (dPoSec), a proprietary consensus mechanism purpose-built for cybersecurity, where devices validate each other’s integrity in real time through cryptographic attestation; (ii) Sub-Zero Layer Architecture, which operates beneath existing blockchain layers (L0-L2), cloud infrastructure, and security tools, functioning as a foundational trust fabric that strengthens existing systems rather than competing with them; and (iii) Distributed Swarm AI, a distributed artificial intelligence system that detects, responds to, and coordinates defense against threats across the entire mesh in real time, using collaborative machine learning. These technologies form our Trust Mesh: a self-validating, decentralized security infrastructure secured by NIST-standardized post-quantum cryptography (ML-DSA, formerly CRYSTALS-Dilithium, FIPS 204) and key encapsulation mechanisms aligned with NIST, NATO, and ETSI standards. The architecture is designed to operate within each client’s infrastructure; all security data and consensus processes run exclusively on the client’s own devices and systems, with no dependency on external servers, third-party data custody, or centralized control. This sovereign-by-design model enables deployment across on-premise, air-gapped, hybrid, and sovereign cloud environments under national governance frameworks. In addition, Naoris incorporates a Bring Your Own Cryptography (BYOC) innovation layer—a modular cryptographic abstraction positioned between the blockchain protocol and underlying cryptographic primitives. This mid-layer architecture enables clients to integrate and migrate to alternative cryptographic standards over time, including future post-quantum algorithms, without requiring a disruptive “rip-and-replace” of infrastructure or a hard fork of the network.

Our platform is designed for deployment across multiple environments, including on-premises installations, sovereign cloud deployments, hybrid configurations, and air-gapped environments, providing the same intended trust validation capabilities across all deployment models. This flexibility enables us to serve government and enterprise customers who require sovereignty over their trust infrastructure and data.

We intend to use Naoris Protocol as the foundational infrastructure layer for application-specific products. The initial product ecosystem includes PetalVault, PQVPN by Naoris, and the Naoris Community Intelligence Layer, each of which we currently consider sufficiently developed for customer or partner deployment discussions. Each product is built on or designed to use Naoris infrastructure for trust validation, post-quantum cryptographic controls, identity or data attestation, auditability, and distributed resilience while addressing a specific use case: Bitcoin ownership evidence and audit workflows, secure post-quantum routing, and trust-validated AI community intelligence and engagement workflows. Commercialization of each product remains subject to the matters described under “Risk Factors.”

Industry Background

Digital trust is fundamentally a validation problem. Modern infrastructure assumes trust rather than proving it continuously, creating systemic vulnerabilities that are increasingly exploited by sophisticated threat actors. Advances in artificial intelligence and the emergence of quantum computing are simultaneously accelerating both the capabilities of attackers and the obsolescence of existing cryptographic defenses. We believe that a new foundational approach to digital trust—one that is decentralized, client-controlled, and quantum-secure by design—is required to protect critical infrastructure including entities that have any form of digital footprint in this evolving threat landscape.

Trust has fundamentally broken down across digital systems. Artificial intelligence breaks identity, data origin, and system assumptions, enabling attackers to operate with unprecedented speed and sophistication. Quantum computing threatens the long-term viability of existing cryptography, rendering current encryption methods potentially vulnerable to future attacks. Centralized security architectures create systemic risk, where a single point of failure can cascade across entire networks. Compliance alone does not guarantee trust. In this environment, trust can no longer be assumed—it must be proven continuously.

Stakes are high for organizations operating critical infrastructure and for sophisticated threat actors seeking to exploit them. The exponential growth of connected systems, sensitive data, and digital transformation initiatives has simultaneously made governments, financial institutions, and enterprises the targets of highly sophisticated cybercriminals and nation-state actors. These adversaries seek to exfiltrate data to steal intellectual property, destroy data to disrupt operations, or encrypt data to demand ransom. AI-powered attacks increase attack speed and scale, compressing the time organizations have to detect and respond to threats. As a result, solutions that strengthen digital trust and provide continuous validation across systems, data, and communications have become a top-level priority for organizations responsible for critical and regulated infrastructure.

Tectonic shifts in technology require a new trust architecture. The following fundamental changes in the technology landscape have left organizations increasingly vulnerable:

●	Quantum computing poses a material threat to existing cryptographic systems. Quantum computers, once sufficiently advanced, could compromise the cryptographic algorithms that secure virtually all digital systems, including those underlying financial transactions and sensitive data storage. Governments worldwide are mandating migration to post-quantum cryptography, with compliance deadlines ranging from 2025 to 2035 depending on sector and jurisdiction. In the United States, federal directives-including NSM-10, Executive Order 14144, and CNSA 2.0-require full migration to post-quantum cryptography by 2035 for federal systems, with significant implications for financial institutions and other organizations handling sensitive data. The threat timeline has accelerated materially. In December 2024, Google Quantum AI unveiled its Willow processor, a 105-qubit superconducting chip that achieved the first demonstration of below-threshold quantum error correction using surface codes-a goal pursued since 1995 (published in Nature, Volume 638, Pages 920–926, DOI: 10.1038/s41586-024-08449-y). Willow performed a benchmark computation in under five minutes that would take the world’s fastest supercomputer approximately 10 septillion years. In May 2025, Google researcher Craig Gidney published “How to factor 2048 bit RSA integers with less than a million noisy qubits” (arXiv: 2505.15917), reducing the estimated hardware requirement for breaking RSA-2048 encryption from 20 million physical qubits to fewer than one million—an approximately 20-fold reduction (arXiv: 2505.15917). In March 2026, Google Quantum AI published research demonstrating a comparable reduction in resources required to break 256-bit elliptic curve cryptography (Babbush, Gidney, Zalcman, Neven et al., “Safeguarding cryptocurrency by disclosing quantum vulnerabilities responsibly,” Google Research Blog, March 2026). These algorithmic advances suggest the quantum threat may materialize sooner than hardware roadmaps alone would indicate. Google has set an internal post-quantum migration deadline of 2029 (Google blog, March 25, 2026, authored by VP of Security Engineering Heather Adkins and Senior Staff Cryptography Engineer Sophie Schmieg), reflecting accelerating progress in quantum hardware, error correction, and factoring resource estimates. The “harvest now, decrypt later” threat—whereby adversaries collect encrypted data today for future quantum decryption—means the risk to long-lived sensitive data exists today, regardless of when fault-tolerant quantum computers become operational.

●	Artificial intelligence accelerates attack capabilities. AI increases attack speed and scale, enabling adversaries to identify vulnerabilities, craft sophisticated social engineering campaigns, and execute attacks at machine speed. AI breaks identity, data origin, and system assumptions, making it increasingly difficult to distinguish legitimate communications and transactions from fraudulent ones. Organizations require AI-native security approaches that can match the pace of AI-powered threats.

●	Centralized security creates systemic risk. Traditional security architectures rely on centralized control mechanisms that create single points of failure. When a central security system is compromised, the entire organization’s defenses can collapse. The proliferation of cloud computing, remote work, and distributed systems has further exposed the limitations of centralized security models. Organizations are increasingly looking for distributed approaches that eliminate single points of failure while maintaining comprehensive visibility and control.

●	Critical infrastructure faces escalating threats and regulatory pressure. Operators of critical infrastructure across government, financial services, defense, energy, telecommunications, and healthcare face an intensifying threat environment combined with expanding regulatory mandates. Regulatory mandates including DORA (effective January 2025), NIS2, PCI DSS 4.0, CMMC 2.0, and the Cyber Resilience Act impose stringent requirements for operational resilience, continuous compliance, and enhanced security controls. Financial services organizations must comply with DORA, NIS2, PCI DSS 4.0, and Basel III operational resilience requirements between 2025 and 2030. Government and defense organizations must meet NIST IR 8547, NSA CNSA 2.0, OMB M-23-02, CMMC 2.0, and Executive Order 14144 requirements between 2027 and 2035. Critical infrastructure operators across 18 sectors must comply with NIS2, the Cyber Resilience Act, and related mandates between 2024 and 2035.

●	Infrastructure fragility is rising while reactive security fails. Modern organizations operate fragmented systems based on assumed trust and reactive security approaches. Periodic audits and compliance certifications provide only point-in-time assurance, leaving organizations vulnerable between assessments. Organizations require continuous validation instead of periodic audits, reduced false positives, and near real-time detection of abnormal behavior. Trust must evolve before systems fail.

The convergence of AI threats, quantum computing, regulatory mandates, and infrastructure complexity has created an urgent need for a fundamentally new approach to digital trust. Organizations responsible for critical systems, national data, or continuous operations require solutions that provide continuous, verifiable trust across systems, data, and communications without central points of failure. They need infrastructure that is post-quantum secure by design, decentralized to eliminate systemic risk, and capable of operating across sovereign, enterprise, and hybrid deployment models. Out of necessity, organizations are demanding solutions that work across legacy and modern systems, improve resilience and uptime, and provide long-term protection against currently anticipated quantum threats.

Limitations of Existing Solutions

Traditional cybersecurity approaches have failed both to prevent and to support recovery from increasingly sophisticated cyberattacks. The central problem with legacy antivirus and human-powered endpoint detection and response (“EDR”) is that both rely on linear human effort to defend against the exponential growth of cyber threats. Legacy signature-based products are designed to detect attacks that are already catalogued but are not capable of preventing unknown threats or stopping associated breaches. By the time indicators of compromise (“IOCs”) are located, all they provide is evidence of compromise or breach that may have already resulted in substantial losses to the victim.

Organizations face an acute shortage of skilled cybersecurity talent. Approximately four million additional professionals are needed today to adequately defend organizations against cyberattacks worldwide. This is further aggravated by the large number of security solutions that companies have deployed over time, many of which generate large volumes of alerts that security teams have to sift through.

On-premise security architectures are constrained—siloed, lacking integration, and having limited ability to collect, process, and analyze vast amounts of data. Legacy vendors often deploy more agents to the endpoint as they layer on a patchwork of additional point product capabilities, burdening endpoints by consuming additional storage space, memory, and processor capacity, degrading end user experience without providing effective security. Many on-premise vendors have introduced cloud offerings by putting their on-premise products in the cloud, but such single-tenant products were not designed to run in the cloud and therefore continue to be siloed, lack integration, and possess limited scalability.

Existing security products primarily focus on prevention, detection, and investigation of security threats to infrastructure—perimeter, network, applications, endpoints, and identity—but lack visibility into business data. Existing backup and recovery solutions focus on creating copies of data for recovery from human errors and operational disruptions, but the data remains vulnerable to security breaches and malicious insiders. The gap between security and backup and recovery leaves organizations vulnerable to cyberattacks.

Our Solutions

We have developed a distributed trust validation layer that provides continuous, verifiable trust across systems, data, and communications without central points of failure. Unlike traditional security tools that assume trust, Naoris enforces trust continuously through cryptographic validation.

Naoris is not limited to a single vertical application. We expect to make the protocol available through core infrastructure deployments and through productized modules that use the Trust Mesh to validate identity, devices, data origin, permissions, routing paths, attestations, and audit records.

Our Products and Services

We deliver the Naoris Protocol, a post-quantum trust layer designed to provide continuous, verifiable digital trust for critical infrastructure systems. Our platform continuously validates systems, identities, devices, and data, and is post-quantum secure by design. Naoris Protocol operates below security tools, below cloud, and above hardware, functioning as a foundational trust layer that strengthens existing systems rather than replacing them.

Our platform addresses the fundamental challenge facing modern organizations: traditional security architectures assume trust rather than proving it continuously. Before Naoris Protocol, organizations operated with fragmented systems, assumed trust, and reactive security. With Naoris Protocol, organizations achieve unified validation, provable trust, and continuous protection. Trust is no longer assumed—it is enforced.

We have designed our platform to be deployed across multiple environments designed for sovereign and enterprise requirements, including on-premise, sovereign cloud, hybrid, and air-gapped deployments. Each deployment model is intended to provide the same trust validation capabilities.

Naoris Product Ecosystem

Naoris Protocol serves as the underlying infrastructure for a product ecosystem designed to translate post-quantum trust validation into specific workflows. These products are built on or integrate with the Trust Mesh, dPoSec validation, post-quantum cryptographic primitives, and Naoris audit and attestation capabilities. The products may be offered directly, through enterprise deployments, or through partnerships, and may change as technical, regulatory, and market requirements evolve.

Core Naoris Protocol.

The core Naoris Protocol is the foundational trust layer for continuous validation of systems, identities, devices, data, and infrastructure state. It is designed to operate across on-premise, sovereign cloud, hybrid, and air-gapped environments and to strengthen existing infrastructure without requiring customers to replace existing systems.

PetalVault.

We currently consider PetalVault to be sufficiently developed for customer or partner deployment discussions as a post-quantum ownership evidence and audit product for Bitcoin-related workflows. It is designed for institutional custodians, insurance underwriters, compliance teams, and regulated Bitcoin holders that need a method to create cryptographic evidence associated with a Bitcoin address before potential future quantum threats. PetalVault is designed to operate without modifying Bitcoin’s protocol, requiring a fork, or requiring holders to move funds. Its architecture may include in-browser post-quantum key generation, classical Bitcoin ownership verification, a Bitcoin mainnet OP_RETURN commitment, audit-export records, recurring attestation workflows, and an additional validation layer through Naoris Protocol validator infrastructure. PetalVault remains subject to customer-specific integration, independent security review, independent security audit completion where applicable, and market and regulatory adoption.

PQVPN by Naoris.

PQVPN by Naoris is a distributed post-quantum virtual private network and secure routing product that we currently consider sufficiently developed for customer or partner deployment discussions and that is designed to provide trust-validated data-in-transit protection across a distributed mesh of nodes. PQVPN by Naoris is intended to augment existing secure service edge, ZTNA, VPN, and routing investments rather than replace them. It may include endpoint clients, route selection, node attestation, post-quantum path integrity, policy-based routing, and management or audit outputs for regulated networks. Deployment models may include managed service, private tenant, and sovereign on-premise configurations, subject to customer requirements and regulatory considerations.

Naoris Community Intelligence Layer.

The Naoris Community Intelligence Layer is an AI-enabled, trust-validated community intelligence and engagement layer built on top of the Company IP that we currently consider sufficiently developed for customer or partner deployment discussions. The product is designed to allow creators, brands, enterprises, public figures, sports and entertainment organizations, education providers, media franchises, and communities to manage permissioned AI identities and community interactions across digital channels while generating consent-based analytics and engagement intelligence. Its modules may include: (i) AI identity and relationship management, (ii) permissioned community intelligence and analytics, (iii) cross-platform communication and campaign operations, (iv) marketplace, membership, and monetization workflows, and (v) consent, provenance, access control, and auditability functions leveraging Naoris trust infrastructure. We intend for the Naoris Community Intelligence Layer to demonstrate a broader application of Naoris infrastructure beyond core cybersecurity by applying distributed trust validation and post-quantum cryptographic design principles to AI-mediated community data and digital identity workflows. Although we currently consider the product sufficiently developed for customer or partner deployment discussions, commercialization remains subject to the matters described under “Risk Factors.”

All of these products are built on or integrated with Naoris infrastructure. We may change, discontinue, delay, rebrand, or reprioritize any product or module based on technical results, security findings, customer demand, regulatory feedback, capital availability, or strategic considerations.

Key Benefits of Our Platform

Naoris Protocol is designed for sovereign and enterprise environments. Our platform supports multiple deployment models, including on-premise, sovereign cloud, hybrid, and air-gapped environments. We provide the same intended trust validation capabilities across all deployment models. Key benefits of our platform include:

●	Time-Proof Security Architecture. Naoris incorporates a proprietary approach designed to ensure long-term adaptability as encryption standards evolve. Rather than locking the platform into a single cryptographic approach, it enables seamless upgrades to stronger security methods over time without disruptive system overhauls or network forks. This built-in flexibility enhances durability, continuity, and resilience in a rapidly advancing digital landscape.

●	Decentralized architecture eliminates single points of failure. Unlike centralized security systems that create systemic risk when compromised, our distributed trust validation layer ensures that no single point of failure can cascade across entire networks.

●	Post-quantum security by design. Our platform employs NIST-standardized post-quantum cryptography to provide long-term protection against currently anticipated quantum threats. Our architecture is designed to comply with U.S. federal directives including NSM-10, Executive Order 14144, and CNSA 2.0, which mandate a full migration to post-quantum cryptography by 2035 for federal systems.

●	Continuous validation instead of periodic audits. Our platform delivers continuous validation rather than point-in-time assessments, reducing false positives and enabling near real-time detection of abnormal behavior.

●	No rip-and-replace. Our platform strengthens existing systems. It does not replace them. Our platform works across legacy and modern systems, improves resilience and uptime, and simplifies infrastructure over time.

●	Digital sovereignty at scale. Organizations maintain national or organizational control over trust infrastructure, with nodes controlled by the organization or state, full data ownership, cryptographic audit trails, and operation under national governance frameworks. Our platform reduces systemic risk and enables verifiable compliance and accountability.

●	Flexible deployment models. Our platform supports multiple deployment configurations designed for sovereign and enterprise environments, including on-premise, sovereign cloud, hybrid, and air-gapped deployments, all with the same intended trust validation capabilities.

●	Product-level extensibility. Naoris Protocol is designed to support application-layer products such as PetalVault, PQVPN by Naoris, and the Naoris Community Intelligence Layer, allowing product-specific modules to use shared trust validation, post-quantum cryptography, attestation, and audit infrastructure.

●	Consent-aware data and community intelligence. Products such as the Naoris Community Intelligence Layer are designed to help organizations manage permissioned AI identities and consent-based community intelligence while applying provenance, access control, auditability, and post-quantum cryptographic design principles to sensitive data flows.

Our Market Opportunity

We believe we are positioned at the intersection of several large and rapidly growing markets driven by the convergence of quantum computing threats, AI-accelerated cyberattacks, and increasing regulatory mandates for cryptographic modernization. Our platform addresses not only cybersecurity but the broader markets for operational resilience, data integrity, digital trust, compliance automation, device attestation, digital identity, confidential computing, and post-quantum cryptography—markets that are converging into a unified trust infrastructure layer. Gartner named digital provenance a Top 10 Strategic Technology Trend for 2026, and identified preemptive cybersecurity, AI security platforms, and digital trust as defining themes for the coming decade.

Our application-layer products also may enable us to pursue use cases within digital asset ownership evidence, secure routing and data-in-transit protection, and AI-mediated community intelligence and engagement. We have not included separate market-sizing estimates for these application-layer products unless independently verified, and despite our development assessment, our ability to monetize these products remains uncertain and subject to the risks described in this Offering Circular.

Market Convergence and Platform Opportunity. Our platform addresses a broad and converging set of markets spanning cybersecurity, operational resilience, data integrity, digital trust, compliance automation, and post-quantum cryptographic infrastructure. Rather than competing in a single software category, Naoris Protocol operates as a horizontal trust infrastructure layer—comparable to how CrowdStrike defines its total addressable market across nine independently sized, non-overlapping security categories totaling $149 billion (CrowdStrike Q4 FY2026 Investor Presentation, CY2026), or how Palo Alto Networks frames its $110 billion TAM across three platform pillars (Palo Alto Networks investor disclosures, referencing Gartner forecasts). All market figures cited below are from named, independent third-party research firms.

Cybersecurity Market Size and Growth. The global cybersecurity market was approximately $218.98 billion in 2024 and is projected to reach $699.39 billion by 2034, growing at a CAGR of approximately 13.8% according to Fortune Business Insights. Gartner projects $213 billion in 2025 rising to $323 billion by 2029 (Gartner, “Forecast: Information Security, Worldwide, 2023–2029,” 2Q25 Update). IDC projects $377 billion by 2028 at 12.2CAGR (IDC Worldwide Security Spending Guide, March 2025). Forrester projects $302.5 billion by 2029 at a 14.4% CAGR (2024–2029). Grand View Research sizes the market at $271.9 billion in 2025, growing to $663.2 billion by 2033 at 11.9% CAGR. MarketsandMarkets projects $351.92 billion by 2030 at 9.1% CAGR. These figures represent the broadest revenue pool from which our solutions draw.

Data Governance and Integrity Market. Data governance and integrity have become board-level priorities, driven by AI training data requirements and regulatory mandates. The data governance market reached $5.38 billion in 2025, projected to $24.07 billion by 2034 at 20.50% CAGR (Fortune Business Insights). Data observability stands at $3.15 billion in 2025, growing to $6.03 billion by 2031 at an 11.42% CAGR (Mordor Intelligence).

Digital Trust and Provable Data Market. We believe this market category is most directly aligned with our core value proposition. Gartner identified digital provenance as a Top 10 Strategic Technology Trend for 2026, predicting that by 2029, enterprises that fail to adequately invest in digital provenance capabilities may face sanction risks potentially reaching billions of dollars. According to Precedence Research, the digital trust market was estimated at $110.47 billion in 2025 and is projected to reach $325.34 billion by 2035, representing an 11.41% CAGR. MarketsandMarkets estimates the AI governance sub-market is growing at a 45.3% CAGR, from $0.89 billion in 2024 to $5.78 billion by 2029. Grand View Research estimates that the AI Trust, Risk and Security Management (AI TRiSM) market reached $2.34 billion in 2024 and is projected to reach $7.44 billion by 2030, representing a 21.6% CAGR. Gartner predicts that by 2028, more than 50% of enterprises will use AI security platforms. According to The Business Research Company, the content authenticity and provenance (C2PA) market is projected at $1.63 billion in 2025, growing to $5.12 billion by 2030, representing a 25.6% CAGR. The EU AI Act Article 50 transparency obligations, enforceable as of August 2, 2026, are expected to create mandatory demand for content provenance and attestation infrastructure.

Operational Resilience and Compliance Automation. According to Research and Markets, the critical infrastructure protection market was estimated at $153.93 billion in 2025 and is projected to reach $197.13 billion by 2030, representing a 5.1% CAGR. The Digital Operational Resilience Act (DORA), mandatory since January 17, 2025, covers approximately 22,000 EU financial entities, with dedicated penalty mechanisms, including periodic penalty payments on designated critical ICT third-party providers of up to 1% of average daily worldwide turnover, and member-state-set penalties for financial entities. NIS2 expanded its scope to cover approximately 160,000 entities across 18 sectors. According to MarketsandMarkets (January 2026), eGRC software was estimated at $20.56 billion in 2025 and is projected to reach $39.99 billion by 2030, representing a 14.2% CAGR. Grand View Research estimates the RegTech market at $24.34 billion in 2025, projected to reach $112.10 billion by 2033, representing a 21.1% CAGR. According to Fenergo, regulators worldwide issued $4.6 billion in financial-crime enforcement penalties against financial institutions in 2024, and penalty structures across the EU framework may reach up to 7% of global turnover under the AI Act for prohibited-practice violations (Article 50 transparency breaches carry a lower tier of up to 3% of worldwide annual turnover or €15 million).

IoT Security, Device Trust, and Digital Identity. According to MarketsandMarkets (March 2026), IoT security was estimated at $28.67 billion in 2025 and is projected to reach $80.30 billion by 2031, representing an 18.7% CAGR. MarketsandMarkets estimates that digital identity solutions reached $44.20 billion in 2025 and are projected to grow to $132.14 billion by 2031, representing a 20.0% CAGR. The EU requires each member state to issue an interoperable digital identity wallet by December 2026 under eIDAS 2.0. Industry estimates indicate that approximately 21 billion IoT devices were connected as of year-end 2025, with that figure expected to grow to approximately 39 billion by 2030 (IoT Analytics); many of these devices utilize firmware that cannot be easily updated.

Confidential Computing and Post-Quantum Cryptography. According to MarketsandMarkets, the confidential computing market is projected to grow from $5.3 billion in 2023 to $59.4 billion by 2028, representing a 62.1% CAGR. According to MarketsandMarkets (October 2025), the post-quantum cryptography market is projected to grow from $0.42 billion in 2025 to $2.84 billion by 2030, representing a 46.2% CAGR. Grand View Research provides a higher estimate, projecting growth from $1.6 billion in 2025 to $20.5 billion by 2033, representing a 37.8% CAGR. NIST finalized the first three post-quantum cryptography standards (FIPS 203, 204, and 205) on August 13, 2024. NSA CNSA 2.0 mandates that all new National Security System acquisitions be quantum-safe by January 1, 2027, with full enforcement required by 2035. According to the ONCD July 2024 Report on Post-Quantum Cryptography, the White House has estimated approximately $7.1 billion (in 2024 dollars) for federal PQC migration between 2025 and 2035.

Composite Total Addressable Market. Using independently defined, non-overlapping market categories from named third-party research firms—following the methodology employed by CrowdStrike ($149 billion TAM across nine categories, Q4 FY2026 Investor Presentation), Palo Alto Networks ($110 billion across three platform pillars, FY2025 10-K), and Fortinet (2029 addressable markets totaling over $300 billion across three pillars per Gartner December 2025 forecasts, including $166 billion for AI-driven security operations)—we estimate our composite TAM encompasses: cybersecurity ($30.92 billion, Mordor Intelligence); eGRC and compliance software ($20.56 billion, MarketsandMarkets); digital identity solutions ($44.20 billion, MarketsandMarkets); IoT security and device trust ($28.67 billion, MarketsandMarkets); confidential computing and privacy-enhancing technologies ($14.28 billion, Mordor Intelligence); RegTech ($24.34 billion, Grand View Research); and post-quantum cryptography ($0.88 billion, Mordor Intelligence). These market categories may include some degree of overlap, and it is not possible to precisely quantify the extent of overlap across independently defined market categories. All projected figures are forward-looking estimates derived from third-party research firms and are subject to the risks and uncertainties described in the section entitled “Risk Factors.”

Application-Layer Product Markets. Beyond the eight non-overlapping pillars described above, our application-layer products may address additional adjacent market categories. We have not included these application-layer product markets within our composite total addressable market estimate above to avoid double-counting and because monetization within these categories remains subject to commercialization, customer adoption, and the other risks described in this Offering Circular. All market figures cited below are from named, independent third-party research firms.

Secure Routing, Virtual Private Network, and Zero Trust Network Access. According to Mordor Intelligence, the global virtual private network market is projected to grow from $70.46 billion in 2026 to $142.06 billion by 2031, representing a 15.05% CAGR (Mordor Intelligence, January 2026). According to MarketsandMarkets, the zero trust network access (ZTNA) market is projected to grow from $1.34 billion in 2025 to $4.18 billion by 2030, representing a 25.5% CAGR (MarketsandMarkets, October 2025). Mordor Intelligence separately measures a broader ZTNA market, inclusive of secure service edge (SSE) and secure access service edge (SASE) frameworks, reaching $47.45 billion in 2026 and projected to reach $109.48 billion by 2031 at a 18.20% CAGR (Mordor Intelligence, September 2025). We believe PQVPN by Naoris may be positioned within these market categories if it achieves commercial adoption, with potential differentiation from post-quantum path integrity, node attestation, and trust-validated routing under our Trust Mesh infrastructure.

Digital Asset Custody and Bitcoin Ownership Evidence. According to 360iResearch, the global crypto custody provider market was estimated at $3.28 billion in 2025 and is projected to reach $7.74 billion by 2032, representing a 13.05% CAGR. According to Grand View Research, the broader digital asset custody market, measured by assets under custody, was estimated at $683.38 billion in 2024 and is projected to reach $4,378.84 billion by 2033, representing a 23.6% CAGR. According to Research and Markets, the digital asset custody market is projected to grow from $708.09 billion in 2025 to $1.59 trillion by 2030 at a 17.6% CAGR. We believe PetalVault is positioned to address ownership-evidence, proof-of-reserves support, custodian audit-export workflows, and post-quantum cryptographic evidence layers within these market categories.

Digital Human, AI Avatar, and Permissioned AI Identity. According to Market Research Future, the global digital human (AI avatars) market was approximately $9.73 billion in 2025 and is projected to reach $155.29 billion by 2035, representing a 31.92% CAGR. According to MarketsandMarkets, the AI avatar market is projected to grow at a 33.1% CAGR from 2025 to 2032. According to Mordor Intelligence, the United States digital avatar market alone is estimated at $5.82 billion in 2025 and is projected to reach $22.47 billion by 2030, representing a 21.43% CAGR. We believe the Naoris Community Intelligence Layer is positioned within these market categories and within adjacent permissioned AI identity, consent-based analytics, and content authenticity and provenance categories already described in this Offering Circular.

Our Target Customers and Markets

We are designed for operators of critical and regulated infrastructure. Our target customers include government and public sector entities, finance and critical financial infrastructure operators, defense and national security organizations, large enterprises, transportation and logistics companies, energy and utility operators, and telecommunications providers and small and medium-sized enterprises (SMEs).

From January 31 to November 12, 2025, prior to the Company’s incorporation on February 3, 2026, a public testnet with incentivized participation was operated to validate the technical scalability of the platform. During this program, over 100 million post-quantum cryptographic validations secured by NIST ML-DSA (formerly CRYSTALS-Dilithium) were observed across a network of over 1 million connected endpoint nodes, with over 3 million registered digital identities and over 600 million integrity enforcement events. These metrics were generated in an incentivized testing environment with points-based rewards for participation, during a period preceding the Company’s date of inception, and are not reflected in the Company’s financial statements. They do not represent commercial deployments, paying customers, or production performance. No assurance can be given that testnet participation will translate to commercial adoption. We continue to target operators of critical and regulated infrastructure across multiple primary sectors.

●	Government & Public Sector: Digital ministries and national IT authorities, national cybersecurity agencies, and smart government platforms.

●	Finance & Critical Financial Infrastructure: Central banks, payment and settlement systems, and systemically important financial institutions.

●	Defense & National Security: Armed forces, intelligence and secure communications, and defense infrastructure and command systems.

●	Large Enterprises: Operators of complex, distributed infrastructure and organizations with high regulatory and uptime requirements.

●	Transportation & Logistics: Airports, ports, rail, and traffic systems, and national logistics and supply chain platforms.

●	Energy & Utilities: Power generation and grids, oil, gas, and renewable operators, and industrial control systems.

●	Telecommunications: Mobile and fixed network operators, core network and signaling infrastructure, and 5G/future network architectures.

●	Small and medium-sized enterprises: deliver enterprise-grade, quantum-resilient security and compliance readiness without the cost or complexity of traditional infrastructure, eliminating single points of failure while improving the resilience of their digital operations.

●	Digital asset custodians, insurance underwriters, compliance teams, and regulated Bitcoin holders: PetalVault is designed to support Bitcoin ownership evidence, audit-export packages, proof-of-reserves support, and related post-quantum evidence workflows.

●	Regulated network operators, secure access teams, privacy-sensitive users, and enterprise routing environments: PQVPN by Naoris is designed to support trust-validated routing, node attestation, post-quantum path integrity, and data-in-transit evidence.

●	Creators, public figures, brands, sports and entertainment organizations, education providers, media franchises, enterprise communities, and digital personality operators: the Naoris Community Intelligence Layer is designed to support permissioned AI identities, trust-validated community engagement, consent-based analytics, monetization, marketplace workflows, and cross-platform communications.

We believe our platform is applicable to any organization responsible for critical systems, national data, or continuous operations.

Marketing Strategy

Our marketing strategy is focused on targeted engagement within regulated and mission-critical infrastructure markets. We prioritize organizations operating critical systems where post-quantum migration, operational resilience, and digital sovereignty are strategic considerations.

Given the complexity of our platform and the procurement processes typical of government and regulated enterprise customers, our marketing efforts emphasize direct enterprise engagement, technical education, and regulatory alignment rather than broad-based advertising.

We utilize an account-based approach focused on selected organizations within government, financial infrastructure, defense, energy, telecommunications, transportation, and large enterprise sectors. Engagement may include executive briefings, technical workshops, architecture reviews, and pilot discussions. Sales cycles in these markets are often extended and subject to procurement procedures, regulatory review, budget approval, and competitive evaluation processes.

We may participate in industry conferences, standards discussions, and cybersecurity forums to support market education regarding post-quantum cryptography and decentralized trust architectures. Participation in such activities does not imply regulatory endorsement or approval.

Our modular architecture allows prospective customers to evaluate individual components of our platform independently, which may support phased adoption strategies depending on customer requirements and procurement approval.

For application-layer products, our marketing approach may vary by product. Marketing may include institutional discovery sessions, commercial deployment discussions, custodian and auditor workflows, enterprise secure routing evaluations, regulated network deployments, privacy-focused deployment evaluations, and creator, brand, enterprise community, and platform partnerships. Marketing for the Naoris Community Intelligence Layer would emphasize permissioned AI identity, consent management, data rights, provenance, AI governance, auditability, and Naoris trust infrastructure. Each such marketing effort remains subject to legal review, regulatory considerations, customer-specific integration requirements, and available resources.

Growth Strategy

Key elements of our growth strategy include:

Capitalize on Regulatory-Driven Demand for Post-Quantum Migration

We intend to leverage the regulatory mandates requiring organizations to transition to post-quantum cryptography across government, defense, financial services, and critical infrastructure sectors. With deadlines ranging from 2026 to 2035 across various verticals, we believe there is significant and growing demand for quantum-safe security solutions.

Expand Platform Adoption Within Critical Infrastructure Sectors

We intend to deepen our penetration within government, defense, financial services, and critical infrastructure sectors where the need for sovereign, verifiable trust is most acute.

Expand Global Footprint

We intend to grow our international presence, particularly in regions with strong regulatory frameworks for cybersecurity and data sovereignty, including the European Union (under DORA and MiCA) and Asia-Pacific markets.

Continue Product Innovation

We intend to continue investing in research and development to enhance our platform capabilities and develop new products that address evolving cybersecurity threats and customer requirements. We intend to commercialize and support customer deployments of application-layer products built on top of the Company IP, including PetalVault, PQVPN by Naoris, and the Naoris Community Intelligence Layer. Commercialization may involve customer-specific integrations, independent security audits, customer validation, integration partnerships, legal and regulatory review, product documentation, customer support, and product-specific sales channels. We may prioritize, delay, rebrand, or discontinue products or modules based on technical feasibility, market demand, regulatory requirements, capital availability, and our assessment of strategic fit.

Build Strategic Partnerships

We intend to develop partnerships with technology providers, system integrators, and channel partners to extend our market reach and accelerate customer adoption.

We intend to develop strategic relationships to support market access, integration, and distribution of the Naoris Protocol within regulated and enterprise environments. These relationships may include system integrators, infrastructure modernization consultants, cybersecurity advisory firms, cloud and data center providers, and regional technology partners. In certain jurisdictions, particularly within government and critical infrastructure sectors, local integration partners may be necessary to satisfy procurement requirements, regulatory standards, or operational deployment considerations.

We may also pursue technology collaboration arrangements with complementary infrastructure providers to support interoperability and integration within broader digital transformation initiatives.

Competition

The post-quantum cybersecurity market is early-stage and rapidly evolving. Our primary competitive reference set for purposes of market positioning consists of post-quantum cryptography and quantum-AI cybersecurity infrastructure providers. Competitors include post-quantum migration platforms (SandboxAQ, QuSecure, BTQ Technologies), PQC hardware and IP providers (PQShield, Thales), large technology companies incorporating PQC (IBM, Cloudflare, AWS, Google, Microsoft), quantum computing companies with stated cybersecurity, quantum-safe communications, or quantum cryptography product lines (Quantinuum, IonQ, Quantum Computing Inc.), quantum-safe communications and quantum key distribution providers (Arqit Quantum, ID Quantique, Toshiba Quantum, QuintessenceLabs), and quantum-resistant blockchain platforms (QANplatform). Many of these competitors have significantly greater financial, technical, and marketing resources than we do.

For purposes of further specifying our category position, the named post-quantum and quantum-AI cybersecurity providers identified above ship products of the following classes, based on their own primary-source public disclosures: PQShield (https://pqshield.com) delivers post-quantum cryptography libraries and hardware intellectual property cores (PQPlatform-Lattice and PQPlatform-CoPro) for integration into hardware security modules and secure elements; SandboxAQ (https://sandboxaq.com) delivers AQtive Guard, a cryptographic discovery and migration orchestration platform; QuSecure (https://www.qusecure.com) delivers QuProtect, which the company describes in its February 12, 2025 Series A announcement as the “industry’s first cryptographic-agility platform” for managed cryptographic orchestration; Arqit Quantum Inc. (NASDAQ: ARQQ) delivers symmetric quantum-safe key generation and distribution as a software platform (QuantumCloud); IonQ, Inc. (NYSE: IONQ), following its April 30, 2025 acquisition of a controlling stake in ID Quantique SA reported on Form 8-K, delivers trapped-ion quantum computing systems together with quantum key distribution and quantum random number generation hardware appliances; Quantum Computing Inc. (NASDAQ: QUBT) delivers photonic quantum computing systems and reservoir computing; Quantinuum delivers trapped-ion quantum computing systems together with the Quantum Origin quantum-derived key software product, and completed an oversubscribed $800 million funding round announced November 5, 2025 at a $10 billion pre-money valuation (per Honeywell’s September 4, 2025 announcement), and subsequently completed its initial public offering on June 5, 2026 (Nasdaq: QNT; 28,000,000 Class A shares at $60.00 per share; approximately $1.68 billion in gross proceeds); BTQ Technologies Corp. (Cboe Canada: BTQ; NASDAQ: BTQ) delivers post-quantum cryptographic chip designs and quantum networking research and development; Toshiba Quantum and QuintessenceLabs deliver quantum key distribution and quantum random number generation hardware appliances; Thales S.A. delivers hardware security modules within a diversified security portfolio; Cloudflare, Inc., Amazon Web Services, Google LLC, Microsoft Corporation, and International Business Machines Corporation provide post-quantum cryptography as one product feature within their broader cloud and enterprise platform offerings; and QANplatform delivers a quantum-resistant Layer-1 blockchain platform.

We do not deliver a cryptographic library, a hardware intellectual property core, a hardware appliance, a quantum computer, or a migration orchestration platform as our primary product. Our platform delivers continuous trust validation as infrastructure, structured as a network of distributed validation nodes performing cryptographic attestation across enterprise, regulated, and critical infrastructure environments. This structural distinction is intended to clarify the product taxonomy and is not intended as a claim of market leadership, market share, or first-mover status, none of which we assert.

While we operate in proximity to the broader cybersecurity landscape, our platform addresses a distinct product category that does not directly compete with traditional network security, endpoint detection and response, data backup, or content delivery vendors in their core product RFPs. The broader cybersecurity landscape includes adjacent market categories that are distinct from, but operate in proximity to, our platform:

●	Legacy Antivirus and Endpoint Security Providers. Traditional antivirus providers that offer broad ranges of approaches and solutions with traditional antivirus and signature-based protection. These legacy solutions have proven ineffective against modern threats and are not designed to address post-quantum cryptographic requirements.

●	Cloud-Native Endpoint Security Providers. Companies offering cloud-native endpoint security platforms with AI-powered threat detection and response capabilities. These providers include companies such as CrowdStrike, SentinelOne, and similar platforms focused on endpoint detection and response.

●	Data Security and Backup Vendors. Providers of data management, backup, recovery, and data security solutions. These include data management and protection vendors such as Commvault, Dell EMC, IBM, Veeam, and Cohesity.

●	Network Security Vendors. Network security vendors are supplementing their core perimeter-based offerings with endpoint security solutions.

●	Post-quantum Bitcoin ownership evidence. PetalVault addresses post-quantum signature-based Bitcoin ownership attestation under NIST ML-DSA (FIPS 204), a category for which we are not aware of any direct competing commercial product offering equivalent quantum-resistant ownership evidence. Adjacent product categories that address overlapping operational concerns but do not provide post-quantum ownership evidence as a primary product capability include centralized digital asset custody and proof-of-reserves tools, wallet providers, blockchain analytics companies, audit software vendors, insurance underwriting tools, and direct Bitcoin protocol proposals.

●	Post-quantum secure communications. PQVPN by Naoris addresses network communications secured by NIST-standardized post-quantum cryptography, a category for which direct competitors are limited primarily to early-stage quantum-resistant networking research projects. Adjacent product categories that address transport-layer access security without providing post-quantum cryptographic guarantees as a primary product capability include traditional VPN providers, secure access service edge platforms, zero-trust network access vendors, enterprise routing providers, privacy networks, distributed network projects, and cloud or telecommunications providers that offer secure routing capabilities.

●	Post-quantum-attested AI identity and creator authenticity. The Naoris Community Intelligence Layer addresses post-quantum cryptographic attestation of AI-generated content and creator identity infrastructure, positioned to align with emerging artificial intelligence regulatory frameworks, including the EU Artificial Intelligence Act and, in particular, Article 50 transparency obligations applicable to AI-generated content effective August 2026. Adjacent product categories that operate in content generation, engagement, or persona segments without an integrated post-quantum cryptographic identity attestation layer include AI chatbot providers, customer relationship management systems, customer data platforms, creator monetization platforms, fan engagement tools, content management tools, social platform-native features, brand licensing platforms, and digital persona solutions.

Competitive Advantages

We believe we are well-positioned to capitalize on the significant market opportunity described above. Our competitive advantages include:

●	Post-Quantum Security by Design. Our protocol is built from the ground up with post-quantum cryptographic standards, including NIST-standardized post-quantum cryptography, positioning us ahead of regulatory mandates and competitive solutions that will require substantial architectural changes to achieve quantum resistance.

●	Decentralized Trust Validation. Our continuous distributed security validation represents a fundamentally different approach from centralized security architectures, eliminating single points of failure and providing continuous, verifiable trust across systems, data, and communications.

●	Sovereign and Enterprise Deployment Flexibility. Our platform is designed for deployment across on-premise, sovereign cloud, hybrid, and air-gapped environments, with the same intended trust validation capabilities across all deployment models. This flexibility addresses the needs of government and regulated enterprise customers who require enhanced control over their security infrastructure.

●	Integrated Product Ecosystem Built on Shared Trust Infrastructure. We believe our ability to build application-layer products such as PetalVault, PQVPN by Naoris, and the Naoris Community Intelligence Layer on the same Naoris trust infrastructure may allow product modules to share post-quantum cryptography, data and identity attestation, auditability, and decentralized validation while addressing different customer use cases.

●	Operational Scale and Validation. From January 31 to November 12, 2025, prior to the Company’s incorporation on February 3, 2026, a public testnet with incentivized participation was operated to validate the technical scalability of the platform. During this program, over 100 million post-quantum cryptographic validations secured by NIST ML-DSA (formerly CRYSTALS-Dilithium) were observed across a network of over 1 million connected endpoint nodes, with over 3 million registered digital identities and over 600 million integrity enforcement events. These metrics were generated in an incentivized testing environment with points-based rewards for participation, during a period preceding the Company’s date of inception, and are not reflected in the Company’s financial statements. They do not represent commercial deployments, paying customers, or production performance. No assurance can be given that testnet participation will translate to commercial adoption.

We believe our approach is differentiated by: (i) dPoSec, a security-specific consensus mechanism that we believe is differentiated within published academic literature; (ii) our Sub-Zero Layer operating beneath all existing infrastructure layers; (iii) Swarm AI for distributed threat detection and response; and (iv) fully sovereign client-side operation with no third-party data dependency. Independent academic research has identified our Distributed Cybersecurity Mesh Architecture as a pioneering approach in this field (Ramos-Cruz et al., 2024). We believe this combination of a security-specific consensus mechanism, post-quantum cryptography, distributed AI, and sovereign client-side operation differentiates our platform within the current market. However, we cannot assure you that competitors will not develop comparable solutions, and as customer requirements evolve and new technologies are introduced, we anticipate competition will increase as established or emerging companies develop solutions that address the post-quantum security market.

Third-Party Recognition and Awards

Awards and Industry Recognitions.

The Company has received multiple industry recognitions, including: T-Mobile/Deutsche Telekom T Challenge Winner (May 2023); MassChallenge Rhode Island Finalist (2020); and SantanderX Global Challenge ‘Cyberprotect the Future’ Finalist (2023, final event at Web Summit, Lisbon).

Accelerator and Incubator Programs.

The technology now owned by the Company was selected for and completed multiple competitive accelerator, incubator, and innovation challenge programs globally, including the T-Mobile/Deutsche Telekom T Challenge, the Santander X Global Challenge, MassChallenge Rhode Island, and Start-Up Chile. Entries were submitted under the names NDSE Cyber and Naoris Protocol, to which the Company licenses the technology. The technology won the T-Mobile/Deutsche Telekom T Challenge (May 2023) and was a finalist in the Santander X Global Challenge (2023) and MassChallenge Rhode Island (2020).

Research and Development

Our team has published peer-reviewed academic research in indexed scientific journals. In November 2023, we published “Blockchain Protocols and Edge Computing Targeting Industry 5.0 Needs” in Sensors (MDPI), vol. 23, no. 22, art. 9174 (co-authored by S. Chauhan, D. Carvalho, et al.), which is indexed in PubMed (PMID: 38005558) and PubMed Central. In September 2025, we published “Unfolding Post-Quantum Cryptosystems: CRYSTALS-Dilithium, McEliece, BIKE, and HQC” in Mathematics (MDPI), vol. 13, no. 17, art. 2841 (co-authored by V.P. Ojha, S. Chauhan, S. Yarahmadian, D. Carvalho), published in a special issue on post-quantum cryptography and co-authored with researchers from Mississippi State University. Our distributed cybersecurity mesh architecture has been independently cited in a systematic academic review: “The Cybersecurity Mesh” by B. Ramos-Cruz, J. Andreu-Perez, and L. Martínez (Neurocomputing, Elsevier, vol. 581, May 2024), a PRISMA review that screened 337 records and identifies Naoris Protocol as “a first effort” in distributed cybersecurity mesh. The Company maintains academic collaborations with researchers at the University of Aveiro (Portugal) and Mississippi State University (USA).

Future Research and Development Plans

We intend to continue investing in research and development to enhance the functionality, scalability, security, and interoperability of the Naoris Protocol and its underlying Trust Mesh architecture.

Our planned research and development efforts are expected to focus on the following areas:

Post-Quantum Cryptographic Advancement and Agility.

We plan to continue evaluating and implementing NIST-standardized post-quantum cryptographic algorithms and enhancing our cryptographic abstraction framework to support future algorithm transitions as standards evolve. This includes performance optimization, cryptographic lifecycle management, and resilience against emerging quantum and classical attack vectors.

Trust Mesh Performance and Scalability.

We intend to improve the efficiency, throughput, and scalability of our Distributed Proof of Security consensus mechanism to support large-scale enterprise and sovereign infrastructure deployments. Development efforts may include optimization for distributed environments, validation efficiency improvements, and node performance enhancements.

Infrastructure Resilience and Validation Logic.

We expect to further refine continuous validation methodologies, anomaly detection logic, and integrity enforcement mechanisms within the Trust Mesh to improve reliability and operational resilience across complex infrastructure environments.

Vertical Solutions Built on the Trust Infrastructure.

In addition to enhancing the core protocol layer, we may develop application-level tools and vertical-specific solutions that operate on top of the Trust Mesh infrastructure. These tools may address sector-specific requirements within regulated industries such as financial services, government, critical infrastructure, telecommunications, and other enterprise environments. Such solutions would be designed to leverage the underlying distributed trust validation architecture while addressing operational, compliance, or resilience use cases specific to particular sectors.

PetalVault Product Enhancement and Deployment.

We intend to continue post-development hardening, customer-specific deployment work, and ongoing enhancement of PetalVault, including post-quantum cryptographic implementation, Bitcoin ownership verification workflows, OP_RETURN commitment formats, blockchain verification mechanisms, recurring attestation logic, audit-export tooling, institutional custody integrations, and independent security review.

PQVPN by Naoris Product Enhancement and Deployment.

We intend to continue post-development hardening, customer-specific deployment work, and ongoing enhancement of PQVPN by Naoris, including trust-validated route selection, post-quantum session protection, endpoint clients, node attestation, policy-based routing, management dashboards, performance optimization, abuse prevention, and deployment models for managed service, private tenant, and sovereign on-premise use cases.

Naoris Community Intelligence Layer Product Enhancement and Deployment.

We intend to continue post-development hardening, customer-specific deployment work, and ongoing enhancement of the Naoris Community Intelligence Layer, including trusted AI identity and relationship modules, consent-aware community intelligence, cross-platform communications, creator and brand operations, marketplace and monetization workflows, digital persona controls, provenance, access control, auditability, AI governance tooling, data protection, analytics, and integration with Naoris trust infrastructure.

Enterprise Integration and Interoperability.

We plan to expand compatibility with existing enterprise and government infrastructure, including identity frameworks, cloud platforms, endpoint environments, and security management systems, with the objective of facilitating deployment without requiring replacement of existing systems.

Regulatory and Standards Alignment.

We intend to monitor evolving cybersecurity, cryptographic, and operational resilience mandates across jurisdictions and align our architecture with applicable standards where commercially appropriate. Our published research includes peer-reviewed academic work on quantum-resistant blockchain systems, blockchain protocols and edge computing targeting Industry 5.0 needs, and adoption of post-quantum cryptography and FIPS standards in existing as well as emerging communication technologies.

Intellectual Property

We utilize NIST-standardized post-quantum cryptography, specifically ML-DSA, formerly CRYSTALS-Dilithium and referred to in some technical materials as Dilithium-5, for digital signatures. We have developed proprietary technologies including our Distributed Proof of Security consensus mechanism and Trust Mesh architecture. Our product portfolio includes software, protocols, workflows, codebases, user interfaces, documentation, trade names, domain names, and brand assets associated with Naoris Protocol and related products, including PetalVault, PQVPN by Naoris, and the Naoris Community Intelligence Layer. We may seek to protect these assets through a combination of copyright, trade secret, patent, trademark, contractual confidentiality, invention assignment, licensing, and technical access controls. Because certain product names and related intellectual property may not yet be registered or filed, we may modify product names or branding before or after commercialization. There can be no assurance that any patent applications will issue, that trademarks will be registered in all relevant jurisdictions, that any product names will remain available for use, or that our protection measures will prevent competitors from developing similar products. PetalVault-related intellectual property may include cryptographic evidence workflows, ownership binding and attestation processes, audit-export packages, integration logic, and application-layer validation workflows. PQVPN by Naoris-related intellectual property may include trust-validated routing logic, node attestation workflows, policy-based route selection, management dashboards, endpoint clients, and operational models for distributed nodes. Intellectual property related to the Naoris Community Intelligence Layer may include permissioned AI identity and relationship workflows, community intelligence, multi-platform communication, monetization, analytics, consent, provenance, access control, auditability, digital-presence modules, AI governance, and Naoris-integrated data protection modules. Certain components of these products may rely on open standards, public cryptographic algorithms, open-source software, third-party AI models, third-party platforms, blockchain infrastructure, and customer or licensor-provided content or data. Our rights in those components may be limited by applicable licenses, platform terms, customer agreements, or third-party rights.

EMPLOYEES

As of July 30, 2026, we had approximately 37 employees engaged through employer-of-record arrangements, primarily in Morocco and other global jurisdictions where we do not maintain a local employing entity. All of these employees were employed full time and none were employed part time. We also engaged approximately 13 independent contractors and consultants on a full-time or part-time basis across the United States and other global jurisdictions. We also have 2 full-time employees. In total, as of July 30, 2026, our global workforce consisted of approximately 52 team members across employer-of-record employees, independent contractors and consultants. A majority of our employees and other personnel are engaged in research, technology and product engineering, with additional team members supporting sales, marketing and business development, and general and administrative functions. None of our employees are represented by a labor union or subject to a collective bargaining agreement, and we consider our relations with our employees to be good.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 848 Brickell Ave, PH 1, Miami, FL 33131, which we occupy under a lease with a term of twelve months. We use this space for our corporate, administrative, finance and executive functions. We do not own any real property. We believe that our existing facilities are adequate for our current needs and that additional or alternative space will be available on commercially reasonable terms to accommodate any expansion of our operations.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

From time to time, we may become involved in claims, legal actions and regulatory matters arising in the ordinary course of business. As of the date of this Offering Circular, we are not a party to, and none of our property is the subject of, any legal proceedings that we believe are material to our business or financial condition, and to our knowledge no such proceedings are threatened.

REGULATION OF OUR INDUSTRY

Our business operates at the intersection of cybersecurity, post-quantum cryptography, distributed ledger technology, and critical infrastructure protection. As a result, we are subject to an extensive and evolving regulatory framework spanning multiple jurisdictions. The following is a summary of the principal regulatory regimes that currently affect, or may in the future affect, our business operations and the adoption of our products and services. The regulatory landscape in these areas is developing rapidly, and new or modified laws and regulations could impose additional obligations on our company, our customers, or both, or could affect the market for our products and services in ways that are difficult to predict.

Post-Quantum Cryptography Mandates

Governments worldwide are establishing mandates requiring the transition from classical public-key cryptographic systems to post-quantum cryptography (“PQC”) in light of the anticipated threat posed by cryptographically relevant quantum computers. The National Institute of Standards and Technology (“NIST”) finalized its first three PQC algorithm standards in August 2024, including Federal Information Processing Standards (“FIPS”) 203, FIPS 204, and FIPS 205, covering key encapsulation and digital signature algorithms. NIST Internal Report 8547, published in November 2024, outlines NIST’s expected approach to transitioning from quantum-vulnerable cryptographic algorithms to post-quantum standards and anticipates that the full integration of these algorithms into information systems could take ten to twenty years.

In the United States, National Security Memorandum 10 (“NSM-10”), issued in May 2022 and codified into law by the Quantum Computing Cybersecurity Preparedness Act, directs federal agencies to inventory their cryptographic systems and develop timelines for migration to quantum-resistant cryptography. Office of Management and Budget Memorandum M-23-02 supplements NSM-10 by requiring federal agencies to submit annual inventories of cryptographic assets and transition plans. Executive Order 14144 and the National Security Agency’s Commercial National Security Algorithm Suite 2.0 (“CNSA 2.0”) mandate a full migration to post-quantum cryptography by 2035 for federal systems and national security systems, with implications for contractors, financial institutions, and other organizations handling sensitive data. Executive Order 14306, issued in June 2025, further directed the Cybersecurity and Infrastructure Security Agency (“CISA”) to publish and regularly update a list of product categories in which products supporting PQC standards are widely available, signaling that federal procurement will increasingly require PQC-capable products.

Our platform employs NIST-standardized post-quantum cryptography, specifically ML-DSA (formerly CRYSTALS-Dilithium, FIPS 204), and is designed to align with these federal mandates. Our architecture implements NIST-standardized post-quantum cryptography (FIPS 203, 204, 205, published August 2024) and aligns with federal migration frameworks including NSM-10, EO 14144, and CNSA 2.0, which establish 2030-2035 timelines for government systems migration to post-quantum cryptography. Our platform is designed to assist financial entities in meeting continuous ICT monitoring requirements under EU DORA (Article 6), support organizations addressing NIS2 supply chain security obligations (Article 21(d)) and cybersecurity effectiveness assessment requirements (Article 21(f)), and address CMMC 2.0 continuous monitoring controls (CA.L2-3.12.3) for defense contractors. These frameworks certify organizations, not products; we do not claim that our product is itself ‘DORA-compliant’ or ‘NIS2-certified.’ The pace and scope of regulatory mandates requiring PQC adoption may affect demand for our products and services, particularly among government and defense customers, financial institutions, and critical infrastructure operators. However, there can be no assurance that the regulatory timeline for PQC migration will proceed as currently contemplated, or that our products will satisfy all future regulatory requirements.

Cybersecurity and Critical Infrastructure Regulation

In the United States, the Cybersecurity and Infrastructure Security Agency (“CISA”) plays a central role in coordinating critical infrastructure protection across eighteen designated critical infrastructure sectors. Federal agencies and their contractors are subject to cybersecurity requirements under various statutes and directives, including the Federal Information Security Modernization Act (“FISMA”), which requires agencies to implement risk-based information security programs, and the Cybersecurity Maturity Model Certification (“CMMC 2.0”), which establishes tiered cybersecurity requirements for contractors participating in the Department of Defense supply chain. Organizations that contract with the federal government or handle controlled unclassified information may be required to demonstrate compliance with NIST Special Publication 800-171 and, under CMMC 2.0, to obtain third-party certification of their cybersecurity practices.

The SEC adopted final rules in July 2023 (effective September 2023) requiring public companies to disclose material cybersecurity incidents on Form 8-K within four business days of a materiality determination, and to provide annual disclosures regarding cybersecurity risk management, strategy, and governance in Form 10-K under new Item 106 of Regulation S-K. These rules increase the visibility and accountability of cybersecurity practices for public companies and may encourage adoption of continuous validation and compliance monitoring tools such as those provided by our platform.

Financial Services Regulation

Financial institutions represent a significant portion of our target customer base and are subject to sector-specific cybersecurity and operational resilience requirements that may affect the adoption of our platform.

In the European Union, the Digital Operational Resilience Act (“DORA”), which became applicable in January 2025, establishes comprehensive requirements for information and communications technology (“ICT”) risk management, incident reporting, digital operational resilience testing, and third-party ICT risk oversight for financial entities, including credit institutions, investment firms, insurance companies, and payment institutions. DORA requires financial entities to maintain and test their digital operational resilience on an ongoing basis and imposes oversight requirements on critical ICT third-party service providers. The Markets in Crypto-Assets Regulation (“MiCA”), which became fully applicable in 2024, establishes a regulatory framework for crypto-asset service providers operating in the EU, including requirements for authorization, governance, and operational resilience.

In the United States, financial institutions must comply with a range of cybersecurity and operational resilience requirements, including the Payment Card Industry Data Security Standard (“PCI DSS”) version 4.0, which updated security requirements for organizations handling cardholder data; the Basel III operational resilience framework, which requires systemically important financial institutions to maintain operational continuity for critical operations; and the Federal Financial Institutions Examination Council (“FFIEC”) cybersecurity assessment framework.

These regulatory requirements may drive demand for our post-quantum secure trust validation platform among financial services customers seeking to address compliance obligations related to ICT risk management, operational resilience, and cryptographic modernization. However, the regulatory requirements applicable to our financial services customers are complex and vary by jurisdiction, and there can be no assurance that our platform will satisfy all applicable requirements in each jurisdiction.

Data Protection and Privacy Regulation

Our platform processes, validates, and secures data and systems on behalf of our customers, and as a result, our operations and those of our customers are subject to a broad and evolving data protection regulatory landscape. In the European Union, the General Data Protection Regulation (“GDPR”) imposes comprehensive requirements on the processing of personal data, including requirements for lawful bases for processing, data security measures, cross-border data transfer mechanisms, data breach notification, and data subject rights. Organizations that fail to comply with the GDPR may face administrative fines of up to four percent of annual global turnover or €20 million, whichever is greater.

In the United States, the California Consumer Privacy Act (“CCPA”), as amended by the California Privacy Rights Act, grants California residents rights with respect to their personal information, including the right to know, delete, and opt out of the sale of their data, and imposes obligations on businesses that collect, process, or sell personal information of California residents. A growing number of other states have enacted or are considering comprehensive privacy legislation, creating a patchwork of requirements that may affect our operations and those of our customers. According to the United Nations Conference on Trade and Development, as of 2021, 137 out of 194 countries had adopted data protection and privacy legislation. The proliferation of data protection laws increases the regulatory complexity and compliance costs for organizations that operate across multiple jurisdictions and may increase demand for security and compliance solutions such as ours.

Regulation of Distributed Ledger Technology and Cryptographic Products

Our platform incorporates distributed ledger technology (“DLT”) and advanced cryptographic methods. While our product is a cybersecurity infrastructure platform and does not involve the issuance of a digital asset or cryptocurrency for investment purposes, the regulatory treatment of technologies that employ DLT and cryptographic protocols continues to evolve. In the United States, the SEC, the Commodity Futures Trading Commission (“CFTC”), and state regulators have taken varied approaches to the classification and regulation of products and services that incorporate blockchain or distributed ledger technology. To the extent that any aspect of our platform or operations is determined to implicate the jurisdiction of these or other regulatory bodies, we could be subject to additional registration, licensing, or compliance requirements.

Separately, the export and transfer of cryptographic technology is subject to regulation under the Export Administration Regulations (“EAR”) administered by the Bureau of Industry and Security of the U.S. Department of Commerce. Encryption products and technology may require export licenses depending on the encryption strength, end use, and destination country. Our use of post-quantum cryptographic algorithms and our intention to deploy our platform internationally require ongoing compliance with applicable export control laws. Changes to export control regulations or their enforcement could restrict our ability to sell our products in certain markets or to certain customers.

Government Contracting Regulations

To the extent we pursue contracts with government agencies, we may become subject to additional regulatory requirements applicable to government contractors, including compliance with the Federal Acquisition Regulation (“FAR”), the Defense Federal Acquisition Regulation Supplement (“DFARS”), and applicable agency-specific procurement requirements. Government contracts are subject to audit, investigation, and termination rights by the contracting agency, and may impose requirements related to cost accounting standards, organizational conflicts of interest, data rights, and information security. Our ability to compete for and perform government contracts may be affected by our ability to obtain and maintain any required security clearances and certifications, including CMMC certification and FedRAMP authorization for cloud-based deployments.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section of this Offering Circular entitled “Business,” and our financial statements and related notes thereto, included elsewhere in this Offering Circular. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our current plans, expectations, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Offering Circular, particularly in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Recent Developments

Application-Layer Product Portfolio.

Based on our current assessment, the Company has advanced application-layer product initiatives built on top of the Company IP, including PetalVault, PQVPN by Naoris, and the Naoris Community Intelligence Layer, to a stage that we consider sufficiently developed for customer or partner deployment discussions. Any deployment remains subject to customer-specific configuration, integration, security review, independent security audit completion where applicable, legal and regulatory review, contractual arrangements, and market acceptance. These products remain subject to customer validation, post-development hardening, security testing, independent audit requirements, legal and regulatory review, third-party platform dependencies, and commercialization decisions. Any material agreements, revenue, launches, security audits, intellectual property filings, or other material developments relating to these products should be specifically disclosed once confirmed by the Company.

Financial Conditions and Results from Operations

Results of Operations from February 3, 2026 (date of inception) through March 31, 2026

Operating Expenses

2026
Operating expenses
Advertising and promotion	$296,000
Professional fees	240,600
Total operating expenses	536,600

Other income (expense)	0

Net loss	$(536,600)

Professional Fees

During the period from February 3, 2026 (date of inception) through March 31, 2026 (our fiscal year end), we incurred professional fee expenses of $240,600 including legal fees of $168,100, fees related to our fund raising of $55,000, and auditing fees of $5,000. The professional fees are primarily related to our proposed Reg A Offering.

Advertising and promotion

During the period from February 3, 2026 (date of inception) through March 31, 2026 (our fiscal year end), we incurred advertising and promotional expenses of $296,000 primarily related to promotional events for our Company.

Net Loss

As a result of the variations to the Company’s revenue and expenses described above, the Company generated a net loss of $536,600 for the period from February 3, 2026 (date of inception) through March 31, 2026 (our fiscal year end).

Liquidity and Capital Resources

We continually monitor and manage cash flow to assess the liquidity necessary to fund operations and capital projects. We manage our capital resources and adjust them to take into account changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust our capital resources, we may, where necessary, control the amount of working capital, pursue financing or manage the timing of our capital expenditures. As of March 31, 2026, we had a working capital surplus of approximately $2.2 million (current assets of approximately $2.9 million, less current liabilities of approximately $0.7 million).

Our continuing operations are dependent upon our ability to obtain debt or equity financing until such time that we achieve profitable operations. There can be no assurance that we will gain adequate market acceptance for our products or be able to generate sufficient gross margins to reach profitability.

Since our inception, we have incurred operating losses and have experienced negative cash flows from operations. These conditions initially raised substantial doubt about our ability to continue as a going concern. As described in Note 11 “Going Concern” to our financial statements, based on the additional SAFE financing received subsequent to March 31, 2026, the release of a portion of our restricted cash, and management’s plans to pursue additional financing while managing operating expenditures, management concluded that such substantial doubt has been alleviated. Our ability to continue as a going concern remains dependent upon our ability to raise sufficient funds to pay ongoing operating expenditures and to meet our obligations.

As of March 31, 2026, we had approximately $2.4 million in cash (substantially all of which was classified as restricted cash). We are actively managing current cash flows until such time that we are profitable.

The chart below highlights our cash flows for the periods indicated:

From February 3, 2026 through March 31, 2026
$
Net cash provided by (used in):
Operating activities	(432,080)
Investing activities	-
Financing activities	2,800,000
Increase (Decrease) in cash and restricted cash	2,367,920

Cash Used in Operating Activities

Our net cash used in operating activities is primarily due to cash payments for operating expenses that we incur in the day-to-day operations of the business. Net cash used in operating activities for the fiscal year ended March 31, 2026, was $432,080. There was no comparable prior period, as the Company was incorporated on February 3, 2026. The net loss for the fiscal year ended March 31, 2026, of $536,600 was partially offset by $104,520 of changes in working capital items.

Cash Used in Investing Activities

There were no cash flows from investing activities during the fiscal year ended March 31, 2026. The Company’s acquisition of intellectual property for $50,000 from a related party was a noncash investing activity, as the purchase price remained unpaid and was recorded in accounts payable – related party as of March 31, 2026. There was no comparable prior period, as the Company was incorporated on February 3, 2026.

Cash Provided by Financing Activities

We have funded our business to date from the issuance of SAFE Notes from private investors.

Net cash provided by financing activities for the year ended March 31, 2026 was $2.8 million compared to $0 for the prior period.

During the fiscal year ended March 31, 2026, the Company received $2.8 million of proceeds from SAFE Notes and there were no related costs.

Plan of Operations

The continuation of our current plan of operations, and our forward-looking strategy, requires us to raise significant additional capital. Prior to the commencement of this Offering, we raised aggregate gross proceeds of approximately $5.0 million pursuant to our Simple Agreements for Future Equity (SAFE) financings, consisting of approximately $2.8 million received during the fiscal year ended March 31, 2026 and approximately $2,185,000 received between April 7, 2026 and July 1, 2026. Although our business does not presently generate sufficient cash to finance our operations, we believe that if we raise at least the Minimum Offering Amount of $15,000,000 in this Offering by selling at least 3,750,000 of the 6,000,000 Shares of Class A Common Stock offered, we will have sufficient capital to finance our operations at our current and planned rate of expenditure for at least 10 months following a closing, and that we will thereby be in a position to meet the Minimum Listing Standards for initial listing on NYSE American. In addition, if we are successful in raising the Maximum Offering amount of $24,000,000 through the sale of all 6,000,000 Shares of Class A Common Stock offered in this Offering, we believe that the Company will have sufficient cash resources to fund its plan of operations for at least 15 months following a closing. If we are unable to raise at least the Minimum Offering Amount by the Termination Date, we will not complete this Offering and may have to curtail and possibly cease some operations.

The Company intends to apply proceeds from the Offering to carry out the following near term and longer-term goals. The approximate timing and costs associated with these target milestones are also summarized below. These target dates and cost estimates may change subject to multiple factors including, but not limited to, the following: (i) the timing of the Offering and quantity of capital raised; (ii) key equipment availability, cost, and delivery timing; (iii) supply chain fluctuations; (iv) availability and access to labor markets (skilled and unskilled); and (v) permitting and regulatory processes. See also “ Risk Factors.”

Target Milestone		Target Start Date	Target Completion Date	Cost Estimate
1	Cloud Infrastructure	9/15/26	12/31/27	$5.6
2	Equipment & Node Infrastructure	9/15/26	12/31/27	$1.4
3	Expanding Sales/Ops Team	9/15/26	12/31/27	$1.7
4	R&D Product Engineering	9/15/26	12/31/27	$4.6
5	Expanding Finance Team	9/15/26	12/31/27	$2.0

We will continually evaluate our plan of operations to determine the manner in which we can most effectively utilize our cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations.

Contractual Obligations

On March 2, 2026, the Company entered into a Consulting Agreement with Wesley K. Clark for an initial three-year term, pursuant to which Wesley Clark agreed to provide strategic, commercial, and consulting services.

On March 5, 2026, the Company entered into an Advisory Agreement with MFO Crown Group W.L.L. for an initial three-year term, pursuant to which MFO Crown Group agreed to provide strategic advisory and business development services. The agreement was revised on May 27, 2026.

On March 11, 2026, the Company entered into an Advisory Agreement with NMA Partners LLC for an initial three-year term, pursuant to which NMA Partners agreed to provide strategic, commercial, and advisory services.

On April 20, 2026, the Company entered into a Services Agreement with Moneta Advisory Partners, LLC for an initial one-year term, pursuant to which Moneta Advisory Partners agreed to provide strategic advisory, business development, marketing, and investor relations services.

Quantitative and Qualitative Disclosures about Market Risk

Our board of directors has overall responsibility for the establishment and oversight of our risk management policies on an annual basis. We identify and evaluate our financial risks and are charged with the responsibility of establishing controls and procedures to ensure financial risks are mitigated in accordance with the approved policies.

Our financial instruments consist of approximately $2.4 million of restricted cash, $0.7 million of accounts payable, and a $2.8 million SAFE liability.

Our risk exposures and the impact on our financial instruments are summarized below:

Credit Risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Our credit risk is primarily attributable to our liquid financial assets, consisting of restricted cash. Our maximum exposure to credit risk, as at period end, is the carrying value of our financial assets, being approximately $2.4 million as of March 31, 2026. We hold cash and restricted cash with major financial institutions, therefore minimizing our credit risk. Our deposits are held at a highly rated financial institution and are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per institution; balances in excess of FDIC-insured limits are subject to credit risk. We have not experienced any significant credit losses on these instruments. We did not have any accounts receivable as of March 31, 2026, as we had not yet commenced commercial sales of our platform.

Liquidity Risk

Liquidity risk is the risk that we will not be able to meet financial obligations as they fall due. We manage liquidity by maintaining adequate cash balances and by raising equity and debt financings. We have no assurance that such financings will be available on favorable terms in the future. In general, we attempt to avoid exposure to liquidity risk by obtaining corporate financing through the issuance of shares or convertible debt.

As of March 31, 2026, we had approximately $2.4 million of cash (substantially all of which was classified as restricted cash) and current liabilities of $0.7 million which fall due for payment within twelve months of the audited balance sheet.

Market Risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices, will affect our income or the value of our holdings or financial instruments. We are a U.S.-based company, our functional and reporting currency is the U.S. dollar, and we currently conduct substantially all of our operations and hold substantially all of our financial assets in the United States. As of March 31, 2026, our primary market risk exposures related to interest rate risk and, to a limited extent, foreign currency risk. We do not hold any material equity or commodity positions, and we do not currently use derivative financial instruments to hedge our market risk exposures or hold or issue financial instruments for trading or speculative purposes.

Interest Rate Risk

Our exposure to interest rate risk relates primarily to interest income earned on our cash and restricted cash balances. As of March 31, 2026, we held approximately $2.4 million in cash and restricted cash, which we maintain in deposit and other accounts with major financial institutions. Because our cash is held primarily in short-term, highly liquid instruments, we do not believe that a hypothetical 100 basis point change in prevailing interest rates would have a material effect on the fair value of these financial assets, although such a change could affect the amount of interest income we earn. We have funded our operations to date primarily through the issuance of SAFE Notes, and to the extent we hold interest-bearing instruments or incur interest-bearing indebtedness in the future, our exposure to interest rate risk may increase.

Foreign Currency Risk

Our functional and reporting currency is the U.S. dollar. Because we conduct substantially all of our operations in the United States and hold substantially all of our financial assets in U.S. dollars, we currently have limited exposure to foreign currency exchange rate risk. To the extent we incur expenses, hold cash, or transact with vendors, partners, or subsidiaries in currencies other than the U.S. dollar, we are exposed to foreign currency transaction risk, which is reflected in the exchange gains and losses recorded in our results of operations. We do not currently hedge our foreign currency exposure. As our operations expand internationally, including through strategic partnerships and any non-U.S. subsidiaries, our exposure to foreign currency risk may increase, and we will continue to evaluate the use of hedging arrangements as appropriate.

Inflation Risk

We do not believe that inflation had a significant impact on our results of operations for any periods presented in our audited financial statements. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs, and our inability or failure to do so could harm our business, financial condition and results of operations.

Capital Management

Capital is comprised of our shareholders’ equity and any debt that we may issue. Our objectives when managing capital are to maintain financial strength and to protect our ability to meet ongoing liabilities, to continue as a going concern, to maintain creditworthiness and to maximize returns for our shareholders over the long term. Protecting the ability to pay current and future liabilities includes maintaining capital above minimum regulatory levels, current financial strength rating requirements and internally determined capital guidelines and calculated risk management levels. We manage capital structure to maximize financial flexibility by making adjustments in response to changes in economic conditions and the risk characteristics of the underlying assets and business opportunities. We rely on our internal expertise to monitor capital management. We review our capital management approach on an ongoing basis and believe that this approach, given our size, is reasonable.

There were no changes to our approach to capital management during the period. We are not subject to any externally imposed capital requirements.

Critical Accounting Policies and Estimates

Our audited financial statements are prepared in accordance with generally accepted accounting principles in the U.S. The preparation of our financial statements and related disclosures requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, costs and expenses, and the disclosure of contingent assets and liabilities in our financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions.

While our summary of significant accounting policies is described in more detail in the notes to our audited financial statements, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our financial statements:

Basis of Presentation. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and are presented on an accrual basis of accounting, including all adjustments necessary for a fair presentation.

Use of Estimates. The preparation of our financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are subject to inherent uncertainties, which may result in actual amounts differing from reported amounts.

Revenue Recognition. We follow ASC Topic 606, Revenue from Contracts with Customers. Revenue is recognized when a customer obtains control of promised goods or services in an amount reflecting the consideration expected in exchange for those goods or services. We apply a five-step model: (i) identification of promised goods; (ii) determination of performance obligations; (iii) measurement of transaction price; (iv) allocation of transaction price to performance obligations; and (v) recognition of revenue when performance obligations are satisfied. We expect to generate revenue primarily through licensing and subscription arrangements for our post-quantum digital trust infrastructure platform, together with related support and professional services.

Fair Value of Financial Instruments. We record financial instruments at amounts that would be received in an asset sale or paid to transfer a liability in an orderly transaction between unaffiliated market participants using a hierarchical disclosure framework based on the level of subjectivity of inputs. Level 1 inputs are quoted prices in active markets; Level 2 inputs are observable but not actively quoted; and Level 3 inputs are unobservable when little or no market data is available. We use observable data when available and minimize the use of unobservable inputs when determining fair value.

Income Taxes. We account for income taxes under the asset and liability method in accordance with ASC Topic 740, recognizing deferred income taxes for net operating losses, tax credit carryforwards, and the estimated future tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years those temporary differences are expected to be recovered or settled. We apply a two-step approach to recognizing uncertain tax positions: (i) evaluating whether the position is more likely than not to be sustained on audit; and (ii) measuring the tax benefit as the largest amount more than 50% likely of being realized upon settlement.

Intangible Assets. Intangible assets consist of indefinite-lived intellectual property recorded at cost. We evaluate the classification of intangible assets as either finite-lived or indefinite-lived in accordance with ASC 350. Indefinite-lived intangible assets are not amortized but are tested for impairment at least annually. We review intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. If the useful life is subsequently determined to be finite, the asset will be amortized prospectively over its remaining estimated useful life.

SAFE Instruments. We account for Simple Agreements for Future Equity (SAFEs) by evaluating each instrument’s contractual terms to determine classification as equity or liability, measuring liability components at fair value, and recognizing equity components in shareholders’ equity. SAFEs that contain features requiring or potentially requiring cash settlement, redemption, or other obligations are analyzed under ASC 480 and ASC 815-40. Liability components are subsequently measured at fair value with changes recognized in earnings. Significant judgment is required, particularly when instruments include cash-settlement features, redemption rights, or other contingent settlement outcomes.

Off-Balance Sheet Arrangements

We have not entered into any material off-balance sheet arrangements such as guarantee contracts, contingent interests in assets transferred to unconsolidated entities, derivative financial obligations, or with respect to any obligations under a variable interest equity arrangement.

Proposed Transactions

Besides the planned Reg A Offering, there are no proposed transactions not already disclosed.

Subsequent Events

On June 9, 2026, ELECTRA AI and Naoris Quantum Protocol Inc. announced a partnership to bring post-quantum cybersecurity to AI battery intelligence, the fast-growing layer where always-connected battery systems meet the AI models that monitor, optimize, and control them. The two companies are pairing Electra’s AI Brain for Batteries™ platform with Naoris Quantum Protocol’s post-quantum, decentralized trust layer to advance a cybersecurity framework designed specifically for AI battery intelligence. ELECTRA AI is a leading AI-driven cleantech and B2B software company, accelerating the world’s transition to electrification by unlocking the full potential of battery technology. The partnership arrives alongside a tightening regulatory landscape. Frameworks including the EU Battery Passport, the NIS2 Directive, and UNECE R155 are raising expectations for traceability, cybersecurity, and resilience across battery-powered infrastructure.

On May 26, 2026, following the completion of the bank’s verification procedures, the financial institution holding the Company’s funds released approximately $1.0 million of the Company’s previously restricted cash. During the period ended March 31, 2026, the Company had received approximately $2.8 million of investor funds related to SAFE financings, including wire transfers and a cashier’s check, and, as a result of the volume and size of those deposits, the bank had placed restrictions on the account while it conducted verification procedures.

Subsequent to March 31, 2026, the Company entered into additional Simple Agreements for Future Equity (SAFEs) for additional gross proceeds of $2,185,000.

On July 20, 2026, the Company’s Board of Directors and its stockholders approved a reverse stock split of the Company’s issued and outstanding Class A Common Stock and Class B Common Stock at a ratio of one-for-1.511975021, effective July 21, 2026. The reverse stock split applies equally to both classes of common stock. No fractional shares will be issued in connection with the reverse stock split; any fractional share otherwise resulting from the reverse stock split will be rounded up to the nearest whole share.

Going Concern

These financial statements have been prepared on a going concern basis, which assumes that the Company will be able to meet its obligations and continue its operations for the next twelve months. The Company expects to incur further losses in the development of the business. These conditions initially raised substantial doubt about the Company’s ability to continue as a going concern. As described in Note 11 “Going Concern” to our financial statements, management concluded that such substantial doubt has been alleviated based on the additional SAFE financing received subsequent to March 31, 2026, the release of a portion of the Company’s restricted cash, and management’s plans to pursue additional financing while managing operating expenditures. The Company’s ability to continue as a going concern remains dependent on its ability to obtain necessary financing to meet its operating expenditures and discharge its liabilities in the normal course of business. Although the Company has been successful in obtaining financing during the year ended March 31, 2026 and thus far in the year ended March 31, 2027, there can be no assurance that the Company will be able to obtain adequate financing in the future or that such financing will be on terms advantageous to the Company.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Our Executive Officers and Directors

The following table sets forth the names, ages and positions of our executive officers and members of our Board of Directors as of the date of this Offering Circular. The business address of all of the persons identified below is c/o Naoris Quantum Protocol Inc., 848 Brickell Ave, PH 1, Miami, FL 33131. The date on which each of our executive officers and directors joined the Company is set forth under “Biographical Information” below.

Name		Position	Age
1	David Carvalho	President and Chief Executive Officer, Founder, and Director	41
2	Magnus Fyhr	Chief Financial Officer, Secretary and Treasurer	62
3	Youssef El Maddarsi	Executive Vice President, Chief Business Officer	32
4	David Holtzman	Executive Chairman	69
5	Sumit Chauhan	Chief Technology Officer	46
6	Ju Xu	Independent Director	41
7	Jay Heller	Independent Director	53
8	John M. Mulvaney	Independent Director	59

There are no arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which any of our directors or executive officers was selected to serve as a director or executive officer of the Company.

Biographical Information

The following is a summary of certain biographical information concerning our executive officers and directors.

David Carvalho, President and Chief Executive Officer, Founder, and Director. Mr. Carvalho founded Naoris Protocol in 2018 and has served as CEO since September 2021. He has over 20 years of experience in cybersecurity spanning technical and executive roles. He served as Group CISO of OCS Group UK (August 2016 to April 2018), a facilities management company with a global workforce of approximately 135,000 colleagues, where he led cybersecurity transformation across critical infrastructure and government client environments. He previously served as CISO of London City Airport, responsible for cybersecurity across aviation critical infrastructure. He held security engineering and operations roles at AT&T, and as a free-lancer. Mr. Carvalho attended University of Aveiro in Computer and Telematics Engineering (2004-2008) and is a Certified Information Systems Security Professional (CISSP, ISC², 2016). He has completed remote coursework in Cryptography and Hardware Security (University of Maryland) and Information Security and Risk Management (University of Washington). He is co-author of peer-reviewed research published in Sensors (MDPI, 2023) and Mathematics (MDPI, 2025). Mr. Carvalho holds an Honorary Doctorate (Doctorado Honoris Causa) for cybersecurity innovation from Universidad Latina de Panamá. Mr. Carvalho joined the Company in February 2026 and serves on a full-time basis.

Magnus Fyhr, Chief Financial Officer, Secretary and Treasurer. Since May 2019, Mr. Fyhr has served as Chief Financial Officer, Head of Business Development, and Advisory Board Member of AlphaOcean, a London-based SaaS maritime fuel optimization platform company, where he led financial planning, budgeting, and scenario modeling, and managed due diligence processes resulting in the successful closure of seed funding. From July 2022 to March 2025, Mr. Fyhr served as Chief Financial Officer of Big Sky Resources Inc., an ESG-focused natural resources remediation company, where he structured seed financing, managed the due diligence process for a Regulation CF filing, and oversaw external financial communications with private equity investors and financial institutions. From November 2020 to June 2022, Mr. Fyhr served as Managing Director and Senior Equity Research Analyst at H.C. Wainwright & Co., where he established a leading maritime equity research platform and was ranked in the top 9% of 4,306 analysts as reported by Wall Street Zen in 2021. Prior thereto, Mr. Fyhr held senior positions at Seaport Global/GMP Securities, Clarkson Capital Markets, Aquanaut Capital Management, and Jefferies & Company. Mr. Fyhr received his M.B.A. in Finance from the University of St. Thomas, Houston, Texas, and his Bachelor of Arts in Accounting and Finance from Houston Christian University, Houston, Texas. We believe Mr. Fyhr is qualified to serve as Chief Financial Officer due to his extensive capital markets experience, financial modeling and valuation expertise, and proven track record in financial leadership and investor engagement across public and private companies. Mr. Fyhr joined the Company in May 2026 and serves on a full-time basis.

Youssef El Maddarsi, Executive Vice President, Chief Business Officer, Co-Founder. Mr. El Maddarsi is a technology entrepreneur and global business strategist and international speaker specializing in cybersecurity, artificial intelligence, and digital infrastructure. He holds an Honorary Doctorate (Honoris Causa) from Universidad Latina de Panama and was recognized by EMEA Entrepreneur as the Most Influential Entrepreneur from Morocco in 2025. With over a decade of experience in global technology strategy, partnerships, and infrastructure development, he works with governments, enterprises, and strategic partners worldwide to advance next-generation digital security and sovereign infrastructure. Mr. El Maddarsi brings over 10 years of strategic development experience. He graduated at Regent’s University in Global Business Administration with specializations in AI, Cybersecurity and completed programs at Wharton, INSEAD & Duke. He is certified by Yale, Institut Mines-Telecom Business School, IBM and École Polytechnique in digital technologies and psychology. Mr. El Maddarsi joined the Company in May 2026 and serves on a full-time basis.

David Holtzman, Executive Chairman. Mr. Holtzman has over 35 years of experience in internet infrastructure and cybersecurity. He served as CTO of Network Solutions, where he managed the Internet’s master root server and oversaw the commercial web’s growth from 500,000 to over 20 million domain names. He served as Chief Scientist, Internet Information Group, IBM, where he led the Cryptolope digital rights management initiative. He is a former military codebreaker who served with the U.S. Naval Security Group and later the National Security Agency. He is author of ‘Privacy Lost: How Technology is Endangering Your Privacy.’ From 2020 to 2026, Mr. Holtzman served as Acting Chief Technology Officer of Sheqonomi, a global network empowering women by receiving cryptocurrency payments for podcast creation. Since 2015, Mr. Holtzman has served as Technology Advisor to Ocean Protocol, where he advises on software architecture and protocols for a global blockchain-based data system built on crypto tokens. Since 2000, Mr. Holtzman has served as President of GlobalPOV, LLC, through which he has advised numerous startups and served as a director of five venture-funded companies. Mr. Holtzman completed graduate work in Computer Science at Johns Hopkins University, received his Bachelor of Science in Computer Science from the University of Maryland, Baltimore County in 1987, received an Honors Diploma in Russian Language Studies from the Defense Language Institute in 1984, and received his Bachelor of Arts in Philosophy from the University of Pittsburgh in 1979. Mr. Holtzman joined the Company in June 2026 and serves on a full-time basis.

Sumit Chauhan, Chief Technology Officer. Mr. Chauhan is a seasoned technology leader with over 25 years of experience delivering enterprise-grade solutions that drive digital transformation and global growth. His expertise spans product engineering, technical consulting, solution architecture, and co-founding an IT company, with deep domain knowledge in blockchain, AI, machine learning, big data, and cloud technologies. He has an established track record across consulting, research, mentoring, and public speaking, consistently delivering high-impact results in complex and fast-evolving environments. Mr. Chauhan is dedicated to helping organizations of all sizes harness emerging technologies to innovate and thrive in today’s digital landscape. Mr. Chauhan joined the Company in May 2026 and serves on a full-time basis.

Ju Xu, Independent Director. Ms. Xu currently serves as President of Strategy at PowerScape Global, where she leads initiatives focused on growth, strategic partnerships, market development, and the commercialization and deployment of emerging technologies. Ms. Xu is also a Partner at Enverra Partners, a Washington, D.C.–based investment firm, where she supports capital formation, project fundraising, and strategic investment initiatives. Ms. Xu is a licensed broker-dealer. Throughout her career, Ms. Xu has guided senior executives at Fortune 500 and publicly listed companies on growth strategy, market entry, multinational partnerships, and investment initiatives, and has guided large investment funds in the deployment of international capital and the evaluation of cross-border investment opportunities. Ms. Xu has also worked extensively with government entities in both the United States and China on cross-border technology initiatives, including technology deployment and the establishment of government-to-government collaboration programs. Ms. Xu joined the Company in June 2026 and serves on a full-time basis.

Jay Heller, Independent Director. Mr. Heller currently serves as Chief Executive Officer of K Lab AI. He brings more than 25 years of capital markets expertise and a track record of guiding some of the world’s most innovative companies through the public markets. Previously, he served as Head of Capital Markets at Nasdaq from 2012, leading a team focused on the facilitation of new listings on the exchange, where, under his leadership, the team executed more than 3,000 IPOs and listings. Prior to his role as Head of Capital Markets, he served as Senior Managing Director at Nasdaq’s Market Intelligence Desk and was Head of Institutional Trading and Sales at American Capital Partners. Earlier in his career, he worked as an equity trader at Pershing and a market maker at NDB Capital Markets, a subsidiary of Deutsche Bank. Mr. Heller joined the Company in June 2026 and serves on a full-time basis.

John M. Mulvaney, Independent Director. Mr. Mulvaney is an American politician, political commentator, and former corporate executive. He held several high-profile positions within the Donald Trump administration, most notably serving as the Acting White House Chief of Staff from 2019 to 2020. Nominated by President Trump and confirmed in February 2017, he served as the Director of the Office of Management and Budget, where he managed the executive branch’s budget and policy objectives. He represented South Carolina’s 5th Congressional district, becoming the first Republican to hold the seat in 128 years, and during his tenure he co-founded the House Freedom Caucus. He previously served in the South Carolina House of Representatives (2007–2009) and the South Carolina State Senate (2009–2010). After leaving public office, Mr. Mulvaney has worked as a political contributor and commentator for various outlets, including NewsNation and Sky News Australia, writes columns for The Hill, and serves as a co-chair for the global consultancy firm Actum LLC. He graduated with honors in International Economics, Commerce, and Finance from Georgetown University in 1989, earned his J.D. from the University of North Carolina at Chapel Hill in 1992, and completed the OPM program at Harvard Business School in 2006. Mr. Mulvaney joined the Company in June 2026 and serves on a full-time basis.

Family Relationships

There are no familial relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

Except as set forth below, to our knowledge, none of our current directors or executive officers have, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

At the time of this Circular, there are no legal proceedings that we are aware of.

The Company is not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Board Practices

Board Leadership Structure and Risk Oversight

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The Board of Directors currently implements its risk oversight function as a whole.

Terms of Office

Each of our officers holds office until his or her successor is elected and qualified. Directors are appointed to serve for one year until the meeting of the Board of Directors following the annual meeting of shareholders and until their successors have been elected and qualified.

Director Independence

As a result of our expectation that our securities will be listed on NYSE American, we have elected to adhere to the rules of such exchange in determining whether a director is independent. The NYSE American Company Guide generally define an “independent director” as a person other than an executive officer or employee of a company, and that no director qualifies as independent unless the company’s board of directors affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Committees

Audit Committee

Our Audit Committee is comprised of Jay Heller, Ju Xu, and John M. Mulvaney, with Mr. Heller serving as the chairman of the committee. Mr. Heller also serves as the designated financial expert on the Audit Committee. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor and each such other registered public accounting firm must report directly to the Committee. The Committee, or the Chair of the Committee, must pre-approve any audit and non-audit service provided to the Company by the independent auditor or any other registered public accounting firm, unless the engagement is entered into pursuant to appropriate preapproval policies established by the Committee or if such service falls within available exceptions under SEC rules.

Compensation Committee

Our Compensation Committee is comprised of David Holtzman, Jay Heller, and John M. Mulvaney, with Mr. Mulvaney serving as the chairman of the committee.

The primary responsibility of the Compensation Committee is the oversight of, and the annual and ongoing review of, the Chief Executive Officer, the compensation of the senior management team, and the bonus programs in place for the balance of the staff. This includes oversight responsibility for ensuring the proper reporting and continuous disclosure in respect of same, and compliance with laws and regulations as well as stock exchange rules and policies in respect of same. The Compensation Committee shall also be responsible for the other matters as set out in this Charter and/or such other matters as may be directed by the Board of Directors from time to time. The Compensation Committee should exercise continuous oversight of developments in these areas.

Nomination and Governance Committee

Our Nomination and Governance Committee is comprised of David Carvalho, Ju Xu, David Holtzman, and John M. Mulvaney, with Ms. Xu serving as the chair of the committee.

The primary responsibility of the Nomination and Governance Committee is, among other matters, to review and set standards for qualification and criteria for membership to the Board of Directors, review and make recommendations to the Board of Directors as to whether existing directors should stand for re-election and consider, screen and recommend candidates to fill new or open positions to the Board of Directors, recommend candidates for membership in each of the Board of Directors’ committees, assist management in the preparation of disclosures in the Company’s annual proxy statement regarding corporate governance and director independence and to make regular reports to the Board of Directors.

Code of Ethics

The Company intends to adopt a Code of Ethics that applies to all of its directors, officers, and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, prior to the listing of its Class A Common Stock on NYSE American. The Code of Ethics will be designed to deter wrongdoing and promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; (iii) compliance with applicable governmental laws, rules, and regulations; (iv) the prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and (v) accountability for adherence to the Code of Ethics. The Code of Ethics will be made publicly available on the Company’s website.

Incentive Compensation Recovery Policy

The Company intends to adopt an Incentive Compensation Recovery Policy (“Clawback Policy”) in compliance with applicable SEC rules and NYSE American listing standards. The Clawback Policy will require the Company to recover erroneously awarded incentive-based compensation from current and former executive officers in the event of an accounting restatement due to material noncompliance with financial reporting requirements. Additional details regarding the Clawback Policy will be provided upon its adoption.

Insider Trading Policy

Our Board adopted a written Insider Trading Policy on July 22, 2026, which is designed to ensure full compliance with the prohibitions against insider trading contained in Section 10(b) of, and Rule 10b-5 promulgated under the U.S. Securities Exchange Act of 1934, as amended. The policy establishes comprehensive safeguards to prevent any director, officer, employee, household member, or entity controlled by such persons from trading the Company’s securities while in possession of material non-public information. The Insider Trading Policy will be made publicly available on the Company’s website at www.naorisquantumprotocol.com.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following discussion and analysis of compensation arrangements should be read together with the compensation tables and related disclosures that follow. This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the programs summarized in this discussion. The following discussion may also contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of our expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Compensation of our Executive Officers and Directors

The following table sets forth information concerning the compensation of our executive officers and non-employee directors for the 2026 fiscal year.

Name	Fees earned or paid in cash ($)	RSA(3) ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
Executive Officers:
David Carvalho, Chief Executive Officer	0	0	0	0	0	0	0
Youssef El Maddarsi, Executive Vice President, Chief Business Officer	0	0	0	0	0	0	0
Sumit Chauhan, Chief Technology Officer	360,000	0	0	0	0	0	360,000
Magnus Fyhr, Chief Financial Officer	180,000	661,388	$0	0	0	0	841,388

Directors:
David Carvalho	0	0	0	0	0	0	0
David Holtzman	120,000	1,322,772	0	0	0	0	1,442,772
Jay Heller	0	650,000	0	0	0	0	650,000
John M. Mulvaney	50,000	0	191,471	0	0	0	241,471
Ju Xu	50,000	0	191,471	0	0	0	241,471

Director Compensation

The Company does not currently maintain a formal non-employee director compensation policy. Compensation for each director is established individually under his director agreement, as summarized below. Directors are generally reimbursed for reasonable expenses incurred in connection with their service on the Board.

David Carvalho does not receive any cash or equity compensation, employee benefits, or expense reimbursement for his service as a director.

David Holtzman receives a base salary of $10,000 per month, increasing to $20,000 per month upon the Company’s closing of aggregate financing of at least $25,000,000, and is eligible for a discretionary annual bonus and employee benefits, including health insurance, retirement benefits, and paid time off. Mr. Holtzman was granted 330,693 shares of common stock, as adjusted to give effect to the Reverse Stock Split, vesting 25% on each six-month anniversary over two years, with full acceleration upon a change of control (single-trigger). Upon a termination without cause, his unvested equity accelerates in full and he is entitled to twelve months of base salary as severance. He is also reimbursed for business expenses.

Jay Heller serves as an independent contractor and receives no cash retainer or employee benefits, and is responsible for his own taxes. Mr. Heller was granted Class A common stock valued at $650,000, priced at the Regulation A offering price, consisting of a $150,000 signing grant and a $500,000 service grant. The service grant vests in four equal installments on each six-month anniversary over two years. His unvested equity accelerates upon a change of control (double-trigger), and upon a termination without cause the current vesting tranche vests on a pro-rata basis. Mr. Heller is reimbursed for expenses incurred in connection with his service on the Board.

John M. Mulvaney receives an annual cash retainer of $50,000, paid quarterly in installments of $12,500. Mr. Mulvaney was granted an option to purchase 49,604 shares of Class A common stock, as adjusted to give effect to the Reverse Stock Split, at an exercise price equal to the fair market value on the grant date (as determined under Section 409A), with a ten-year term. The option vests in four equal installments on each six-month anniversary over two years, and vested options remain exercisable for at least twelve months following termination of service. His unvested equity accelerates upon a change of control (double-trigger), and upon a termination without cause the current vesting tranche vests on a pro-rata basis. Mr. Mulvaney is reimbursed for expenses incurred in connection with his service on the Board.

Ju Xu receives an annual cash retainer of $50,000, paid quarterly in installments of $12,500. Ms. Xu was granted an option to purchase 49,604 shares of Class A common stock, as adjusted to give effect to the Reverse Stock Split, at an exercise price equal to the fair market value on the grant date (as determined under Section 409A), with a ten-year term. The option vests in four equal installments on each six-month anniversary over two years, and vested options remain exercisable for at least twelve months following termination of service. Her unvested equity accelerates upon a change of control (double-trigger), and upon a termination without cause the current vesting tranche vests on a pro-rata basis. Ms. Xu is reimbursed for expenses incurred in connection with her service on the Board.

Employment Agreements, Arrangements or Plans

The following describes the respective employment agreements entered into and in place as of the date hereof between the Company and its executive officers and directors.

Sumit Chauhan, the Company’s Chief Technology Officer, is entitled to a base salary of $30,000 per month, increasing to $45,000 per month upon the date that is six (6) calendar months after the U.S. Work Authorization Date, and is eligible to participate in the Company’s discretionary annual bonus program and employee benefit programs. Subject to Board approval and the Company’s equity incentive plan, Mr. Chauhan will receive 2,645,545 options, as adjusted to give effect to the Reverse Stock Split, to buy the Company’s Class A common stock with an exercise price at the Regulation A offering price, vesting over eight years.

Magnus Fyhr, the Company’s Chief Financial Officer, is entitled to a base salary of $15,000 per month, increasing to $25,000 per month upon the Company’s closing of aggregate financing of at least $25,000,000, and is eligible to participate in the Company’s discretionary annual bonus program and employee benefit programs. Subject to Board approval and the Company’s equity incentive plan, Mr. Fyhr will receive 165,347 shares of common stock vesting over three years and an option to purchase up to 99,208 shares of common stock with an exercise price at the Regulation A offering price, vesting over two years, in each case as adjusted to give effect to the Reverse Stock Split, with all unvested equity accelerating upon a change of control.

David Carvalho, the Company’s President and Chief Executive Officer, and Youssef El Maddarsi, the Company’s Executive Vice President and Chief Business Officer, do not receive any compensation pursuant to any executive employment agreements.

Equity Incentive Plan

Introduction

The principal features of our equity incentive plan (the “2026 Plan”) are summarized below. This summary is qualified in its entirety by reference to the actual text of the 2026 Plan, which is filed as an exhibit to the Offering Circular.

The 2026 Plan was approved and adopted on July 22, 2026, and was subsequently amended by Amendment No. 1, effective July 23, 2026, to increase the number of shares of Class A Common Stock available for issuance thereunder to 6,000,000.

The principal purposes of the 2026 Plan are to (a) enable the Company and its affiliates to attract and retain employees, consultants and directors who will contribute to the Company’s long-term success, (b) provide incentives that align the interests of such persons with those of the Company’s stockholders, and (c) promote the success of the Company’s business.

Eligibility

Employees, consultants and directors of the Company and its affiliates, as well as individuals who are reasonably expected to become employees, consultants or directors, are eligible to receive awards under the 2026 Plan. Incentive stock options may only be granted to employees of the Company or a parent or subsidiary corporation.

Share Reserve

A total of 6,000,000 shares of Class A Common Stock are available for issuance under the 2026 Plan, reflecting the increase effected by Amendment No. 1 to the 2026 Plan, dated and effective as of July 23, 2026. Shares subject to awards that are cancelled, forfeited or expire prior to exercise or settlement will again become available for future grants. The maximum aggregate number of shares that may be issued as incentive stock options equals the initial share reserve without giving effect to any automatic annual increases.

Plan Administration

The 2026 Plan is administered by the compensation committee of the Board of Directors, or by the full Board in the absence of such a committee (the “Committee”). The Committee has broad authority to administer and interpret the 2026 Plan, select participants, determine the types and terms of awards, establish performance criteria and vesting schedules, and make all other determinations necessary for plan administration. The Committee may delegate certain administrative authority to officers of the Company with respect to awards to persons who are not subject to Section 16 of the Securities Exchange Act of 1934. All decisions of the Committee are final and binding.

Awards

Share Options

The 2026 Plan authorizes the grant of incentive stock options and non-qualified stock options. The exercise price of each option must be at least 100% of the fair market value of the Common Stock on the grant date (110% for incentive stock options granted to ten percent stockholders). Options may vest in installments as determined by the Committee and may be subject to performance or other conditions. Options may be exercised by payment in cash, by delivery of previously owned shares, through a broker-assisted cashless exercise, by net exercise or by any other method approved by the Committee. Incentive stock options may only be exercised by the optionholder during his or her lifetime and are not transferable except by will or the laws of descent and distribution. Non-qualified stock options may be transferable to permitted transferees as specified in the award agreement. No option may be exercisable more than ten years from the grant date (five years for incentive stock options granted to ten percent stockholders).

Restricted Share Units

The 2026 Plan authorizes the grant of restricted stock and restricted stock units. Restricted stock consists of actual shares of Common Stock subject to restrictions on transfer and a risk of forfeiture until the applicable restricted period expires. Restricted stock units represent the right to receive shares of Common Stock (or cash) upon satisfaction of vesting conditions. Holders of restricted stock generally have voting rights and the right to receive dividends, which may be held in escrow pending vesting. Holders of restricted stock units do not have voting rights but may be credited with dividend equivalents. The Committee determines the restricted period, vesting conditions and other terms applicable to each award.

Share Appreciation Rights

The 2026 Plan authorizes the grant of stock appreciation rights, which may be granted alone or in tandem with stock options. A stock appreciation right entitles the holder to receive, upon exercise, an amount equal to the number of shares being exercised multiplied by the excess of the fair market value of a share on the exercise date over the exercise price specified in the award. Payment may be made in cash, shares of Common Stock or a combination thereof. The exercise price of a free-standing stock appreciation right must be at least 100% of the fair market value of a share on the grant date. Stock appreciation rights may vest in installments and may not be exercisable more than ten years from the grant date.

Other Share-Based Awards

The 2026 Plan also authorizes the grant of performance share awards and performance compensation awards. Performance share awards entitle the holder to receive a number of shares of Common Stock based on the achievement of performance goals established by the Committee. Performance compensation awards may be granted with respect to other types of awards or as cash bonuses and are earned based on the attainment of specified performance criteria, which may include net earnings, earnings per share, revenue, operating profit, return on assets or equity, cash flow, expense management, share price, and other financial and operational measures selected by the Committee. The Committee certifies the achievement of performance goals before any payout is made.

Termination of Employee, Death or Disability

Share Options and Share Appreciation Rights

Unless otherwise provided in an award agreement, if an optionholder’s continuous service terminates for any reason other than death, disability or cause, the optionholder may exercise vested options within three months following termination (but not beyond the option’s original expiration date). If termination is for cause, all outstanding options terminate immediately. If an optionholder’s continuous service terminates due to disability or death, the optionholder (or the optionholder’s estate or beneficiary) may exercise vested options within 12 months following termination. Similar provisions apply to stock appreciation rights.

Restricted Share Units

Restricted stock units and restricted stock awards are subject to the vesting conditions and restricted periods specified in the applicable award agreement. Unless otherwise provided, unvested awards are forfeited upon termination of continuous service. The Committee may provide for accelerated vesting upon death, disability or other specified events.

Adjustments

Change in Capital Structure

In the event of any stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in the capital structure of the Company, the Committee will equitably adjust the number and kind of shares available under the 2026 Plan, the number and kind of shares subject to outstanding awards, and the exercise price of outstanding options and stock appreciation rights, as necessary to preserve the economic value of awards.

Change of Control

In the discretion of the Board or Committee, award agreements may provide that upon a change of control (as defined in the 2026 Plan), outstanding options and stock appreciation rights become immediately exercisable, and the restricted period applicable to restricted stock and restricted stock units expires immediately. In addition, upon a change of control the Committee may, in its discretion, cancel outstanding awards and pay the holders the value of such awards in cash, stock or a combination thereof based on the price per share received by stockholders in the change of control transaction. Options and stock appreciation rights with an exercise price equal to or greater than the per-share price in the transaction may be cancelled without payment. A change of control generally includes (a) the sale of all or substantially all of the Company’s assets, (b) a change in the majority of the Board, (c) the liquidation or dissolution of the Company, (d) the acquisition by any person of more than 50% of the outstanding Common Stock or voting securities, or (e) a merger or similar business combination unless the Company’s stockholders retain majority voting control after the transaction.

Termination

The 2026 Plan will terminate automatically on June 9, 2036. No awards may be granted after that date, but awards granted prior to termination may extend beyond that date in accordance with their terms. The Board may suspend or terminate the 2026 Plan at any earlier date, and may amend the 2026 Plan at any time, subject to stockholder approval for certain amendments as required by applicable law or stock exchange rules. No amendment may materially and adversely affect a participant’s rights under an outstanding award without the participant’s consent.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table and accompanying footnotes set forth certain information as of the date of this Offering Circular with respect to the beneficial ownership of the Company’s Shares, by:

●	each of our named executive officers and directors;

●	all of our current executive officers and directors as a group; and

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days after that date through the exercise of any option or warrant. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, our shares of Common Stock subject to options or warrants (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding for such person, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. To our knowledge, none of the shares of Common Stock beneficially owned by any executive officer or director have been pledged as security. Unless otherwise specified, the address of each of our directors and executive officers named below is in care of our Company, 848 Brickell Ave, PH 1, Miami, FL 33131.

	Shares of Common Stock Beneficially Owned Prior to Offering				% of Total Voting Power	Shares of Common Stock Beneficially Owned After Offering				% of Total Voting Power
	Class A		Class B		Before	Class A		Class B		After
Name of Beneficial Owner	Shares	%	Shares	%	Offering(2)	Shares	%	Shares	%	Offering(2)
Directors and Executive Officer:
David Joao Vieira Carvalho, President and Chief Executive Officer, Founder, and Director			12,897,038	100	92.98			12,897,038	100	91.01
Magnus Fyhr, CFO, Secretary and Treasurer (1)	165,347	0.85			0.06	165,347	0.65			0.06
Youssef El Maddarsi, EVP, Chief Business Officer	3,617,785	18.58			1.30	3,617,785	14.20			1.28
David Holtzman, Executive Chairman	330,693	1.70			0.12	330,693	1.30			0.12
Sumit Chauhan, Chief Technology Officer (2)
Ju Xu, Independent Director (3)
Jay Heller, Independent Director	162,500	0.83			0.06	162,500	0.64			0.06
John M. Mulvaney, Independent Director (4)
Directors and Executive Officers as a group	4,276,325	21.96	12,897,038	100	94.52	4,276,325	16.79	12,897,038	100	92.52

5% or Greater Stockholders
Alphamark Consulting LLC (5)	2,513,269	12.91			0.91	2,513,269	9.87			0.89
Caravel NT Fund Ltd (6)	992,080	5.09			0.36	992,080	3.89			0.35
Coachella Holdings Limited (7)	1,763,698	9.06			0.64	1,763,698	6.92			0.62
Cambridge Capital Ltd. (8)	1,763,698	9.06			0.64	1,763,698	6.92			0.62
Notionhill Capital Inc. (9)	1,763,697	9.06			0.64	1,763,697	6.92			0.62
Won Dong Lee	1,455,050	7.47			0.52	1,455,050	5.71			0.51
Sepia Group LLC (10)	1,322,773	6.79			0.48	1,322,773	5.19			0.47
Skeleton Crew Labs LLC (11)	1,322,773	6.79			0.48	1,322,773	5.19			0.47
Abchurch Limited (12)	992,080	5.09			0.36	992,080	3.89			0.35

(1)	Excludes an option to purchase 99,208 shares of Class A Common Stock granted to Mr. Fyhr on July 23, 2026 at an exercise price equal to the offering price, which vests in four equal installments on each six-month anniversary of the grant date. No portion of the option is exercisable within 60 days of the date of this Offering Circular.

(2)	Excludes an option to purchase 2,645,545 shares of Class A Common Stock granted to Mr. Chauhan on July 23, 2026 at an exercise price equal to the offering price, which vests as to one-sixteenth of the underlying shares on each six-month anniversary of the grant date over an eight-year period. No portion of the option is exercisable within 60 days of the date of this Offering Circular.

(3)	Excludes an option to purchase 49,604 shares of Class A Common Stock granted to Ms. Xu on July 23, 2026 at an exercise price of $0.14 per share, which vests in four equal installments on each six-month anniversary of the grant date. No portion of the option is exercisable within 60 days of the date of this Offering Circular.

(4)	Excludes an option to purchase 49,604 shares of Class A Common Stock granted to Mr. Mulvaney on July 23, 2026 at an exercise price of $0.14 per share, which vests in four equal installments on each six-month anniversary of the grant date. No portion of the option is exercisable within 60 days of the date of this Offering Circular.

(5)	Uri Litvak may be deemed to beneficially own the shares held by Alphamark Consulting LLC by virtue of his voting and dispositive power over such shares. Mr. Litvak disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Alphamark Consulting LLC is 2424 SE Bristol St, Suite 300, Newport Beach, CA 92660.

(6)	Glen Gibbons may be deemed to beneficially own the shares held by Caravel NT Fund Ltd by virtue of his voting and dispositive power over such shares. Mr. Gibbons disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Caravel NT Fund Ltd is Gene Unit 7, Building 2, Old Fort Bay Town Centre, Nassau, Bahamas.

(7)	Craig Bridgman may be deemed to beneficially own the shares held by Coachella Holdings Limited by virtue of his voting and dispositive power over such shares. Mr. Bridgman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Coachella Holdings Limited is 303 Shirley Street, P.O. Box N-492, Nassau, Bahamas.

(8)	Craig Bridgman may be deemed to beneficially own the shares held by Cambridge Capital Ltd. by virtue of his voting and dispositive power over such shares. Mr. Bridgman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Cambridge Capital Ltd. is The Grove, 21 Pine Road, Belleville, St. Michael, BB11113, Barbados.

(9)	Umer Aziz may be deemed to beneficially own the shares held by Notionhill Capital Inc. by virtue of his voting and dispositive power over such shares. Mr. Aziz disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Notionhill Capital Inc. is 3465 Platinum Drive, Unit 222, Mississauga, ON L5M 2S1, Canada.

(10)	Austin Frengel, the controlling owner of Sepia Group LLC, may be deemed to beneficially own the shares held by Sepia Group LLC by virtue of his voting and dispositive power over such shares. Mr. Frengel disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Sepia Group LLC is 30 N Gould St, STE R, Sheridan, WY 82801.

(11)	Timothy Collins may be deemed to beneficially own the shares held by Skeleton Crew Labs LLC by virtue of his voting and dispositive power over such shares. Mr. Collins disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Skeleton Crew Labs LLC is 16801 Poppy Mallow Drive, Austin, TX 78738.

(12)	Heinrich Grabner, the sole shareholder and director of Abchurch Limited, may be deemed to beneficially own the shares held by Abchurch Limited by virtue of his voting and dispositive power over such shares. Mr. Grabner disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Abchurch Limited is 14 Hang Mei Deng, Mang Kung Uk, Clearwater Bay, NT, Hong Kong.

For additional information about our principal shareholders, please see “Interest of Management and Others in Certain Transactions.”

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In addition to the compensation arrangements discussed under “Compensation of Directors and Executive Officers” and “Security Ownership of Management and Certain Securityholders,” the following is a description of the material terms of: (i) those transactions within the last three (3) fiscal years to which we are party and in which any of our directors, executive officers or shareholders that beneficially own or control (directly or indirectly) more than ten percent (10%) of any class or series of our outstanding voting securities, or any associate or affiliate of the foregoing persons, has, had or will have a direct or indirect material interest; and (ii) any other material contracts, other than contracts entered into in the ordinary course of business, to which we were a party within the last two (2) fiscal years.

Transactions with Related Parties

Intellectual Property Acquisition from Chief Executive Officer

On February 27, 2026, the Company acquired certain intellectual property, consisting of the foundational source code, protocol designs, cryptographic methods and related technical documentation underlying the Naoris Protocol, from the Company’s Chief Executive Officer for a purchase price of $50,000. The acquisition was accounted for as a related-party transaction in accordance with ASC 850, Related Party Disclosures. Management evaluated the transaction and concluded that the purchase price did not exceed the fair value of the intellectual property acquired. Accordingly, the intellectual property was recorded at its cost of $50,000. As of March 31, 2026, the purchase price remained unpaid and was included in accounts payable on the accompanying balance sheet.

Trademark Assignment and License-Back Agreement with NDSE Cyber Ltd

On July 16, 2026, the Company entered into a Trademark Assignment and License-Back Agreement with NDSE Cyber Ltd (“NDSE”), a Bahamas company under the common control of David Carvalho, the Company’s President, Chief Executive Officer, Founder, and Director, and accordingly a related party of the Company. NDSE assigned to the Company all right, title, and interest in the NAORIS, NAORIS PROTOCOL, and related marks, together with the associated goodwill, for US$1.00 and other consideration, including a license granted back to NDSE.

The license back is non-exclusive, non-transferable, non-sublicensable, royalty-free, and revocable, and permits NDSE to use only the NAORIS mark, solely for marketing, sale, and trading of the $NAORIS token and directly related ancillary goods and services, excluding NAORIS PROTOCOL and all other marks. The license continues until terminated by the Company, either for uncured breach on 30 days’ notice or for convenience on 90 days’ notice.

Stock Issuances to Founders

As of March 31, 2026, as adjusted to give effect to the Reverse Stock Split effected on July 21, 2026, 14,550,505 shares of Class A Common Stock and 12,897,038 shares of Class B Common Stock were issued and outstanding. Class A Common Stock and Class B Common Stock have identical economic rights, including rights to dividends and distributions. Holders of Class A Common Stock are entitled to one vote per share, and holders of Class B Common Stock are entitled to twenty votes per share on all matters submitted to stockholders for a vote. Each share of Class B Common Stock is convertible into one share of Class A Common Stock at the option of the holder. The outstanding equity interests were held by the Company’s founders, employees and a number of institutional and strategic investors.

Review, Approval and Ratification of Related Party Transactions

The Company has adopted a Related Party Transactions Policy for the review and approval of related party transactions.

Our Related Party Transactions Policy is administered by our audit committee and provides that, in determining whether or not to recommend the initial approval or ratification of a related party transaction, the relevant facts and circumstances available shall be considered, including, among other factors the committee deems appropriate, (i) whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (ii) the extent of the related party’s interest in the transaction.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF INCORPORATION

We are a Nevada corporation, and our affairs are governed by our Articles of Incorporation (as may be amended and restated from time to time), our Bylaws (adopted February 3, 2026), and the provisions of the Nevada Revised Statutes, Chapter 78 (the “NRS”). As of the date of this Offering Circular, our authorized capital stock consists of 350,000,000 shares, consisting of (i) 300,000,000 shares of Common Stock, $0.0001 par value per share, of which 250,000,000 shares are designated “Class A Common Stock” and 50,000,000 shares are designated “Class B Common Stock,” and (ii) 50,000,000 shares of Preferred Stock, $0.0001 par value per share.

As of March 31, 2026, as adjusted to give effect to the Reverse Stock Split effected on July 21, 2026, 14,550,505 shares of Class A Common Stock and 12,897,038 shares of Class B Common Stock were issued and outstanding, and no shares of Preferred Stock were issued and outstanding. The following summary description of our capital stock does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation, our Bylaws, and the NRS. If you would like more information about our capital stock, you should review our Articles of Incorporation, Bylaws, and the NRS.

History of Share Capital

Common Stock

General

Our authorized Common Stock consists of 250,000,000 shares of Class A Common Stock and 50,000,000 shares of Class B Common Stock, each with a par value of $0.0001 per share. All issued and outstanding shares of our Common Stock are fully paid and nonassessable. The Company may, but is not required to, deliver to each stockholder a certificate or certificates representing shares to which the stockholder is entitled; shares may be issued in certificated or uncertificated form as determined by the Board of Directors.

Reverse Stock Split

On July 21, 2026, our Board of Directors approved, and the holders of our Class A Common Stock and Class B Common Stock, voting together as a single class, approved, a reverse stock split of our issued and outstanding Common Stock at a ratio of one share for every 1.511975021 shares (the “Reverse Stock Split”), with an effective date of July 21, 2026. The Reverse Stock Split applies equally to both our Class A Common Stock and our Class B Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split; any fractional share otherwise resulting from the Reverse Stock Split will be rounded up to the nearest whole share. Because both classes of Common Stock are subject to the same split ratio, the one-to-one conversion ratio of the Class B Common Stock into Class A Common Stock is unaffected and remains unchanged, and no amendment to the conversion ratio and no separate class vote of the Class B Common Stock is required. After giving effect to the Reverse Stock Split, 19,473,662 shares of Class A Common Stock and 12,897,038 shares of Class B Common Stock are issued and outstanding as of the date of this Offering Circular.

Conversion Rights of Class B Common Stock

Each share of Class B Common Stock is convertible, at the option of the holder thereof, at any time after the date of issuance, into one (1) fully paid and nonassessable share of Class A Common Stock, without the payment of additional consideration. In addition, each share of Class B Common Stock automatically converts into one (1) fully paid and nonassessable share of Class A Common Stock upon any Transfer (as defined in the Articles of Incorporation) of such share, provided that a Transfer of shares of Class B Common Stock by a holder thereof to another holder of Class B Common Stock does not trigger automatic conversion. Certain transfers are excluded from the definition of “Transfer” for purposes of automatic conversion, including transfers by gift to immediate family members, transfers to trusts for the exclusive benefit of the holder or immediate family, transfers pursuant to a will or the laws of intestate succession, and transfers approved by a majority of the disinterested members of the Board of Directors.

Shares of Class B Common Stock that are converted into shares of Class A Common Stock are cancelled and may not be reissued. The Company is required at all times to reserve and keep available out of its authorized but unissued shares of Class A Common Stock a sufficient number of shares to effect the conversion of all outstanding shares of Class B Common Stock.

Dividends

Holders of our Common Stock are entitled to receive a pro rata share of dividends when and as declared by the Board of Directors, subject to any preferential rights of holders of outstanding Preferred Stock, if any. Under the NRS, dividends may be declared and paid in cash, in property, or in shares of the Company, subject to the provisions of the NRS and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date to be not more than sixty (60) days prior to the payment date of such dividend.

Voting Rights

Holders of Class A Common Stock are entitled to one (1) vote per share on all matters submitted to a vote of the stockholders of the Company. Holders of Class B Common Stock are entitled to twenty (20) votes per share on all matters submitted to a vote of the stockholders of the Company. Except as otherwise provided in the Articles of Incorporation or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock vote together as one class on all matters, including the election of directors.

Liquidation

In the event of our liquidation, dissolution, or winding-up, whether voluntary or involuntary, the assets of the Company available for distribution to stockholders, after the payment or provision for payment of all debts and liabilities of the Company and subject to any preferential rights of holders of outstanding Preferred Stock, if any, shall be distributed ratably among the holders of Common Stock.

Preferred Stock

The Company is authorized to issue up to 50,000,000 shares of Preferred Stock, $0.0001 par value per share. The Board of Directors has the authority, without further stockholder approval, to issue Preferred Stock in one or more series and to fix the voting powers, designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, including dividend rights, conversion rights, redemption privileges, and liquidation preferences, as shall be stated in the resolution or resolutions providing for the issuance thereof.

The issuance of Preferred Stock could have the effect of decreasing the market price of the Class A Common Stock and could adversely affect the voting and other rights of the holders of Class A Common Stock.

Transfer Agent and Registrar

Colonial Stock Transfer Company, Inc. is the transfer agent and registrar for our Shares. The address of Colonial Stock Transfer Company, Inc. is 7840 S 700 E, Sandy, UT 84070.

Shareholders’ Rights

The NRS, our Articles of Incorporation, and our Bylaws govern the Company and its relations with its stockholders. The following is a summary of certain rights of holders of our Common Stock under our Articles of Incorporation, Bylaws, and the NRS. This summary is not intended to be complete and is qualified in its entirety by reference to the NRS, our Articles of Incorporation, and Bylaws.

Stated Objects or Purposes

Our Articles of Incorporation do not contain any stated objects or purposes and do not place any limitations on the business that we may carry on.

Shareholder Meetings

Our Bylaws provide that the annual meeting of stockholders shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Meetings of stockholders may be held at such time and place, within or without the State of Nevada, as shall be stated in the notice of the meeting. Stockholders may participate in meetings through remote communication, including electronic communications, videoconferencing, teleconferencing, or other available technology, provided the Company implements reasonable measures to verify identity and provide a reasonable opportunity to participate and vote.

Special meetings of the stockholders may be called by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors, or (iv) by the holders of shares entitled to cast not less than 50% of the votes at the meeting. Business transacted at all special meetings is confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent.

Notice of Meeting of Shareholders

Written or printed notice stating the date and time of the meeting, the means of remote communication (if any), the physical location of the meeting (unless the meeting is to be held solely by remote communications), and, except in the case of the annual meeting, the purpose or purposes for which the meeting is called, must be delivered to each stockholder of record entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the meeting.

Quorum

At all meetings of stockholders, the presence, in person, by remote communication, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote constitutes a quorum for the transaction of business. Except as otherwise provided by law, the Articles of Incorporation, or the Bylaws, the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote generally on the subject matter is the act of the stockholders, and directors are elected by a plurality of votes cast.

Record Date for Notice of Meeting of Shareholders

The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such record date to be not less than ten (10) nor more than sixty (60) days prior to such meeting. If a record date for a meeting of stockholders is not fixed by the Board of Directors, the record date is at the close of business on the day before the day on which the first notice is given or, if notice is waived, at the close of business on the day before the meeting is held.

Action by Written Consent

Under our Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by stockholders holding at least a majority of the voting power, provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Directors

Number of Directors and Election

Our Articles of Incorporation and Bylaws provide that the business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The initial number of directors was set at one (1). Thereafter, the number of directors is fixed as the Board of Directors may from time to time designate, and no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Our Board of Directors currently consists of five (5) directors.

Removal of Directors

Under our Bylaws, the Board of Directors or any director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock entitled to vote generally at an election of directors, or (ii) without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock entitled to elect such director.

Vacancies on the Board of Directors

All vacancies on the Board of Directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum. A director elected to fill a vacancy is elected for the unexpired term of his or her predecessor in office.

Limitation of Personal Liability of Directors and Officers

Our Articles of Incorporation provide that no director or officer shall be personally liable to the Company or any of its stockholders for damages for any breach of fiduciary duty as a director or officer, except that such limitation does not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (ii) for the payment of dividends in violation of Section 78.300 of the NRS. Any repeal or modification of this provision by the stockholders shall be prospective only and shall not adversely affect any limitation of personal liability for acts or omissions prior to such repeal or modification.

Indemnification of Directors and Officers

Under Article VI of our Bylaws, the Company shall indemnify its directors and executive officers to the fullest extent not prohibited by the NRS or any other applicable law. The Company is not required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (a) such indemnification is expressly required to be made by law, (b) the proceeding was authorized by the Board of Directors, (c) such indemnification is provided by the Company, in its sole discretion, pursuant to powers vested in the Company under the NRS, or (d) such indemnification is required under the enforcement provisions of the Bylaws.

Under Article 11 of the Articles of Incorporation, the Company may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director or officer of the Company, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit, or proceeding, to the full extent permitted by the NRS as such statutes may be amended from time to time.

The Company shall advance expenses incurred by any director or executive officer in connection with any such proceeding, prior to the final disposition thereof, promptly following request therefor, provided that, if the NRS requires, an advancement of expenses shall be made only upon delivery of an undertaking to repay all amounts so advanced if it is ultimately determined by final judicial decision that such person is not entitled to be indemnified.

We have entered into indemnification agreements with each of our directors and officers, in the form approved by the Board of Directors, agreeing to indemnify them to the fullest extent permitted by law.

Sources of Dividends

Dividends may be declared at the discretion of the Board of Directors. Under the NRS, dividends may be declared and paid in cash, in property, or in shares of the Company, subject to the provisions of the NRS and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date to be not more than sixty (60) days prior to the payment date of such dividend.

Amendments to the Articles of Incorporation and Bylaws

Under Article 10 of our Articles of Incorporation, the Board of Directors has the power to make, alter, amend, or repeal the Bylaws of the Company, except to the extent that the Bylaws otherwise provide. The stockholders also have the power to amend, modify, or repeal the Bylaws, or adopt new provisions, at a duly called meeting of the stockholders, provided that notice of the proposed amendment was given in the notice of the meeting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of shares of capital stock representing a majority of the votes represented by all outstanding shares of capital stock entitled to vote, without a separate class vote of the holders of each class of Common Stock.

Interested Directors Transactions

Under the NRS and our Bylaws, no contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other entity in which one or more of its directors or officers have a financial interest, shall be void or voidable solely for that reason, solely because the director or officer is present at or participates in the meeting of the Board which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to the relationship or interest are disclosed to the Board, and the Board in good faith authorizes the contract or transaction by a majority of the disinterested directors; (2) the material facts are disclosed to the stockholders, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair to the Company as of the time it is authorized, approved, or ratified.

Committees

Under the NRS and our Articles of Incorporation, our directors may, by way of resolution, appoint one or more committees consisting of directors from their number or other persons, as desired, and delegate to such committee members certain powers of the directors.

Derivative Actions

Under the NRS, a stockholder may bring a derivative action in the right of the corporation to recover a judgment in its favor if the directors refuse to bring the action or if a demand upon the directors to bring the action would be futile. A stockholder may not commence or maintain a derivative proceeding unless the stockholder (i) was a stockholder of the corporation at the time of the act or omission complained of, or became a stockholder through transfer by operation of law from one who was a stockholder at that time, and (ii) fairly and adequately represents the interests of the corporation in enforcing the right of the corporation.

(a)	No derivative action may be commenced until a written demand has been made upon the corporation to take suitable action, and ninety (90) days have expired from the date the demand was made unless the stockholder has earlier been notified that the demand has been rejected by the corporation or unless irreparable injury to the corporation would result by waiting for the expiration of such ninety (90) day period.

(b)	The complaint in a derivative proceeding must be verified and must allege with particularity the demand made, if any, to obtain action by the directors and either that the demand was refused or ignored or why demand was not made.

(c)	A derivative proceeding may not be discontinued, dismissed, or settled without the court’s approval, and if the court determines that a proposed discontinuance, dismissal, or settlement will substantially affect the interests of the stockholders or a class of stockholders, the court shall direct that notice be given to the affected stockholders.

Under the NRS, on termination of a derivative proceeding, the court may order the corporation to pay the plaintiff’s reasonable expenses, including counsel fees, incurred in the proceeding if it finds that the proceeding has resulted in a substantial benefit to the corporation, or order the plaintiff to pay any defendant’s reasonable expenses, including counsel fees, incurred in defending the proceeding if it finds that the proceeding was commenced or maintained without reasonable cause or for an improper purpose.

Oppression Remedy

Under the NRS, a shareholder of a corporation may bring an action in the right of the corporation (a derivative action) or may petition the court for relief under NRS 78.710 on the grounds that:

(a)	the directors or those in control of the corporation have acted, are acting, or will act in a manner that is illegal, oppressive, or fraudulent; or

(b)	the corporate assets are being misapplied or wasted, or the corporation is unable to carry out its purposes.

On such an application, the court may grant equitable relief, including but not limited to an order requiring the corporation or other shareholders to purchase the petitioner’s shares at fair value, appointing a custodian or receiver, or dissolving the corporation.

Inspection of Books and Records

Under the NRS, any shareholder who has been a shareholder of record for at least six months, or who holds at least 5% of all outstanding shares, may examine, in person or by agent or attorney, during normal business hours:

(a)	the stock ledger or a duplicate stock ledger;

(b)	a statement of the corporation’s affairs; and

(c)	the books of account and records of the proceedings of the shareholders, directors, and executive committees.

A shareholder meeting the above requirements may make copies from the stock ledger, statement of affairs, books of account, and records of proceedings. The right of inspection may be denied if the corporation has reasonable grounds to believe the inspection is for an improper purpose.

Resale Restrictions

See Lock-Up Agreements discussed below.

Listing

We have applied to have our Shares listed on NYSE American under the symbol “[*].”

PLAN OF DISTRIBUTION

In General

Our Company is offering a maximum of 6,000,000 Shares on a “best-efforts” basis, at a fixed price of $4.00 per Share, for the Maximum Offering amount of $24,000,000. The minimum purchase requirement for investors in this offering is $800, or 200 Shares, unless waived by us in our sole discretion. In order to satisfy the Minimum Listing Standards, we must sell at least 3,750,000 Shares in order to conduct a closing in this offering.

We have engaged R.F. Lafferty to act as our lead selling agent to solicit offers to purchase the Shares. The Lead Selling Agent is not purchasing or selling any such Shares, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such Shares, other than to use its “best efforts” to arrange for the sale of such Shares by us. Therefore, we may not sell all of the Shares being offered. The terms of this offering are subject to market conditions and negotiations between us, the Lead Selling Agent and prospective investors. The Lead Selling Agent will have no authority to bind us by virtue of their placement agency agreement with us (the “Placement Agency Agreement”). This is a “best efforts” offering. The minimum amount we must raise in order to conduct a closing in this offering is the Minimum Offering Amount of $15,000,000, and we will not conduct a closing unless we have received and accepted subscriptions for at least the Minimum Offering Amount and the Shares have been approved for listing on NYSE American. We intend to conduct a single closing in this offering. All proceeds received from this offering will be placed in an escrow account held by Enterprise Bank & Trust, as escrow agent. Upon the closing, the gross proceeds from accepted subscriptions will be released from escrow, at which point such proceeds will become immediately available to us and may be used in accordance with the uses set forth in the section entitled “Use of Proceeds” of this Offering Circular. If we do not raise the Minimum Offering Amount and satisfy the Minimum Listing Standards by the Termination Date, all funds tendered by investors in connection with their subscriptions will be promptly returned to such investors, without interest or deduction, in accordance with Rules 10b-9 and 15c2-4 under the Exchange Act. Following the closing, purchasers of the Shares will not be entitled to a refund and could lose their entire investment. This is a continuous offering pursuant to Rule 251(d)(3)(i)(F) of Regulation A. We will commence this offering within two calendar days of the qualification by the SEC of the Offering Statement of which this Offering Circular forms a part and will continue to offer the Shares for an indefinite period of time (which may exceed 30 days from the date of qualification) until the offering is terminated.

This offering will terminate at the earliest of (a) the date on which all of the Shares have been sold, (b) the date which is one year from this offering being qualified by the SEC, or (c) the date on which this offering is earlier terminated by us, in our sole discretion, including after we reach our internal target amount raised of $20,000,000 (such earliest date, the “Termination Date”).

The Company intends to market the Shares in this Offering using both online and offline means. Online marketing may take the form of contacting potential investors through electronic media, television broadcast advertising and posting our Offering Circular or “testing the waters” materials on an online investment platform. All advertising will direct investors to the online investment platform.

Pursuant to the Placement Agency Agreement, we will pay the Lead Selling Agent, at the closing of this offering, a cash commission fee equal to 3.0% on Company-introduced proceeds, 4.5% on other proceeds raised on the Equifund Technologies LLC platform that were not introduced by the Company or R.F. Lafferty, and 7.0% on any proceeds brought by R.F. Lafferty.

In addition, we will also pay all expenses relating to the Offering, including, without limitation, (a) all filing fees and communication expenses relating to the registration of the Shares to be sold in the Offering (including any over-allotment shares) with the Commission and the filing of the offering materials with FINRA; (b) all fees and expenses relating to the listing of such Shares on such stock exchange as we and R.F. Lafferty together determine; (c) all fees, expenses and disbursements relating to background checks of our officers and directors; (d) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states and other jurisdictions as R.F. Lafferty may reasonably designate (including, without limitation, all filing and registration fees, and the fees and disbursements of R.F. Lafferty’s counsel at Closing); (e) all fees and expenses associated with the “road show”; (f) the costs of all mailing and printing of the selling documents (including the Placement Agency Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Offering Statements, Circular and all amendments, supplements and exhibits thereto and as many preliminary and final Circulars as R.F. Lafferty may reasonably deem necessary; (g) the costs and expenses of the public relations firm referred to in the Placement Agency Agreement; (h) the costs of preparing, printing and delivering certificates representing such Shares; (i) fees and expenses of the transfer agent for such Shares; (j) stock transfer taxes, if any, payable upon the transfer of securities from the Company to R.F. Lafferty; (k) the $5,000 cost associated with R.F. Lafferty’s clearing system data services and communications expenses; (l) the $10,000 cost associated with R.F. Lafferty’s Capital IQ system for comparable company analysis and valuation; (m) the fees and expenses of our accountants; and (n) the fees and expenses of R.F. Lafferty and our legal counsel and other agents and representatives. For the sake of clarity, it is understood and agreed that we shall be responsible for R.F. Lafferty’s legal fees and expenses detailed in the Placement Agency Agreement irrespective of whether the Offering is consummated or not and the maximum amount of legal fees, costs and expenses incurred by R.F. Lafferty that we shall be responsible for shall not exceed $165,000 in the event of a Closing of the Offering, and shall not exceed $75,000 in the event that there is not a Closing of the Offering.

We provided an expense advance (the “Advance”) to R.F. Lafferty of $50,000, with $35,000 paid upon the engagement of R.F. Lafferty and $15,000 paid upon the initial filing of the Offering Statement. The Advance is applied towards reasonable out-of-pocket expenses including legal fees and will be reimbursed to us to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A). However, in the event the Offering is terminated pursuant to the Placement Agency Agreement, R.F. Lafferty shall return any portion of the Advance not used to pay its accountable out-of-pocket expenses actually incurred. R.F. Lafferty may deduct from the net proceeds of the Offering payable to us on the Closing, the expenses set forth herein to be paid by us to R.F. Lafferty.

The Lead Selling Agent may also ask other FINRA member broker-dealers that are registered with the SEC to participate as soliciting dealers for this offering.

Agent Warrants

Upon the closing of this offering, we have agreed to issue the Agent Warrants to the Lead Selling Agent or its designees to purchase up to 2% of the aggregate number of Shares sold, or up to 120,000 Shares assuming the sale of the maximum number of Shares offered hereby. The Agent Warrants will be exercisable at an assumed per share exercise price equal to $4.40, which is equal to 110% of the assumed per share public offering price in connection with the Offering. The Agent Warrants will be non-exercisable for six months after the date of the closing and will expire five years after such date.

The Agent Warrants shall not be redeemable. The Agent Warrants shall have customary piggy-back and demand registration rights. The Agent Warrants may not be transferred, assigned or hypothecated for a period of six (6) months following the Closing, except that they may be assigned, in whole or in part, to any successor, officer, manager or member of R.F. Lafferty (or to officers, managers or members of any such successor or member), and to members of the underwriting syndicate or selling group. The Agent Warrants may be exercised as to all or a lesser number of shares of Common Stock, will provide for cashless exercise if the underlying securities are not covered by an effective registration statement or offering statement and will contain provisions for (a) one demand registration of the sale of the underlying shares of Common Stock at the Company’s expense, (b) an additional demand registration at the warrant holders’ expense, and (c) unlimited “piggyback” registration rights for a period of two (2) years after the Closing at the Company’s expense. The Agent Warrants shall further provide for anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganizations, stock splits, stock combinations, mergers, etc.), but not in connection with future issuance of common stock or common stock equivalents at prices (or with exercise and/or conversion prices) below the Offering price.

The Agent Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1)(A) of FINRA. The Lead Selling Agent (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Agent Warrants or the underlying securities for a period of 180 days following the commencement of sales of the securities issued in this offering. In addition, the Agent Warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Agent Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Agent Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the Agent Warrant exercise price or underlying shares will not be adjusted for issuances of shares of our Common Stock at a price below the warrant exercise price.

Other Expenses of the Offering

Equifund

In addition, the Company has engaged Equifund Technologies LLC (“Equifund”) to create and maintain the online subscription processing platform for the Offering pursuant to a Posting Agreement dated February 11, 2026 (the “Equifund Agreement”). The term of the Equifund Agreement continues until the earlier of 12 months from the date of the agreement and the closing of the Offering. After the Company’s Offering Statement is qualified by the Commission, the Offering will be conducted, in part, using Equifund’s online subscription processing platform, and purchase price payments may be processed through a third-party payment processor. For the procedures applicable to subscribing for Shares, see “—Procedures for Subscribing” below.

The Company has paid Equifund a $55,000 onboarding fee and will pay Equifund an estimated $240,000 in investor fees of $50 per investor payable by the Company to Equifund (assuming 4,800 investors in this Offering).

In addition, the Company intends to pay Equifund credit card processing fees (4.25% of investment amount) plus any credit card refund fees ($50 per refund) and chargeback fees ($50 per chargeback), 1.5% for each ACH transfer, and 1.5% for inbound wires to all purchasers in lieu of charges to investors. The Company will also pay Equifund $500 per month for escrow account maintenance, $300 per escrow roll close disbursement, and $1,000 for final account reconciliation.

Please be advised that different payment methods take different amounts of time to clear.

●	Wires: 24 hours (one business day) following receipt of funds;

●	ACH: 10 days following receipt of funds; and

●	Credit and Debit Cards: 24 hours (one business day) following receipt of funds.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests, in the event an investor fails to provide requested follow up information to complete potential background checks or fails background checks, and in the event the Offering is oversubscribed in excess of the Maximum Offering amount. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by credit or debit card will be returned to subscribers within 30 days of such rejection without deduction or interest.

Escrow Agent

The Company has entered into an Escrow Agreement with Enterprise Bank & Trust (the “Escrow Agent”). Investor funds will be held by the Escrow Agent pending a closing or termination of the offering. All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit card, or ACH transfer directly to the escrow account established for this offering (such escrow account, the “Escrow Account”). The Company may terminate the offering at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily indicate that the Company has accepted their subscription and will not necessarily result in their receiving Shares; escrowed funds may be returned without deduction and without interest.

Escrow Agent is not participating as an underwriter or placement agent or sales agent of this offering and will not solicit any investment in the Company, distribute this Offering Circular or other offering materials to investors, or recommend the Company’s securities or provide investment advice to any prospective Investor, and no communication through any medium, including any website, should be construed as such. The use of Escrow Agent’s name in this Offering Circular should not be interpreted and is not intended as an endorsement or recommendation by it of the Company or this offering. All inquiries regarding this offering or escrow should be made directly to the Company or the Lead Selling Agent.

Non-U.S. investors may participate in this offering by depositing their funds in the Escrow Account; any such funds that the Escrow Agent receives shall be held in escrow until a closing of this offering or such other time as mutually agreed between the Company and the Lead Selling Agent, and then used to complete securities purchases, or returned if this offering fails to close.

Lock-Up Agreements and Right of First Refusal

The Placement Agency Agreement provides that (i) the Company, our directors and officers and any other holder(s) of five percent (5.0%) or more of the outstanding shares of Common Stock of the Company as of the effective date of this Offering Statement (and all holders of securities exercisable for or convertible into shares of Common Stock) shall enter into customary “lock-up” agreements in favor of R.F. Lafferty pursuant to which such persons and entities shall agree, for a period of six (6) months after the offering is completed, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without R.F. Lafferty’s prior written consent, including the issuance of shares of Common Stock upon the exercise of currently outstanding options approved by R.F. Lafferty and (ii) upon the closing, for a period of twelve (12) months from the closing, the Company, or any successor to or any subsidiary of the Company, will grant R.F. Lafferty the right of first refusal as described in the Placement Agency Agreement. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three (3) years from the commencement of sales in this offering.

Listing of the Shares

There is currently no public trading market for our Class A Common Stock, and the Shares will not be listed on NYSE American upon the qualification of the Offering Statement of which this Offering Circular forms a part. We have applied to list our Class A Common Stock on NYSE American under the symbol “[*].” To satisfy the initial listing requirements of NYSE American, we must, among other requirements, have a market value of publicly held Shares of at least $15,000,000. We intend to satisfy this requirement through the gross proceeds from this offering. Our Class A Common Stock will not be eligible for listing on NYSE American until we satisfy NYSE American’s initial listing requirements. We will not complete this offering unless the Shares have been approved for listing on NYSE American, and we can provide no assurance that such approval will be obtained.

Assuming our NYSE American listing application is approved, our Shares will not commence trading on NYSE American until each of the following conditions is met: we have filed a post-qualification amendment to the Offering Statement, which post-qualification amendment is qualified by the Commission; and we have filed a registration statement on Form 8-A, which Form 8-A has become effective. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the latest of the filing of the Form 8-A with the Commission, the qualification of the post-qualification amendment to the Offering Statement, and the receipt by the Commission of certifications from the national securities exchange listed on the Form 8-A. We intend to file the post-qualification amendment and request its qualification immediately prior to the closing of this Offering in order that the Form 8-A may become effective as soon as practicable. Exchange trading of our Shares on NYSE American will not commence until after the Offering has closed.

Investment Limitations if We Do Not Obtain a Listing on a National Securities Exchange

As set forth in Title IV of the JOBS Act, there would be no limit on how many Shares an investor may purchase if this offering results in a listing of our Class A Common Stock on NYSE American or other national securities exchange. However, our Class A Common Stock will not be listed on NYSE American upon the initial qualification of our Offering Statement by the SEC. Additionally, we cannot provide any assurance that our NYSE American listing application will be approved.

For individuals who are not Accredited Investors (as defined below), if we are not listed on NYSE American, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see “How to Calculate Net Worth” below). Different rules apply to Accredited Investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in this offering. The only investors in this offering exempt from this limitation, if our Class A Common Stock is not listed on NYSE American, are “accredited investors” as defined under Rule 501 of Regulation D under the Securities Act (each, an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase the Shares (please see “—How to Calculate Net Worth” below);

(iii)	You are an executive officer or general partner of the issuer or a director, executive officer or general partner of the general partner of the issuer;

(iv)	You are a holder in good standing of the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and the Licensed Investment Adviser Representative (Series 65), each as issued by FINRA;

(v)	You are a corporation, limited liability company, partnership or are an organization described in Section 501(c)(3) of the Code, a corporation or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(vi)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the U.S. Investment Advisers Act of 1940, as amended;

(vii)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an Accredited Investor;

(viii)	You are a trust with total assets in excess of $5,000,000, your purchase of the Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares;

(ix)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000;

(x)	You are a SEC or state-registered investment adviser or a federally exempt reporting adviser;

(xi)	You are a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

(xii)	You are an entity not listed above that owns “investments,” in excess of $5,000,000 and that was not formed for the specific purpose of investing in the securities offered; or

(xiii)	You are an Investor that certifies that (A) it is a “family office” as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, as amended, (i) with at least $5 million in assets under management, (ii) not formed for the specific purpose of acquiring the securities offered and (iii) whose investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment or (B) that it is a “family client” as defined in Rule 202(a)(11)(G)-1, of a family office meeting the criteria specified above.

This offering will start on or after the date that the Offering Statement is qualified by the SEC and will terminate on the Termination Date.

How to Calculate Net Worth

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase the Shares and prior to the acceptance of any funds from an investor, for so long as our Class A Common Stock is not listed on a national securities exchange, an investor in the Shares will be required to represent, to our satisfaction, that he or she is either an Accredited Investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Procedures for Subscribing

If you are interested in subscribing for Shares in this offering, please submit a request to your broker at the Lead Selling Agent and all relevant information will be delivered to you by return e-mail. Thereafter, should you decide to subscribe for Shares, you are required to follow the procedures included in the delivered information and deliver funds directly by wire, credit or debit card, or electronic funds transfer via ACH to the Escrow Account.

Right to Revoke Subscriptions

During the period of time from when you tender your complete, executed subscription agreement through 48 hours after your receipt of an e-mail from us stating the closing date of the Offering and listing date on NYSE American (such time, the “Revocation Deadline”), you may revoke your subscription for Shares by requesting such revocation in writing pursuant to the terms of the subscription agreement. Following such written request, all monies tendered will be returned to you, without interest or deduction. For the avoidance of doubt, you may not revoke or change your subscription or request your subscription funds after the Revocation Deadline.

Right to Reject Subscriptions

We will notify you as to whether we have accepted or rejected your subscription within 5 business days following our receipt of your complete, executed subscription agreement and the receipt of funds required under the subscription agreement in the Escrow Account. During such period, we have the right to review and accept or reject your subscription in whole or in part, for any reason or no reason. The Lead Selling Agent will conduct customary know-your-customer and anti-money laundering checks on investors, including background checks for financial crimes and fraud. We anticipate rejecting subscriptions if (i) such subscriptions are received after we have already received and accepted subscription agreements for the maximum offering amount or (ii) the know-your-customer and anti-money laundering checks raise concerns regarding investor suitability for participation in the offering. While we will endeavor to close this Offering as soon as feasible following the qualification by the SEC of the Offering Statement of which this Offering Circular forms a part, there may be a significant amount of time between your execution of the subscription agreement and tendering of funds and a closing of this Offering. During such time, you will be entitled to revoke your subscription as disclosed above under “—Right to Revoke Subscriptions.” We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our company’s page on the SEC’s website: www.sec.gov.

An investor will become a shareholder of the Company, and the Shares will be issued, as of the date of settlement. Settlement will not occur until a closing occurs under the Placement Agency Agreement.

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Shares subscribed for at the closing. After the Revocation Deadline, you may not revoke or change your subscription or request a return of your subscription funds.

Issuance of Shares

Upon settlement, that is, at such time as a closing occurs under the Placement Agency Agreement, we will either issue such investor’s purchased Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Shares.

Transferability of Shares

The Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

State Law Exemption and Offerings to “Qualified Purchasers”

The Shares are being offered and sold to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Shares offered hereby are offered and sold only to “qualified purchasers”.

“Qualified purchasers” include any person to whom securities are offered or sold in a Tier 2 offering pursuant to Regulation A under the Securities Act. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Regulation A. We intend to offer and sell the Shares to qualified purchasers in every state of the United States.

Indemnification

We have agreed to indemnify the Selling Agents, their affiliates and controlling persons and members of the selling group against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the Selling Agents, their affiliates and controlling persons may be required to make in respect of these liabilities.

Our Relationship with the Lead Selling Agent

The Lead Selling Agent and its affiliates are engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Lead Selling Agent and its affiliates may in the future perform various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In the ordinary course of their various business activities, R.F. Lafferty and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company.

No Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this Offering will go to the Company.

Transfer Agent and Registrar

The Company has engaged Colonial Stock Transfer Company, Inc., a registered transfer agent with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been no market for our Shares. Future sales of substantial amounts of our Shares in the public market or the perception that such sales might occur could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of Shares will be available for sale shortly after this Offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our Shares in the public market after the restrictions lapse. This may adversely affect the prevailing market price of our Shares and our ability to raise equity capital in the future.

After completion of this Offering, we will have 38,370,700 Shares issued and outstanding as described elsewhere in this Offering Circular.

All of the Shares sold in this Offering will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our “affiliates” as that term is defined in Rule 144 and except certain shares that will be subject to an applicable lock-up period. Any shares owned by our affiliates may not be resold except in compliance with Rule 144 volume limitations, manner of sale and notice requirements, pursuant to another applicable exemption from registration or pursuant to an effective registration statement.

Rule 144

Affiliate Resales of Restricted Securities

Affiliates of ours must generally comply with Rule 144 if they wish to sell any of our Shares in the public market, whether or not those shares are “restricted securities.” “Restricted securities” are any securities acquired from us or one of our affiliates in a transaction not involving a public offering. The Shares sold in this Offering are not considered to be restricted securities.

Non-Affiliate Resales of Restricted Securities

Any person or entity who is not an affiliate of ours and who has not been an affiliate of ours at any time during the three months preceding a sale is only required to comply with Rule 144 in connection with sales of restricted shares. Subject to the lock-up agreements described above, those persons may sell our Shares that they have beneficially owned for at least one year without any restrictions under Rule 144 immediately following the effective date of the Offering Statement of which this Offering Circular is a part.

Further, beginning 90 days after the effective date of the Offering Statement of which this Offering Circular is a part, a person who is not an affiliate of ours at the time such person sells our Shares, and has not been an affiliate of ours at any time during the three months preceding such sale, and who has beneficially owned such Shares for at least six (6) months but less than a year, is entitled to sell such shares so long as there is adequate current public information, as defined in Rule 144, available about us.

Resales of restricted Shares by non-affiliates are not subject to the manner of sale, volume limitation or notice filing provisions of Rule 144, described above.

Rule 701

Rule 701 generally allows a shareholder who purchased our Shares pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell such shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144.

Rule 701 also permits affiliates of ours to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this Offering Circular before selling such shares pursuant to Rule 701 and until expiration of any applicable lock-up period.

Equity Incentive Awards

We intend to file a registration statement on Form S-8 under the Securities Act after the closing of this Offering to register the Shares that are issuable pursuant to our Plan. The registration statement is expected to be filed and become effective as soon as practicable after the completion of this Offering. Accordingly, shares registered under the registration statement will be available for sale in the open market following its effective date, subject to Rule 144 volume limitations and any applicable lock-up arrangements.

MATERIAL TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our Shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any local, state, foreign, or other taxing jurisdiction.

 Material U.S. Federal Income Tax Considerations

The following discussion is a general summary of material U.S. federal income tax considerations with respect to the ownership and disposition of shares of our Shares. This summary is based on current U.S. federal income tax laws (including provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder and administrative rulings and court decisions, all in effect as of the date hereof), all of which are subject to change at any time, possibly with retroactive effect. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect owners of our Shares.

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”), as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

PROSPECTIVE HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR INDIVIDUAL SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF UNITS ARISING UNDER THE U,S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

U.S.  Tax Status of the Company

The Company is incorporated under the laws of the State of Nevada and is a U.S. domestic corporation for all purposes under the Code. Accordingly, the Company is subject to U.S. federal income taxation on its worldwide income.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of one or more of our Shares that is for U.S. federal income tax purposes one of the following:

●	an individual citizen or resident of the United States, including individuals treated as residents of the United States solely for tax purposes;

●	a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or;

●	a trust if (1) a court within the United States can exercise primary supervision over it, and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion applies only to a U.S. Holder that holds Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). Unless otherwise provided, this summary does not discuss reporting requirements. This discussion is of a general nature only and does not take into account the particular facts and circumstances, with respect to U.S. federal income tax issues, of any particular U.S. Holder. In addition, this discussion does not address any tax consequences other than U.S. federal income tax consequences, such as U.S. state and local tax consequences, U.S. estate and gift tax consequences, and non-U.S. tax consequences, and does not describe all of the U.S. federal income tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including alternative minimum tax consequences, and tax consequences to holders that are subject to special provisions under the Code, including, but not limited to, holders that:

●	are tax exempt organizations, qualified retirement plans, individual retirement accounts, or other tax deferred accounts;

●	are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies;

●	are brokers or dealers in securities or currencies or holders that are traders in securities that elect to apply a mark-to-market accounting method;

●	have a “functional currency” for U.S. federal income tax purposes that is not the U.S. dollar;

●	own Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position;

●	acquire Shares in connection with the exercise of employee share options or otherwise as compensation for services;

●	are partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such partnerships and entities);

●	are required to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement;

●	are controlled foreign corporations;

●	are passive foreign investment companies;

●	hold the Shares in connection with trade or business conducted outside of the United States or in connection with a permanent establishment or other fixed place of business outside of the United States; or

●	are former U.S. citizens or former long-term residents of the United States.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our securities, the tax treatment of a person treated as a partner for U.S. federal income tax purposes generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of our securities should consult their tax advisors.

Taxation of Distributions

If we pay distributions in cash or other property (other than certain distributions of our Share or rights to acquire our Share) to U.S. Holders of our Shares, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Shares and will be treated as described under “U.S. Holders — Sale, Taxable Exchange or Other Taxable Disposition of Our Shares” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder may constitute “qualified dividend income” that will be subject to tax at the applicable tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Sale, Taxable Exchange or Other Taxable Disposition of Our Shares

Upon a sale, taxable exchange or other taxable disposition of our Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such Shares. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Shares so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders currently will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Gain or loss on the sale, exchange or disposition of our Shares will generally be treated as U.S. source income or loss for foreign tax credit purposes.

Redemption of our Shares

In the event that we redeem any of our Shares, the transaction may, depending upon the circumstances, be treated for U.S. tax purposes in the same manner as a sale, taxable exchange or other taxable disposition, as described above, or alternatively it may be treated in whole or in part as a taxable dividend. This latter treatment applies unless the transaction meets one of four safe harbors provided in Section 302 of the Code. A redemption will be treated as a sale, taxable exchange or other taxable disposition of the Shares if (i) the redemption is in complete liquidation of the Company; (ii) the result of the disposition is a substantial reduction in the holder’s voting power and percentage of share ownership; (iii) the redemption is “not essentially equivalent to a dividend” (as when there is a meaningful reduction in the holder’s proportionate interest in the Company, taking into account voting control, earnings and liquidation rights); and (iv) the reduction qualifies as a “partial liquidation” of the Company.

In the event that a U.S. Holder redeems its Shares in the Company, the U.S. Holder should consult its own professional tax advisor as to the applicable U.S. income tax treatment.

Foreign Tax Credit Limitations

For U.S. federal income tax purposes, a U.S. Holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Complex limitations apply to the foreign tax credit, including a general limitation that the credit cannot exceed the proportionate share of a taxpayer’s U.S. federal income tax that the taxpayer’s foreign source taxable income bears to the taxpayer’s worldwide taxable income. In applying this limitation, items of income and deduction must be classified, under complex rules, as either foreign source or U.S. source. The status of the Company as a U.S. domestic corporation for U.S. federal income tax purposes will cause dividends paid by the Company to be treated as U.S. source income.

U.S. Holders are not eligible to claim a foreign tax credit or deduction in respect of foreign taxes paid or accrued by the Company.

The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisor as to the application of these rules in their particular circumstances.

Additional Tax on Passive Income

Certain U.S. Holders that are individuals, estates, or trusts (other than trusts that are exempt from tax) will be subject to a 3.8% tax on all or a portion of their “net investment income,” which includes dividends on the Shares and net gains from the disposition of the Shares.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale, taxable exchange or other taxable disposition of our Shares unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our Shares that is for U.S. federal income tax purposes not a U.S. Holder, as defined above.

The following summary does not address aspects of U.S. federal income taxation that may be relevant to a Non-U.S. Holder subject to special treatment under U.S. federal income tax laws, including, but not limited to, any of the following:

(i)	dealers in securities;

(ii)	banks and other financial institutions;

(iii)	insurance companies;

(iv)	tax-exempt organizations plans or accounts;

(v)	persons holding their Shares as part of a ‘‘hedge,’’ ‘‘straddle’’ or other risk reduction transaction; and

(vi)	controlled foreign corporations or passive foreign investment companies, as those terms are defined in the Code.

Any such Non-U.S. Holder should consult its own tax advisor with respect to an investment in the Shares.

This summary also does not address the tax consequences resulting to a holder of the Shares that is an entity treated as a pass-through entity for U.S. federal income tax purposes or any investors or equity holders in such entities. The tax treatment of an investor in such an entity will generally depend upon the status of the investor and the activities of the partnership or other pass-through entity. We urge any Non-U.S. Holder of the Shares that is a partnership or other pass-through entity for U.S. federal income tax purposes and partners, investors, members and other equity holders in such entities to consult their tax advisors about the tax consequences relating to the acquisition, ownership and disposition of the Shares.

The following discussion is a general summary of the material U.S. federal income tax consequences of the ownership and disposition of the Shares applicable to Non-U.S. Holder. This summary does not consider specific facts and circumstances that may be relevant to a particular Non-U.S. Holder’s tax position and does not consider U.S. state and local or non-U.S. tax consequences and also does not consider U.S. federal estate and gift tax considerations. Each Non-U.S. Holder should consult its own tax advisor regarding these rules.

Taxation of Distributions

If we pay distributions in cash or other property (other than certain distributions of our Shares or rights to acquire our Shares) to Non-U.S. Holders of our Shares, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the Non-U.S. Holder’s adjusted tax basis in our Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Shares and will be treated as described under “Non-U.S. Holders — Sale, Taxable Exchange or Other Taxable Disposition of Our Shares.”

Subject to the discussions below on effectively connected income, dividends paid to a Non-U.S. Holder of our Shares will be subject to U.S. federal withholding tax at a rate of 30 percent (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder generally must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30 percent (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items.

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale, Taxable Exchange or Other Taxable Disposition of Our Shares

Subject to the discussion below under “Non-U.S. Holders — Redemption of Our Shares,” a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, taxable exchange or other taxable disposition of our Shares unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our Shares constitute a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30 percent (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30 (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Shares will not be subject to U.S. federal income tax if our Shares are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, five percent or less of our Shares throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition and the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Redemption of our Shares

In the event that we redeem any of our Shares, the transaction may, depending upon the circumstances, be treated for U.S. income tax purposes in the same manner as a sale, taxable exchange or other taxable disposition, as described above, or alternatively it may be treated in whole or in part as taxable dividend. This latter treatment applies unless the transaction meets one of four safe harbors provided in Section 302 of the Code, as described above under “U.S. Holders – Redemptions of Our Shares.” In the event that the proceeds of a redemption of our Shares are treated as a dividend in whole or in part, deemed dividends may be subject to U.S. income tax and U.S. withholding tax in the manner generally applicable to dividends paid to a Non-U.S. Holder.

In the event that a Non-U.S. Holder redeems its Shares in the Company, the Non-U.S. Holder should consult its own professional tax advisor as to the applicable U.S. income tax treatment.

Information Reporting and Backup Withholding

Payments of dividends on our Shares will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Shares paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale, taxable exchange or other taxable disposition of our Shares within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our Shares conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

All Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

FATCA Withholding Taxes

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding of 30 percent on payments of dividends (including constructive dividends) on our Shares to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that provide that these withholding requirements would generally not apply to gross proceeds from sales or other dispositions of our Shares. However, there can be no assurance that final Treasury regulations will provide the same exceptions from FATCA withholding as the proposed Treasury regulations. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Similarly, dividends in respect of our Shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30 percent, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our Shares.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

The Company’s Articles of Incorporation, subject to the provisions of Nevada law, contain provisions which allow the corporation to indemnify its officers and directors against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to the Company if it is determined that such person acted in good faith and in a manner such person reasonably believed was in the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

We are being represented by Bevilacqua PLLC with respect to certain legal matters as to United States federal securities law. The validity of the Shares offered in this Offering and certain legal matters as to Nevada law will be passed upon for us by Fennemore Craig, P.C. Certain legal matters will be passed upon for the Lead Selling Agent by Sheppard, Mullin, Richter & Hampton LLP, New York, New York.

INDEPENDENT AUDITORS

BCRG Group, an independent registered public accounting firm, has audited our financial statements for the period February 3, 2026 (date of inception) through March 31, 2026, as set forth in their report thereon. We have included such financial statements in this Offering Circular in reliance on the report of such firm given on their authority as experts in accounting and auditing. BCRG Group is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission an Offering Statement on Form 1-A under the Securities Act with respect to the Shares that we are offering. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all the information set forth in the Offering Statement or the exhibits and schedules filed with the Offering Statement. For further information about us and the Shares, we refer you to the Offering Statement and the exhibits and schedules filed with the Offering Statement. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. You can read our Commission filings, including the Offering Statement, at the Commission’s website which contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the Commission. The address of the website is www.sec.gov.

Upon the consummation of this Offering, assuming that we have filed a Form 8-A, we will be required to file periodic reports and other information with the Commission pursuant to the Exchange Act. These periodic reports and other information will be available for inspection at the website of the Commission referred to above. You may access these materials free of charge as soon as reasonably practicable after they are filed electronically with, or furnished to, the Commission. We also maintain a website at https://www.naorisquantumprotocol.com/. The inclusion of our website address in this Offering Circular is an inactive textual reference only. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this Offering Circular or the Offering Statement of which this Offering Circular forms a part. Investors should not rely on any such information in deciding whether to purchase the Shares.

The Offering Statement is also available on our website at https://www.naorisquantumprotocol.com/. After the completion of this Offering, you may access these materials at the foregoing website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on the website is not a part of this Offering Circular and the inclusion of the website address in this Offering Circular is an inactive textual reference only.

We may supplement the information in this Offering Circular by filing a supplement with the SEC. You should read all the available information before investing.

Naoris Quantum Protocol Inc.

Audited Financial Statements

For the Period

February 3, 2026 (Date of Inception)

Through

March 31, 2026

200 Spectrum Center Drive, Suite 1300 Irvine, CA 92618 (714) 234-5980

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Naoris Quantum Protocol Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Naoris Quantum Protocol Inc. (the “Company”) as of March 31, 2026, the related statements of operations, shareholders’ equity, and statement of cash flows for the period from February 3, 2026 (date of inception) to March 31, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2026, and the results of its operations and its cash flow for the period February 3, 2026 (date of inception) to March 31, 2026, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or are required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

We determined that there were no critical audit matters.

/s/ BCRG Group

BCRG Group (PCAOB ID 7158)

We have served as the Company’s auditor since 2026

Irvine, CA

July 6, 2026

Naoris Quantum Protocol Inc.

Balance Sheet

As of March 31, 2026

March 31, 2026
ASSETS

Current assets:
Restricted Cash	$2,367,920
Prepaid Expenses	535,000
Total current assets	2,902,920

Noncurrent assets:
Intangible assets	50,000
Total noncurrent assets	50,000

Total assets	$2,952,920

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$639,520
Accounts payable – related party	50,000
Total current liabilities	689,520

Long-term liabilities:
SAFE liability	2,800,000
Total long-term liabilities	2,800,000

Total liabilities	3,489,520

Commitments and Contingencies

Stockholders’ equity:
Common stock, $.0001 par value; 250 million Class A shares authorized, 22 million shares issued and outstanding	2,200
Common stock, $.0001 par value; 50 million Class B shares authorized, 19.5 million issued and outstanding	1,950
Preferred stock, $.0001 par value; 50 million Preferred shares authorized, none issued and outstanding	-
Subscription receivable (contra-equity)	(4,150)
Accumulated (deficit)	(536,600)
Total stockholders’ equity (deficit)	(536,600)

Total liabilities and stockholders’ deficit	$2,952,920

The accompanying notes are an integral part of these financial statements.

Naoris Quantum Protocol Inc.

Statements of Operations

February 3, 2026 (date of inception) to March 31, 2026

February 3, 2026 (Inception) to March 31, 2026

Revenues	$-

Operating expenses:
Advertising and marketing	296,000
Professional fees	240,600
Total operating expense	536,600

Loss from operations	(536,600)

Income tax provision	-

Net loss	$(536,600)

Earnings per share:
Basic and diluted	$(.01)
Weighted average common shares outstanding – basic and diluted	41,289,474

Naoris Quantum Protocol Inc.

STATEMENTS OF STOCKHOLDERS’ EQUITY

February 3, 2026 (date of inception) to March 31, 2026

	Class A and Class B Common Stock		Subscription Receivables (Contra	Additional Paid-in	Accumulated	Total Stockholders
	Shares	Amount	Equity)	Capital	Deficit	Equity
Balance – February 3, 2026 (date of inception)	–	–	$–	$–	$–	$–
Net loss	–	–	–	–	(536,600)	(536,600)
Issuance of Class A common stock	22,000,000	2,200	–	–	–	2,200
Issuance of Class B common stock	19,500,000	1,950	–		–	1,950
Stock Subscription Receivable	–	–	(4,150)	–	–	(4,150)
Balance – March 31, 2026	41,500,000	$4,150	$(4,150)	$–	$(536,600)	$(536,600)

The accompanying notes are an integral part of these financial statements.

Naoris Quantum Protocol Inc.

Statements of Cash Flows

February 3, 2026 (date of inception) to March 31, 2026

February 3, 2026 (inception) to March 31, 2026
Cash flows from operating activities:
Net loss	$(536,600)

Adjustments to reconcile net loss to net cash used in operating activities:

Changes in operating assets and liabilities:
Prepaid Expenses	(535,000)
Accounts payable	639,520
Net cash used in operating activities	(432,080)

Cash flows from investing activities:
Net cash used in investing activities	-
Cash flows from financing activities:
Proceeds from issuance of SAFEs	2,800,000
Net cash provided by financing activities	2,800,000

Net increase (decrease) in cash	2,367,920

Cash, beginning of year	-

Restricted Cash, end of year	$2,367,920

Income Taxes Paid	$0
Interest Paid	$0

Supplemental Disclosure of Noncash Investing and Financing Activities

Description	Amount

Acquisition of intellectual property through accounts payable – related party	$50,000
Common stock issued in exchange for stock subscription receivable	$4,150

The accompanying notes are an integral part of these financial statements.

NOTE 1 – NATURE OF OPERATIONS

Naoris Quantum Protocol, Inc. (“Naoris” or the “Company”) was incorporated in the state of Nevada in February 2026 and commenced operations in the same year. The Company is headquartered in Miami, Florida. The company is a post-quantum digital trust infrastructure company that has developed a decentralized trust validation platform designed to provide continuous, verifiable digital trust for critical infrastructure and enterprise systems. The Company’s core technology, the Naoris Protocol (“Naoris Protocol”), operates as a foundational trust layer that continuously validates systems, identities, devices, and data, and is designed to be quantum secure from inception. The Naoris Protocol operates below security tools, below cloud infrastructure, and above hardware, providing a unified validation layer that enables provable trust and continuous protection across fragmented systems

The Company recognizes an evolving set of cybersecurity requirements under which infrastructure can no longer rely on implicit or static notions of trust. Advances in artificial intelligence increase the potential for sophisticated attacks that can undermine identity assertions, data provenance and assumptions about system behavior; developments in quantum computing create a plausible long-term risk to widely used cryptographic schemes; and reliance on centralized security architectures can concentrate vulnerability and amplify systemic exposure. At the same time, regulatory compliance and point-in-time attestations do not, by themselves, provide continuous assurance that systems remain trustworthy as threats and operational conditions change. Collectively, these factors are driving a shift toward architectures that emphasize ongoing verification, cryptographic adaptability and distributed resilience.

In response, the Company has developed a platform architecture intended to address these emerging requirements by enabling continuous proofing of trust properties and by reducing dependence on single, immutable cryptographic or operational assumptions. The platform is designed to support modular cryptographic substitution, layered security controls and deployment across on-premises, sovereign cloud, hybrid and air-gapped environments so that customers can retain control over keys, data and policy. While no technology can eliminate all risk, the Company’s approach seeks to provide greater long-term cryptographic agility, to limit the operational impact of future algorithmic changes, and to offer customers a means to align security posture with evolving threat models and sovereignty requirements.

The Company develops, licenses and supports a decentralized, post-quantum resilient infrastructure platform that integrates artificial intelligence, decentralized ledger technology, decentralized cybersecurity principles and NIST-standardized post-quantum cryptographic algorithms (including Dilithium-5). The platform is designed to provide trust guarantees without reliance on centralized intermediaries and includes a modular cryptographic abstraction layer (Bring Your Own Cryptography, or BYOC) that enables migration to alternative cryptographic standards, including future post-quantum algorithms, without requiring disruptive replacement of customer infrastructure or protocol hard forks. The platform is engineered for deployment across on-premises, sovereign cloud, hybrid and air-gapped environments and is intended to meet the sovereignty, security and durability requirements of government and enterprise customers.

The Company conducts its operations directly and does not have any wholly owned subsidiaries. The Company is privately held; as of March 31, 2026, outstanding equity interests were held by the Company’s founders, employees and a number of institutional and strategic investors.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The financial statements are presented on an accrued basis of accounting and include all adjustments necessary for a fair presentation.

Basis of Consolidation

The accompanying financial statements include the accounts of the Company. As of and for the period ended March 31, 2026, the Company had no subsidiaries and conducted all of its operations directly. Accordingly, no intercompany balances or transactions required elimination in these financial statements. In the event the Company forms or acquires subsidiaries in which it holds a controlling financial interest, those entities will be consolidated and all significant intercompany accounts and transactions will be eliminated in consolidation.

Advertising and Marketing

Advertising and marketing costs are expensed as incurred. Advertising and marketing expense was $296,000 for the period February 3, 2026 (date of inception) to March 31, 2026.

Segment Reporting

Operating segments are defined as components of an enterprise for which discrete financial information is available and regularly reviewed by the chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance, in accordance with ASC 280, Segment Reporting. The Company’s CODM, its Chief Executive Officer, manages the business as a single operating segment. The Company operates in one reportable segment and all of its long-lived assets are located in the United States.

Use of Estimates

The preparation of these financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are subject to inherent uncertainties, which may result in actual amounts differing from reported amounts.

Recently Adopted Accounting Pronouncements Not Yet Adopted

In December 2023, the Financial Accounting Standards Board (FASB) issued ASU 2023-09, Income Taxes (Topic 740)—Improvements to Income Tax Disclosures, or ASU 2023-09, which amends certain disclosures requirements related to income taxes. The amendments require entities on an annual basis to: (i) disclose specific categories in the rate reconciliation and (ii) provide additional information for reconciling items that meet a quantitative threshold. ASU 2023-09 is effective for annual reporting periods beginning after December 15, 2026, with early adoption permitted. The provisions of ASU 2023-09 are to be applied prospectively or retrospectively. Early adoption is permitted. The Company is currently in the process of evaluating the impact of the adoption of ASU 2023-09 on the financial statements.

In March 2025, the FASB issued ASU 2025-02, Codification Improvements—Amendments to Remove References to the Concepts Statements, to facilitate amendments to the codification that remove references to various FASB Concepts Statements. The Company is required to adopt the guidance for annual periods beginning after December 15, 2026, though early adoption is permitted. The Company does not expect the adoption of this guidance to have a material impact on its financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), and the American Institute of Certified Public Accountants, did not have, nor does management expect such pronouncements to have, a significant impact on our present or future financial statements.

Revenue Recognition

1 The Company follows Financial Accounting Standards Board (FASB), Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers. Under ASC Topic 606, revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. The amount of revenue that is recorded reflects the consideration that the company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company expects to generate revenue primarily through licensing and subscription arrangements for its post-quantum digital trust infrastructure platform, including the Naoris Protocol, together with related support and professional services. The Company did not recognize any revenue during the period ended March 31, 2026, as it had not yet commenced commercial sales of its platform.

Cash and cash equivalents

2 The Company classifies as cash and cash equivalents cash on hand, demand deposits, and highly liquid investments with original maturities of three months or less when purchased that are readily convertible to known amounts of cash and are subject to an insignificant risk of change in value. As of March 31, 2026, the Company held approximately $2.4 million on deposit at a financial institution. As discussed below under “Restricted Cash,” substantially all such funds were subject to withdrawal restrictions and were classified as restricted cash.

Restricted Cash

Restricted cash consists of funds held by a financial institution that are subject to withdrawal restrictions or verification procedures and are not available for general operating purposes. As of March 31, 2026, the Company’s cash balance was subject to withdrawal restrictions pending completion of the financial institution’s clearance and verification procedures and is therefore classified as restricted cash.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents, bank deposits, and certain receivables. The Company holds cash and cash equivalents with highly rated financial institutions. These deposits are typically in excess of insured limits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company has not experienced any significant credit losses in these accounts and does not believe the Company is exposed to any significant credit risk on these instruments.

Fair Value of Financial Instruments

The fair value of the Company’s financial instruments are the amounts that would be received in an asset sale or paid to transfer a liability in an orderly transaction between unaffiliated market participants and are recorded using a hierarchal disclosure framework based upon the level of subjectivity of the inputs used in measuring assets and liabilities. The levels are described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities.

Level 2: Observable prices that are based on inputs not quoted on active markets but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available.

This hierarchy requires the Company to use observable data when available, and to minimize the use of unobservable inputs when determining fair value. On a recurring basis, the Company measures certain financial assets and liabilities at fair value. The Company’s financial instruments consist principally of cash and cash equivalents (including restricted cash), accounts payable, accrued liabilities, accrued expenses and SAFE Liabilities and carrying value approximates fair value due to the short-term maturity of these instruments.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC Topic 740, Income Taxes (ASC 740), under which it recognizes deferred income taxes, net of valuation allowances, for net operating losses, tax credit carryforwards, and the estimated future tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company applies certain provisions of ASC 740, which includes a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit or obligation as the largest amount that is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments.

(Loss) Earnings per Share Attributable to Common Stockholders

Basic earnings per share is computed by dividing net income or loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period. The Company’s Class A and Class B common stock have identical rights to dividends and distributions and are therefore considered participating securities with equivalent economic rights for purposes of earnings per share calculations.

Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Potentially dilutive securities are excluded from the calculation of diluted earnings per share when their effect would be anti-dilutive.

For the period presented, basic and diluted earnings per share were the same because the Company incurred a net loss and all potentially dilutive securities were anti-dilutive.

NOTE 3 – PREPAID EXPENSES

Prepaid expenses consist primarily of advance payments for marketing, investor relations, conference sponsorships, and other professional services for which the related goods or services had not yet been received as of March 31, 2026.

As of March 31, 2026, prepaid expenses totaled $535,000. Management determined that these amounts represented advance payments for future economic benefits to be received after the balance sheet date. Accordingly, the costs were deferred as prepaid expenses as of March 31, 2026 and will be recognized as expense as the related goods or services are received or consumed.

NOTE 4 – INTANGIBLE ASSETS

Intangible Assets

On February 27, 2026, the Company acquired certain intellectual property (consisting of the foundational source code, protocol designs, cryptographic methods and related technical documentation underlying the Naoris Protocol) from the Company’s Chief Executive Officer for cash consideration of $50,000. Because related-party transactions are not presumed to be arm’s-length under ASC 850, the Company evaluated the substance and measurement of the transfer by obtaining contemporaneous documentation of the terms and applying fair-value concepts. This acquisition was a related-party transaction, as the intellectual property was purchased from the Company’s Chief Executive Officer. Based on this evaluation, the Company concluded that the $50,000 cash consideration paid did not exceed the fair value of the assets acquired, and the intellectual property was accordingly recorded at its cost of $50,000.

Intangible assets consist of intellectual property recorded at cost. As of March 31, 2026, intellectual property is recorded at $50,000. The Company evaluated the acquired intellectual property in accordance with ASC 350 and concluded that the asset has a finite useful life. However, because the underlying technology remains under development and is not yet ready for its intended use, amortization has not commenced as of March 31, 2026. The Company will begin amortizing the asset over its estimated useful life when the technology is substantially complete and placed into service. Until that time, the Company evaluates the asset for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. As of March 31, 2026, management did not identify any events or changes in circumstances indicating that the carrying amount of the intellectual property was not recoverable, and no impairment loss was recognized.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The Company recognizes accounts payable and accrued expenses when the obligation is incurred and the amount can be reasonably estimated. Short-term payables and accruals are recorded at their invoice amounts or management’s best estimate of the amount payable and are classified as current liabilities unless payment is not expected within one year. As of March 31, 2026, accounts payable totaled $639,520. Amounts payable to related parties are disclosed in Note 7, Related Party Transactions.

Accounts payable consisted of the following as of March 31, 2026:

Description	Amount
Legal and professional fees	$123,520
Advertising & marketing	516,000
Total	$639,520

NOTE 6 – SHAREHOLDERS’ EQUITY

Common Stock

As of March 31, 2026, the Company was authorized to issue up to 300,000,000 shares of common stock, 250,000,000 for common stock A, and 50,000,000 for common stock B. As of March 31, 2026 22,000,000 shares of Class A and 19,500,000 shares of Class B common stock were issued and outstanding.

Class A Common Stock and Class B Common Stock have identical economic rights, including rights to dividends and distributions. Holders of Class A Common Stock are entitled to one vote per share on all matters submitted to stockholders for a vote. Holders of Class B Common Stock are entitled to twenty votes per share on all matters submitted to stockholders for a vote. Accordingly, the Class B Common Stock provides its holders with enhanced voting control relative to their economic ownership interest.

Each share of Class B Common Stock is convertible into one share of Class A Common Stock at the option of the holder, subject to the terms of the Company’s Articles of Incorporation. In addition, certain transfers of Class B Common Stock result in automatic conversion into Class A Common Stock.

Preferred Stock

As of March 31, 2026, the Company was authorized to issue up to 50,000,000 shares of preferred stock. As of March 31, 2026 no shares of preferred stock were issued and outstanding. The preferred stock may be issued in one or more series, with such rights, preferences, and privileges as may be designated by the Board of Directors. These may include dividend rights, conversion rights, voting rights, redemption terms, and liquidation preferences.

As of March 31, 2026, the Company recorded a subscription receivable of $4,150 related to common stock issuances. The subscription receivable is presented as a contra-equity balance in stockholders’ equity.

NOTE 7 – RELATED PARTY TRANSACTIONS

A party is considered to be related to the Company if the party, directly or indirectly, controls, is controlled by, or is under common control with the Company, or has the ability to exercise significant influence over the Company in making financial or operating decisions. Related parties also include the Company’s principal owners, directors, executive officers, and members of their immediate families. In accordance with ASC 850, Related Party Disclosures, the Company discloses the nature of its relationships with related parties, a description of the transactions, the dollar amounts of the transactions, and amounts due to or from related parties as of the balance sheet date. Transactions with related parties are not presumed to be carried out on an arm’s-length basis.

On February 27, 2026, the Company acquired certain intellectual property consisting of source code, protocol designs, cryptographic methods, and related technical documentation underlying the Naoris Protocol from the Company’s Chief Executive Officer for a purchase price of $50,000.

The acquisition was accounted for as a related-party transaction in accordance with ASC 850, Related Party Disclosures. Management evaluated the transaction and concluded that the purchase price did not exceed the fair value of the intellectual property acquired. Accordingly, the intellectual property was recorded at its cost of $50,000.

As of March 31, 2026, the purchase price remained unpaid and was included in Accounts payable – related party on the accompanying balance sheet.

The balance due to the related party was as follows:

Description	Amount
Intellectual property payable to Chief Executive Officer	$50,000
Total related-party payable	$50,000

NOTE 8 – SIMPLE AGREEMENTS FOR FUTURE EQUITY (“SAFE”) LIABILITY

Simple Agreements for Future Equity (“SAFEs”) are financing instruments that provide investors the contractual right to receive equity securities upon the occurrence of specified future events, including a qualified equity financing, liquidity event, or dissolution event. SAFEs do not bear interest, have no stated maturity date, and generally do not provide holders with voting or dividend rights prior to conversion.

On February 20, 2026, the Company issued various SAFEs to several investors for aggregate gross proceeds of $2,800,000. Under the terms of the agreements, the SAFEs provide holders the right to receive a variable number of shares of the Company’s capital stock upon the occurrence of a future Equity Financing (a financing of at least $10,000,000), a Liquidity Event (Change of Control or Public Offering), or a Dissolution Event. The SAFEs include a 20% discount rate, no valuation cap, no most-favored-nation provision, bear no interest, and have no maturity date.

The Company evaluated the contractual terms of the SAFEs under ASC 480, Distinguishing Liabilities from Equity, and ASC 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity, and concluded that the SAFEs should be classified as liabilities. The Company determined that the SAFEs obligate the Company to deliver a variable number of shares whose value is predominantly based on a fixed monetary amount and include settlement provisions that are not solely within the Company’s control. Accordingly, the SAFEs are recorded as liabilities and subsequently measured at fair value, with changes in fair value recognized in earnings.

The following table presents a reconciliation of the beginning and ending balances of the Company’s SAFE liability, which is classified within Level 3 of the fair value hierarchy:

March 31, 2026
Balance, beginning of period — February 3, 2026	$-
Proceeds from issuance of SAFEs	2,800,000
Transaction costs expensed at issuance	-
Unrealized (gain) loss on change in fair value	-
Conversions to equity upon Qualified Financing	-
Settlements — Change of Control / Dissolution payments	-
Balance, end of period — March 31, 2026	$2,800,000

Due to the proximity between the issuance dates and March 31, 2026, and the absence of significant changes in relevant valuation assumptions during the period, management concluded that the fair value of the SAFE liability approximated the proceeds received. Accordingly, no gain or loss related to changes in the fair value of the SAFE liability was recognized during the period.

There were no transfers into or out of Level 3 during the period ended March 31, 2026. In addition, the Company had entered into approximately $1.3 million of additional SAFEs as of March 31, 2026 that had not yet been funded and, therefore, no liability had been recognized for those unfunded commitments.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company has entered into certain lease agreements for facilities that commence subsequent to the balance sheet date. Accordingly, no lease assets, lease liabilities, or lease expense have been recognized in the accompanying financial statements as of March 31, 2026. The lease terms are twelve months or less and are expected to qualify for the short-term lease exception under applicable accounting guidance upon commencement.

From time to time, the Company may become involved in claims, legal actions, and regulatory matters arising in the ordinary course of business. As of March 31, 2026, management is not aware of any pending or threatened litigation, claims, or assessments that would require accrual or disclosure in the accompanying financial statements.

MFO Crown Advisory Agreement

On March 5, 2026, the Company entered into an advisory agreement with MFO Crown Group W.L.L. pursuant to which MFO Crown Group W.L.L. agreed to provide strategic advisory services to the Company for an initial term of two years. In consideration for such services, the agreement provides for a monthly advisory retainer, contingent success-based fees for certain commercial transactions and capital introductions, and a contemplated equity award. As of March 31, 2026, no shares had been issued pursuant to the agreement.

Subsequently, on May 27, 2026, the Company entered into a revised advisory agreement with MFO Crown Group W.L.L. that modified certain compensation terms, including the contemplated equity compensation, cash retainer, and other economic provisions. Management intends for the revised agreement to replace the March 5, 2026 agreement in its entirety. No shares had been issued under either agreement as of the date the accompanying financial statements were available to be issued.

Advisory and Consulting Agreements

During March 2026, the Company entered into advisory and consulting agreements with Wesley K. Clark and NMA Partners LLC (represented by Noah Mamet) pursuant to which the advisors agreed to provide strategic, commercial, and advisory services, including strategic guidance relating to partnerships and joint ventures, introductions to potential commercial partners, customers, and investors, and advisory services relating to market positioning and transaction structuring. The agreements contemplate future compensation consisting of equity awards, contingent advisory fees for certain commercial transactions, and monthly retainers upon the occurrence of specified financing milestones. The contemplated equity awards are subject to approval by the Company’s Board of Directors and issuance pursuant to the Company’s equity incentive plan. As of March 31, 2026, no shares had been approved or issued under either agreement.

NOTE 10 – EARNINGS PER SHARE

Basic net loss per share is calculated by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is calculated by giving effect to all potentially dilutive common shares outstanding during the period unless their effect is anti-dilutive.

The Company’s Class A and Class B common stock have identical rights to dividends and distributions and are therefore considered a single class of common stock for purposes of earnings per share calculations.

The following table sets forth the computation of basic and diluted net loss per share for the period from February 3, 2026 (inception) through March 31, 2026:

February 3, 2026 (inception) to March 31, 2026
Net loss	$(536,600)
Weighted-average shares of common stock outstanding:
Basic	41,289,474
Dilutive effect of common stock equivalents arising from SAFE issuances	-
Diluted Outstanding shares	41,289,474

Basic and diluted loss per share	$(0.01)

The Company incurred a net loss during the year ended March 31, 2026. Accordingly, all potentially dilutive securities, including outstanding SAFE instruments, were excluded from diluted earnings per share because their inclusion would have been anti-dilutive. In addition, the SAFE agreements do not contain a fixed conversion price and are contingent upon future financing events, making the number of issuable shares not currently determinable.

Note 11 – Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the realization of assets and satisfaction of liabilities in the normal course of business.

The Company was incorporated in February 2026 and is in the early stages of developing its business and commercializing its technology platform. For the period from February 3, 2026 through March 31, 2026, the Company generated no revenue, incurred a net loss of $536,600, and had an accumulated deficit of $536,600 as of March 31, 2026. In addition, substantially all of the Company’s cash balance was classified as restricted cash at March 31, 2026 pending completion of bank verification procedures. As an early-stage company, the Company is dependent upon obtaining additional financing to fund its operations until it is able to generate sufficient operating cash flows.

Management evaluated whether these conditions and events raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date the financial statements are issued, in accordance with ASC 205-40, Presentation of Financial Statements—Going Concern. Management determined that these conditions initially raised substantial doubt about the Company’s ability to continue as a going concern.

In evaluating its plans, management considered that, subsequent to March 31, 2026, the Company received additional proceeds under SAFE financing agreements, a portion of the restricted cash balance was released by the Company’s bank, and management continues to pursue additional capital financing while managing operating expenditures. Based on these plans and subsequent events, management believes the Company will have sufficient liquidity to meet its obligations for at least one year from the date the financial statements are issued.

Accordingly, management concluded that its plans are probable of being effectively implemented and are probable of mitigating the conditions that initially raised substantial doubt. Therefore, substantial doubt about the Company’s ability to continue as a going concern has been alleviated.

NOTE 12 – SUBSEQUENT EVENTS

The Company follows the guidance in FASB ASC Topic 855, Subsequent Events (“ASC 855”), which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. ASC 855 sets forth (i) the period after the balance sheet date during which management of a reporting entity evaluates events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. Accordingly, the Company identified the following nonrecognized subsequent events requiring disclosure:

●	May 26, 2026 (Release of Restricted Cash) – In January 2026, the Company established a business banking account with JPMorgan Chase Bank, N.A. During the period ended March 31, 2026, the Company received approximately $2.8 million of investor funds related to SAFE financings, including wire transfers and a cashier’s check. As a result of the significant volume and size of deposits received within a short period of time, the bank placed restrictions on the account while conducting verification procedures related to certain deposits. Accordingly, the affected funds were classified as restricted cash as of March 31, 2026. Subsequent to March 31, 2026, the bank completed verification procedures related to a portion of the deposits and released approximately $1.0 million of restricted funds on May 26, 2026.

●	April 7, 2026 – July 1, 2026 (Additional SAFE Financing) – Subsequent to March 31, 2026, the Company entered into and/or received funding under additional Simple Agreements for Future Equity (“SAFEs”) from 16 investors, resulting in aggregate gross proceeds of approximately $2,185,000. These financings were completed between April 7, 2026 and July 1, 2026 under substantially the same terms as the Company’s previously issued SAFE agreements. Management evaluated these transactions in accordance with ASC 855 and concluded that they represent nonrecognized subsequent events and, accordingly, no amounts have been reflected in the accompanying March 31, 2026 financial statements.

●	April 20, 2026 (Services Agreement) – On April 20, 2026, the Company entered into a Services Agreement with Moneta Advisory Partners, LLC pursuant to which Moneta Advisory Partners agreed to provide strategic advisory, business development, marketing, and investor relations services for an initial one-year term. As consideration for these services, the agreement provides for cash compensation and contemplates future equity compensation consisting of restricted common stock issuable over time following the completion of the Company’s contemplated Regulation A offering. The agreement also includes ongoing service obligations and other contingent compensation provisions. Management evaluated the agreement under ASC 855 and concluded that it represents a nonrecognized subsequent event. Accordingly, no amounts have been recognized in the accompanying March 31, 2026 financial statements.

●	May 22, 2026 (Employment Agreement) – On May 22, 2026, the Company entered into an employment agreement with its Founding Chief Technology Officer. Under the agreement, the executive will initially provide services from India through an employer-of-record arrangement until obtaining authorization to work in the United States, after which the executive is expected to relocate to the Company’s Miami headquarters. The agreement provides for an initial annual base salary of $360,000, increasing to $540,000 following six months of U.S.-based employment. The agreement also contemplates the future grant of stock options; however, any such grant remains subject to approval by the Company’s Board of Directors and the adoption of an equity incentive plan. Management evaluated the agreement under ASC 855 and concluded that it represents a nonrecognized subsequent event. Accordingly, no amounts have been recognized in the accompanying March 31, 2026 financial statements.

●	June 1, 2026 (Director Agreement) – On June 1, 2026, the Company entered into a Director Agreement with David Holtzman, pursuant to which Mr. Holtzman was appointed Executive Chairman of the Board of Directors. The agreement provides for monthly cash compensation and contemplates the future grant of shares of the Company’s common stock. Any equity grant remains subject to approval by the Company’s Board of Directors and the adoption of an equity incentive plan. Management evaluated the agreement under ASC 855 and concluded that it represents a nonrecognized subsequent event. Accordingly, no amounts have been recognized in the accompanying March 31, 2026 financial statements.

●	June 2, 2026 (Director Agreement) – On June 2, 2026, the Company entered into a Director Agreement with Jay Heller pursuant to which Mr. Heller was appointed to serve as a member of the Company’s Board of Directors for an initial two-year term. The agreement provides for future equity compensation consisting of grants of the Company’s Class A common stock, subject to approval by the Company’s Board of Directors and the adoption of the Company’s equity incentive plan. Management evaluated the agreement under ASC 855 and concluded that it represents a nonrecognized subsequent event. Accordingly, no amounts have been recognized in the accompanying March 31, 2026 financial statements.

●	July 21, 2026 (Reverse Stock Split) – On July 21, 2026, the Company’s Board of Directors and its stockholders, with the holders of Class A Common Stock and Class B Common Stock voting together as a single class, approved a reverse stock split of the Company’s issued and outstanding Class A Common Stock and Class B Common Stock at a ratio of one-for-1.511975021, effective July 21, 2026. The reverse stock split applies equally to both classes of common stock. No fractional shares were issued; any fractional share otherwise resulting from the reverse stock split was rounded up to the nearest whole share. Management evaluated this transaction in accordance with ASC 855 and concluded that it represents a nonrecognized subsequent event; accordingly, no amounts have been recognized in the accompanying March 31, 2026 financial statements.

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

Exhibit Index

Exhibit No.	Description
1.1*	Placement Agency Agreement between the Company and R.F. Lafferty & Co., Inc.
2.1*	Articles of Incorporation of Naoris Quantum Protocol Inc. filed on February 3, 2026, currently in effect
2.2*	Bylaws of Naoris Quantum Protocol Inc., adopted February 3, 2026, currently in effect
3.1*	Form of Placement Agent Warrant Agreement
4.1*	Form of Subscription Agreement for purchase of Class A Common Stock in this Offering
4.2*	Form of Simple Agreement for Future Equity (SAFE)
6.1*	2026 Equity Incentive Plan
6.2*	Amendment No. 1 to 2026 Equity Incentive Plan, dated and effective as of July 23, 2026
6.3*	Form of Stock Option Agreement (2026 Equity Incentive Plan)
6.4*	Form of Restricted Stock Award Agreement (2026 Equity Incentive Plan)
6.5*	Form of Restricted Stock Unit Award Agreement (2026 Equity Incentive Plan)
6.6*	Form of Indemnification Agreement with Executive Officers and Directors
6.7*	Form of Lock-Up Agreement
6.8**	Intellectual Property Assignment Agreement by and between the Company and David Carvalho dated February 27, 2026
6.9*	Trademark Assignment and License-Back Agreement with NDSE Cyber Ltd
8.1**	Form of Escrow Agreement among the Company, R.F. Lafferty & Co., Inc. and Enterprise Bank & Trust
10.1*	Power of Attorney (included in signature page)
11.1*	Consent of BCRG Group
11.3*	Consent of Fennemore Craig, P.C. (included in Exhibit 12.1)
12.1*	Opinion of Fennemore Craig, P.C.
13.1**	“Testing the waters” materials
99.1**	Clawback Policy

*	Filed herewith

**	To be filed by amendment

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida, on August 4, 2026.

NAORIS QUANTUM PROTOCOL INC.

/s/ David Carvalho
David Carvalho, President and Chief Executive Officer, Founder, and Director

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature

/s/ David Carvalho
David Carvalho, President and Chief Executive Officer, and Director (principal executive officer)

Date: August 4, 2026

/s/ Magnus Fyhr
Magnus Fyhr, Chief Financial Officer, Secretary and Treasurer (principal financial officer and principal accounting officer)

Date: August 4, 2026

/s/ Youssef El Maddarsi
Youssef El Maddarsi, Executive Vice President, Chief Business Officer, Co-Founder

Date: August 4, 2026

/s/ David Holtzman
David Holtzman, Executive Chairman

Date: August 4, 2026

/s/ Ju Xu
Ju Xu, Independent Director

Date: August 4, 2026

/s/ Jay Heller
Jay Heller, Independent Director

Date: August 4, 2026

/s/ John M. Mulvaney
John M. Mulvaney, Independent Director

Date: August 4, 2026

III-2